As filed with the Securities and Exchange Commission on January 30, 2025

Registration No. 333-284277

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Enveric Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	95-4484725
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(239) 302-1707

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Tucker

Chief Executive Officer

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(239) 302-1707

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley J. Wyatt, Esq. Rasika A. Kulkarni, Esq. Dickinson Wright PLLC 1850 N. Central Avenue Suite 1400 Phoenix, AZ 85004 (734) 623-1905	Robert F. Charron Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion	Dated January 30, 2025

Enveric Biosciences, Inc.

Up to 1,204,819 Shares of Common Stock

Up to 1,204,819 Series A Warrants to Purchase Up to 1,204,819 Shares of Common Stock

Up to 1,204,819 Series B Warrants to Purchase Up to 1,204,819 Shares of Common Stock

Up to 1,204,819 Pre-Funded Warrants to Purchase Up to 1,204,819 Shares of Common Stock

Up to 3,614,457 Shares of Common Stock Underlying the Series A Warrants, Series B Warrants and Pre-Funded Warrants

Up to 84,337 Placement Agent Warrants to Purchase Up to 84,337 Shares of Common Stock

Up to 84,337 Shares of Common Stock underlying the Placement Agent Warrants

We are offering up to 1,204,819 shares of common stock, together with Series A warrants to purchase up to 1,204,819 shares of common stock, which we refer to as the “Series A warrants,” and Series B warrants to purchase up to 1,204,819 shares of common stock, which we refer to as the “Series B warrants,” pursuant to this prospectus. The assumed combined public offering price for each share of common stock, together with each Series A warrant and Series B warrant to purchase one share of common stock, is $4.15, which is equal to the last reported sale price of our common stock on the Nasdaq Capital Market on January 28, 2025. The Series A warrants and the Series B warrants are hereinafter referred to as the “warrants.” Each share of our common stock is being sold together with each Series A warrant and Series B warrant to purchase one share of common stock each. The Series A warrants will have an exercise price of $            per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the warrants (“Warrant Stockholder Approval”), provided however, if the Pricing Conditions (as defined below) are met, the Series A warrants will be exercisable upon issuance (the “Initial Exercise Date”). The Series A warrants will expire on the five-year anniversary of the Initial Exercise Date. The Series B warrants will have an exercise price of $        per share and will be exercisable beginning on the Initial Exercise Date. The Series B warrants will expire eighteen (18) months from the Initial Exercise Date. As used herein, “Pricing Conditions” means that the combined offering price per share and accompanying warrants is such that the Warrant Stockholder Approval is not required under the rules of the Nasdaq Stock Market LLC (“Nasdaq”) because either (i) the offering is an at-the-market offering under Nasdaq rules and such price equals or exceeds the sum of (a) the applicable “Minimum Price” per share under Nasdaq Rule 5635(d) plus (b) $0.125 per whole share of common stock underlying the warrants or (ii) the offering is a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying the warrants) meet the pricing requirements under Nasdaq’s rules.

We are also offering up to 1,204,819 pre-funded warrants (the “pre-funded warrants”) to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each pre-funded warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share. Each pre-funded warrant is being issued together with the same warrants described above being issued with each share of common stock. The assumed combined public offering price for each such pre-funded warrant, together with accompanying warrants will be equal to the public offering price for the common stock and accompanying warrants in this offering, minus $0.0001. Each pre-funded warrant will be exercisable upon issuance and may be exercised at any time until all of the pre-funded warrants are exercised in full. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants, pre-funded warrants and Placement Agent Warrants (as defined herein). For each pre-funded warrant sold, the number of shares of common stock sold will be reduced on a 1-for-1 basis.

There is no established public trading market for the warrants or the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for listing of the warrants or the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants and the pre-funded warrants will be limited.

This offering will terminate on February 13, 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share of common stock (or pre-funded warrant) and accompanying warrants will be fixed for the duration of this offering.

i

We have engaged H.C. Wainwright & Co., LLC (the “Placement Agent”), to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no minimum number of securities or amount of proceeds required as a condition to closing in this offering. In addition, because there is no escrow trust or similar arrangement and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. We will bear all costs associated with the offering. See “Plan of Distribution” on page 81 of this prospectus for more information regarding these arrangements.

We effected a 1-for-15 reverse stock split on January 27, 2025, which began trading on a split-adjusted basis on January 29, 2025, pursuant to which every 15 shares of our issued and outstanding common stock were reclassified as one share of common stock. No fractional shares were issued as a result of the reverse stock split. Any fractional shares that were to otherwise have resulted from the reverse stock split were rounded up to the next whole number. The reverse stock split had no impact on the par value of our common stock or the authorized number of shares of our common stock. Unless otherwise indicated, all share and per share information in this prospectus is adjusted to reflect the reverse stock split prior to any rounding of fractional shares.

Our common stock is listed on Nasdaq, under the symbol “ENVB”. The last reported sale price of our common stock on Nasdaq on January 28, 2025 was $4.15 per share. We do not intend to list the warrants or pre-funded warrants on the NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

The combined offering price per share of common stock and accompanying warrants and the combined offering price per pre-funded warrant and accompanying warrants we are offering and the exercise price and other terms of the warrants will be negotiated between us and the purchasers, in consultation with the Placement Agent based on the trading of our common stock prior to this offering, among other factors. Other factors considered in determining the offering price of the securities we are offering and the exercise price and other terms of the warrants include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. The combined offering price per share of common stock and accompanying warrants and the combined offering price per pre-funded warrant and accompanying warrants may be at a discount to the current market price of our common stock. Therefore, the recent market price used throughout this prospectus may differ substantially from the offering price.

We are a “smaller reporting company” as defined under federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Summary––Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

		Per Share and accompanying Warrants		Per Pre-Funded Warrant and accompanying Warrants		Total
Assumed public offering price	$		$		$
Placement agent fees (1)	$		$		$
Proceeds to us, before expenses (2)	$		$		$

(1)	We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds raised in this offering. We have also agreed to pay the Placement Agent a management fee equal to 1.0% of the gross proceeds raised in this offering and to reimburse the Placement Agent for its non-accountable expenses in the amount of $25,000 and for its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000, and for its clearing expenses in the amount of $15,950. In addition, we have agreed to issue to the Placement Agent, or its designees, warrants to purchase a number of shares of our common stock equal to 7.0% of the aggregate number of shares of common stock and pre-funded warrants being offered at an exercise price equal to 125% of the combined public offering price per share of common stock and accompanying warrant. We refer you to “Plan of Distribution” on page 81 of this prospectus for additional information regarding Placement Agent compensation.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. We refer you to “Plan of Distribution” on page 81 of this prospectus for additional information regarding Placement Agent compensation.

The delivery of the securities offered hereby is expected to be made on or about _____________, 2025, subject to satisfaction of certain customary closing conditions.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is__________, 2025

ii

iii

ABOUT THIS PROSPECTUS

You should carefully read this prospectus before deciding to invest in our securities.

We have not, and the Placement Agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the Placement Agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus may contain references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

1

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus. The terms the “Company”, “Enveric”, “our”, “us”, or “we” refer to Enveric Biosciences, Inc. and its subsidiaries.

Business Overview

We are a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, addiction, and other psychiatric disorders. Leveraging our unique discovery and development platform, the Psybrary™, which houses proprietary information on the use and development of existing and novel molecules for specific mental health indications, Enveric seeks to develop a robust intellectual property portfolio of novel drug candidates.

Enveric’s lead program, the EVM301 Series, and its lead drug candidate, EB-003, are intended to offer a first-in-class, new approach to the treatment of difficult-to-address mental health disorders, mediated by the promotion of neuroplasticity and without also inducing hallucinations in the patient. Previously, Enveric was developing the EVM201 Series, and its lead drug candidate EB-002 (formerly EB-373), for the treatment of neuropsychiatric disorders. The EVM201 Series comprised next generation synthetic prodrugs of the active metabolite, psilocin. Recently, Enveric out-licensed the EVM201 Series program to MycoMedica Life Sciences, who will seek to develop, manufacture, and commercialize EB-002, in exchange for certain development and milestone payments to Enveric (discussed below).

Neuroplastogens

Following our amalgamation with MagicMed completed in September 2021 (the “Amalgamation”), we have continued to pursue the development of MagicMed’s proprietary library, the Psybrary™, which we believe will help us to identify and develop the right drug candidates needed to address mental health challenges, including depression, anxiety, and addiction disorders. We synthesize novel phenylalkylamines and indolethylamines, using a mixture of chemistry and synthetic biology, resulting in the expansion of the Psybrary™, which currently includes 20 patent families with claims covering a million potential molecular structures, over one thousand of which we have so far synthesized in sufficient quantities to identify and hundreds of which we have screened for receptor binding and other relevant activities.

At this stage, we have entered into several non-binding term sheets with strategic partners to out-license certain molecules from the Psybrary™. Going forward, in order to build a pipeline of product candidates, we intend to both continue to internally develop new drug candidates with associated intellectual property and to acquire, through in-licensing, additional intellectual property from pharmaceutical and biotechnology companies and research institutions. The in-licensed assets could include both research stage and clinical stage drug candidates.

Our primary focus is to develop our lead asset EB-003 in the EVM301 Series. The development status of the product is shown in the table below:

Product Candidates	Targeted Indications	Status	Expected Next Steps
EB-003 Psychedelic-inspired drug candidate	Mental health indication	Preclinical Development	IND Filing

For more information, see section entitled “Business” beginning on page 36 of this prospectus.

2

Recent Developments

Reverse Stock Split

We effected a 1-for-15 reverse stock split on January 27, 2025, which began trading on a split-adjusted basis on January 29, 2025, pursuant to which every 15 shares of our issued and outstanding common stock were reclassified as one share of common stock. No fractional shares were issued as a result of the reverse stock split. Any fractional shares that were to otherwise have resulted from the reverse stock split were rounded up to the next whole number. The reverse stock split had no impact on the par value of our common stock or the authorized number of shares of our common stock.

NASDAQ Bid Price Deficiency and Reverse Split

On May 16, 2024, the Company received a letter from Nasdaq notifying the Company that for the prior 30 consecutive business days the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (Bid Price Rule). The deficiency letter did not result in the immediate delisting of the Company’s common stock from Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, until November 12, 2024, to regain compliance with the Bid Price Rule. On November 20, 2024, Nasdaq issued a delisting notice, indicating that the Company did not satisfy the Bid Price Rule by the compliance date and that unless the Company requested an appeal of this determination before Nasdaq’s listing qualifications panel, our common stock would be scheduled for delisting from Nasdaq and trading suspended. We appealed the determination before Nasdaq’s listing qualifications panel and on December 30, 2024, the Company received an extension until May 19, 2025, to regain compliance with Bid Price Rule.

On December 12, 2024, subject to stockholder approval, the Board approved an amendment to our certificate of incorporation to, at the discretion of the Board, effect a reverse stock split of our outstanding common stock at a ratio between 1-for-10 and 1-for-100, including shares held by the Company as treasury shares, with the exact ratio within such range to be determined by the Board at its discretion. A meeting of the stockholders was held on January 17, 2025, whereby the stockholders approved the reverse stock split. The Company effected a 1-for-15 reverse stock split on January 27, 2025, which began trading on a split-adjusted basis on January 29, 2025. Nasdaq requires that the closing bid price of the Company remain at $1.00 per share or greater for 10 consecutive business days before declaring that the Company has regained compliance with the Bid Price Rule. As of the date of this prospectus, the Company has not completed 10 consecutive business days from the reverse stock split effective date and therefore it is not in compliance with the Bid Price Rule. Even if we do regain compliance, we cannot provide any assurance that our stock price will not drop below the minimum bid price requirement under the Bid Price Rule following the completion of this offering and we will not be subject to another delisting notice from NASDAQ.

License Agreement with MycoMedica Life Sciences

On November 7, 2024, Enveric executed a licensing agreement with MycoMedica Life Sciences, PBC (“MycoMedica”), out-licensing the Company’s EVM201 program, including drug candidate EB-002. Pursuant to the terms of licensing agreement, MycoMedica will seek to develop, manufacture, and commercialize EB-002, formerly EB-373, a synthetic prodrug of the active metabolite psilocin, for the treatment of neuropsychiatric disorders such as depression. MycoMedica received an exclusive, global license to the formulations, drugs, method of use, and medical devices developed by Enveric to utilize the compound. MycoMedica assumed the responsibility for all future preclinical, clinical, and commercial development on a royalty-bearing basis for all human and animal pharmaceutical applications. As part of the license agreement, Enveric received a modest upfront payment, and if certain conditions are met, will receive development and sales milestones potentially totaling up to $62 million, plus tiered single digit royalties on all future sales. MycoMedica has the option during the license term to buyout its milestone and royalty payment obligations at a predetermined amount depending upon the stage of product development and commercialization at the time of the buyout. Further, MycoMedica has the right to purchase the licensed patents at a nominal amount upon a change of control of Enveric, although doing so does not relieve MycoMedica of any of its payment obligations. No royalties have been received to date.

License Agreement with Aries Science and Technology

On July 10, 2024, Akos Biosciences, Inc., a Delaware corporation (“Akos”), wholly-owned subsidiary of Enveric, entered into an exclusive license agreement with Aries Science and Technology, LLC (“Aries”) pursuant to which Akos granted Aries a license of Akos’s patented radiation dermatitis topical product. The license allows Aries to use the patented formulation to develop pharmaceutical or non-pharmaceutical products for treating radiation dermatitis suitable for administration to humans or animals. The license is exclusive (subject to certain exceptions contained in the Agreement), worldwide, royalty-bearing, and includes the right to sublicense. Enveric will be eligible to receive aggregate milestone payments of up to $61 million, as well as tiered royalties on future sales, if all conditions are met. Aries has the option during the license term, to purchase the rights to each licensed product (on a licensed product-by-licensed product basis) in the form of an exclusive (as to the applicable licensed product), fully paid, transferable right and license to the licensed product. No royalties have been received to date.

3

Registered Direct Offerings

Between March and May 2024, Enveric entered into a series of common stock purchase agreements (the “Purchase Agreements”) for the issuance in a registered direct offering of an aggregate of 45,780 shares of the Company’s common stock, par value $0.01 per share, to certain institutional investors. The issuance was made in exchange for the permanent and irrevocable waiver of the variable rate transaction limitation contained in certain inducement offer letters, dated December 28, 2023, between the Company and the institutional investors with respect to any existing or future agreement by the Company to effect any issuance of shares. The Company did not receive any net proceeds in connection with the offering. The offering was made to obtain a waiver of the variable rate transaction limitation as described above and further described in the Purchase Agreements so the Company could utilize its equity line of credit with Lincoln Park Capital Fund, LLC, and enter into any future agreements that involve a variable rate transaction and issue such shares thereunder.

Corporate Information

Our primary executive offices are located at 4851 Tamiami Trail N, Suite 200 Naples, FL 34103 and our telephone number is (239) 302-1707. Our website address is www.enveric.com. The information contained on, or that can be accessed through, our website is not part of this prospectus and should not be considered as part of this prospectus or in deciding whether to purchase our securities.

Psybrary and our logo are some of our trademarks used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames.

Implications of Being a Smaller Reporting Company

We are a smaller reporting company as defined in the Exchange Act, and we will remain a smaller reporting company until the fiscal year following:

●	The determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter; or

●	Our annual revenue is more than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

Smaller reporting companies are able to provide simplified executive compensation disclosure and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

Further, as a non-accelerated filer, we will not be required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Sarbanes-Oxley Act Section 404(b), and, in contrast to other reporting companies, we’ll have more time to file our annual and periodic reports.

4

THE OFFERING

Securities we are offering	Up to 1,204,819 shares of common stock and accompanying Series A warrants and Series B warrants to collectively purchase up to 2,409,638 shares of common stock, or pre-funded warrants to purchase up to 1,204,819 shares of common stock and accompanying warrants to collectively purchase shares up to 2,409,638 shares of common stock. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. For more information about risks involved in a best-efforts offering, see “Risks Related to this Offering” under the section entitled “Risk Factors” beginning on page 6.

Description of warrants	Each share of our common stock is being sold together with each Series A warrant and Series B warrant to purchase one share of common stock each. The Series A warrants will have an exercise price of $ per share and will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the Series A warrants will be exercisable upon issuance (the “Initial Exercise Date”). The Series A warrants will expire on the five-year anniversary of the Initial Exercise Date. The Series B warrants will have an exercise price of $ per share and will be exercisable beginning on the Initial Exercise Date. The Series B warrants will expire eighteen (18) months from the Initial Exercise Date. See “Description of Securities We Are Offering” for additional information.

Description of the pre-funded warrants	If the issuance of shares of our common stock to a purchaser in this offering would result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering, then such purchaser may purchase, if they so choose, in lieu of the shares of our common stock that would result in such excess ownership, a pre-funded warrant to purchase shares of our common stock for a purchase price per share of common stock subject to such pre-funded warrant equal to the per share public offering price for the common stock to be sold in this offering less $0.0001. Each pre-funded warrant will have an exercise price of $0.0001 per share, will be exercisable upon issuance and may be exercised at any time until all of the pre-funded warrants are exercised in full. Purchasers of pre-funded warrants will also receive accompanying Series A warrants and Series B warrants as if such purchasers were buying shares of our common stock in this offering. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of these pre-funded warrants.

Term of the offering	This offering will terminate on February 13, 2025 unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date.

Common stock outstanding immediately before this offering	692,580 shares

Common stock outstanding immediately after this offering	1,897,399 shares assuming no sale of any pre-funded warrants and assuming none of the warrants or placement agent warrants issued in this offering are exercised.

Lock-Up	All of our directors and executive officers have agreed, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 60 days after the closing of this offering. See “Plan of Distribution” for more information.

Use of proceeds	We currently intend to use the net proceeds from this offering for EB-003 development, working capital, and general corporate purposes. See “Use of Proceeds.”

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.

Nasdaq listing symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “ENVB.” There is no established trading market for the warrants or pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants or pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants and pre-funded warrants will be limited.

The number of shares of common stock to be outstanding after this offering is based on 692,580 shares outstanding as of January 24, 2025, and excludes:

●	1,538 shares of our common stock issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $941.55 per share;

●	49,385 shares of our common stock issuable upon vesting of restricted stock units granted, inclusive of 1,369 shares previously vested and unissued, under our equity incentive plans; and

●	56,308 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $536.70 per share and 4,667 shares of our common stock issuable upon exercise of outstanding investment options at a weighted average exercise price of $150.00 per share.

Unless otherwise indicated, all information contained in this prospectus assumes:

●	no exercise of the outstanding options, warrants, or pre-funded warrants, and no settlement of the restricted stock units described in the bullets above;

●	no exercise of the warrants or the placement agent warrants issued in this offering; and

●	no sale of pre-funded warrants in this offering.

5

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statement.” These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock and the value of the warrants could decline, and you could lose all or part of your investment. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to this Offering

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease our operations.

We have used and we intend to use the proceeds from this offering and any future offerings, product development, working capital and general corporate purposes. We will require substantial additional future capital in order to complete clinical development and commercialize EB-003, including preclinical studies, clinical trials, and filings with the FDA for approval of use and sale.

We believe that our existing cash and cash equivalents of $2.2 million as of December 31, 2024 will not be sufficient to fund our planned operations, without the issuance of additional equity for cash. Assuming that we receive net proceeds of approximately $4.28 million from this offering (assuming an offering with gross proceeds of approximately $5.0 million), we believe that the net proceeds from this offering will satisfy our capital needs for less than a year from the completion of this offering, and we will require substantial additional funding thereafter to support our product development plan. Our estimated uses of cash may deviate from our expectations based on the speed of our ability to advance product development.

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause our common stock to decline.

We will have considerable discretion in the application of the net proceeds of this offering. We intend to use the net proceeds from this offering for product development, working capital and general corporate purposes. However, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. If we do not invest or apply the net proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds” for further information on the anticipated use of proceeds.

Our common stock has often been thinly traded, so investors may be unable to sell at or near ask prices or at all if investors need to sell shares to raise money or otherwise desire to liquidate their shares.

To date, there have been many days on which limited trading of our common stock took place. Furthermore, the stock markets, including our stock, have experienced and will continue to experience price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. We cannot predict the extent to which investors’ interests will lead to an active trading market for our common stock or whether the market price of our common stock will be volatile. If there are wide fluctuations in trading volumes or the market prices are volatile, investors may have difficulty selling our common stock. We are likely to be too small to attract the interest of many brokerage firms and analysts. We cannot give investors any assurance that an active public trading market for our common stock will develop or be sustained. The market price of our common stock could be subject to wide fluctuations in response to quarterly variations in our revenues and operating expenses, announcements of new products or services by us, significant sales of our common stock, including “short” sales, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic, political, and market conditions.

If we are required to obtain Warrant Stockholder Approval, until we are able to receive such approval the warrants will not be exercisable, and if we are unable to obtain such approval the warrants will have no value.

If we are required to obtain Warrant Stockholder Approval, the warrants will not be exercisable until, and unless, we obtain the Warrant Stockholder Approval from our stockholders. While we intend to promptly seek stockholder approval, if required, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the warrants will have no value. In addition, we will incur substantial cost, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research, development, sales and marketing activities. We will need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop our drug candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

6

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

Your ownership may be diluted if additional capital stock is issued to raise capital, to finance acquisitions or in connection with strategic transactions.

We intend to seek to raise additional funds for our operations, to finance acquisitions or to develop strategic relationships by issuing equity or convertible debt securities in addition to the securities issued in this offering, which would reduce the percentage ownership of our existing stockholders. Our board of directors has the authority, without action or vote of the stockholders, to issue all or any part of our authorized but unissued shares of common or preferred stock. Our amended and restated certificate of incorporation, as amended, authorizes us to issue up to 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. Future issuances of common or preferred stock would reduce your influence over matters on which stockholders vote and would be dilutive to earnings per share. In addition, any newly issued preferred stock could have rights, preferences and privileges senior to those of the common stock. Those rights, preferences and privileges could include, among other things, the establishment of dividends that must be paid prior to declaring or paying dividends or other distributions to holders of our common stock or providing for preferential liquidation rights. These rights, preferences and privileges could negatively affect the rights of holders of our common stock, and the right to convert such preferred stock into shares of our common stock at a rate or price that would have a dilutive effect on the outstanding shares of our common stock.

There is no public market for the warrants or pre-funded warrants being offered in this offering.

There is no established public trading market for the warrants or pre-funded warrants being offered in this offering, and we do not expect one to develop. In addition, we do not intend to apply to list the warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Stock Market. Without an active market, the liquidity of the warrants and pre-funded warrants will be limited.

Holders of our warrants and pre-funded warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of our warrants and pre-funded warrants acquire shares of our common stock upon exercise of such warrants or pre-funded warrants, the holders will have no rights with respect to shares of our common stock. Upon exercise of the warrants or pre-funded warrants, holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we do not maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants and pre-funded warrants, public holders will only be able to exercise such warrants and pre-funded warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants and pre-funded warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments or net cash settle such warrants to the holders. As a result, the number of shares of common stock that holders will receive upon exercise of the warrants and pre-funded warrants will be fewer than it would have been had such holders exercised their warrants or pre-funded warrants for cash. We will do our best efforts to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of such warrants until the expiration of such warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced.

7

The warrants are speculative in nature.

The pre-funded warrants and the warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of pre-funded warrants and the warrants may acquire the common stock issuable upon exercise of such warrants at the stated exercise price per share. Moreover, following this offering, the market value of the warrants will be uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

This is a “best efforts” offering. No minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations.

We may be required to repurchase the warrants, which may prevent or deter a third party from acquiring us.

The warrants provide that in the event of a “Fundamental Transaction” (as defined in the related warrant agreement, which generally includes any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock), each warrant holder will have the right at any time prior to the consummation of the Fundamental Transaction to require us to repurchase the warrant for a purchase price in cash equal to the Black-Scholes value (as calculated under the warrant agreement) of the then remaining unexercised portion of such warrant on the date of such Fundamental Transaction, which may materially adversely affect our financial condition and/or results of operations and may prevent or deter a third party from acquiring us.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “[a] broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under FINRA “suitability rules.” FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and for retail customers determine the investment is in the customer’s “best interest” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our common stock, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell our common stock.

Risks Related to Our Business and Financial Condition

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. We will be unable to continue to operate for the foreseeable future without additional capital.

Our independent registered public accounting firm issued a report dated March 25, 2024 in connection with the audits of our consolidated financial statements for the years ended December 31, 2023 and December 31, 2022, which included an explanatory paragraph describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern including our recurring losses, cash used in operations, and need to raise additional funds to meet our obligations and sustain our operations. In addition, the notes to our financial statements for the year ended December 31, 2023, included in this registration statement of which this prospectus forms a part, contain a disclosure describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain substantial additional funding in connection with our continuing operations. Adequate additional financing may not be available to us in the necessary timeframe, in the amounts we require, on terms that are acceptable to us, or at all. If we are unable to raise additional capital our business, prospectus, financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. If we are not able to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our consolidated financial statements and/or seek protection under federal bankruptcy law, and it is likely that holders of our common stock and holders of securities convertible into our common stock will lose all of their investment. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all.

8

As such, there is uncertainty regarding our ability to maintain liquidity sufficient to operate our business effectively, which raises substantial doubt about our ability to continue as a going concern.

We are dependent on the success of our prospective product candidates, which are in early stages of development, and there can be no assurances that any such prospects will reach a particular stage in development, receive regulatory approval or be successfully commercialized.

Our success will depend on our ability to successfully develop and commercialize our prospective product candidates through our development programs. We intend to develop at least one product candidate, EB-003 by undergoing the long, costly clinical-trial process under an IND application and, eventually, obtaining FDA approval under an NDA before proceeding to market. In order to proceed with development of our pharmaceutical product candidates under the NDA pathway, we must obtain the FDA’s approval of our IND application and conduct preclinical and clinical trials in compliance with the applicable IND regulations, clinical-study protocols, and other applicable regulations and related requirements. We may never be able to develop products which are commercially viable or receive regulatory approval in the U.S. or elsewhere. There can be no assurance that the FDA or any other regulatory authority will approve of our current or future product candidates.

In the United States, the FDA regulates drugs under the Federal Food, Drug and Cosmetic Act, or “FDCA,” and implementing regulations. Drugs are also subject to other federal, state and local statutes and regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. The process required by the FDA before a new drug or biological product may be marketed in the United States generally involves the following:

●	Completion of preclinical laboratory tests, animal studies, and formulation studies according to Good Laboratory Practices and other applicable regulations;

●	Submission to the FDA of an IND application, which must become effective before human clinical trials may begin in the United States;

●	Performance of adequate and well-controlled human clinical trials according to the FDA’s current good clinical practices, or GCPs, which sufficiently demonstrate the safety and efficacy of the proposed drug or biologic for its intended uses;

●	Submission to the FDA of a New Drug Application, or an NDA, for a new drug product;

●	Satisfactory completion of an FDA inspection of the manufacturing facility or facilities where the drug or biologic is to be produced to assess compliance with the FDA’s current good manufacturing practice standards, or cGMP, to assure that the facilities, methods and controls are adequate to preserve the drug’s or biologic’s identity, strength, quality and purity;

●	Potential FDA audit of the nonclinical and clinical trial sites that generated the data in support of the NDA or biologics license application; and

●	FDA review and, potentially, approval of the NDA.

The lengthy process of seeking required approvals and the continuing need for compliance with applicable statutes and regulations require the expenditure of substantial resources. There can be no certainty that approvals will be granted.

9

We may encounter difficulties that may delay, suspend or scale back our efforts to advance additional early research programs through preclinical development and IND application filings and into clinical development.

We intend to advance early research programs through preclinical development and to file an IND application for human clinical trials evaluating the prospective product candidates in our pipeline. The preparation and submission of IND applications requires rigorous and time-consuming preclinical testing, the results of which must be sufficiently documented to establish, among other things, the toxicity, safety, manufacturing, chemistry and clinical protocol of the product candidates. We may experience unforeseen difficulties that could delay or otherwise prevent us from successfully executing our current development strategy. In addition, our ability to complete and file certain IND applications may depend on the support of our partners and the timely performance of their obligations under relevant collaboration agreements. If our relevant partners are not able to perform such obligations, or if they otherwise delay the progress, we may not be able to prepare and file the intended IND applications on a timely basis or at all. Any delay, suspension or reduction of our efforts to pursue our preclinical and IND strategy could have a material adverse effect on our business and cause our share price to decline.

Catastrophic events could have a material adverse effect on our business, including current plans for product development, as well as any currently ongoing preclinical studies and clinical trials and any future studies or other development or commercialization activities.

Our operations and business could be disrupted by natural disasters; industrial accidents; public health issues and global pandemics such as COVID 19; cybersecurity incidents; interruptions of service from utilities, transportation restrictions or disruptions, telecommunications, or IT systems providers; manufacturing equipment failures; geopolitical conflict; terrorism; or other catastrophic events.

Catastrophic events could severely impact our business, including, but not limited to, our current or future preclinical studies, clinical trials, regulatory progress, or any other development or commercialization activities, including (among others):

●	delays or difficulties in enrolling patients in clinical trials, specifically since many of the patients are considered immunocompromised;

●	delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;

●	diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

●	interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others;

●	limitations in employee resources that would otherwise be focused on the conduct of our clinical trials, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people;

●	delays in receiving approval from local regulatory authorities to initiate our planned clinical trials;

●	delays in clinical sites receiving the supplies and materials needed to conduct our clinical trials;

●	interruption in global shipping that may affect the transport of clinical trial materials, such as investigational drug product used in our clinical trials;

●	changes in local regulations as part of a response to a catastrophic event which may require us to change the ways in which our clinical trials are conducted, which may result in unexpected costs, or to discontinue the clinical trials altogether;

●	delays in necessary interactions with local regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government employees;

●	delay in the timing of interactions with the FDA due to absenteeism by federal employees or by the diversion of their efforts and attention to approval of other therapeutics or other activities related; and

●	refusal of the FDA to accept data from clinical trials in affected geographies outside the United States.

In addition, a catastrophic event could disrupt our operations due to absenteeism by infected or ill members of management or other employees, or absenteeism by members of management and other employees who elect not to come to work due to the illness affecting others in our office or laboratory facilities, or due to quarantines. A catastrophic event could also impact members of our board of directors, resulting in absenteeism from meetings of the directors or committees of directors, and making it more difficult to convene the quorums of the full board of directors or our committees needed to conduct meetings for the management of our affairs.

We have significant and increasing liquidity needs and may require additional funding.

Research and development, management and administrative expenses and cash used for operations will continue to be significant and may increase substantially in the future in connection with new and continued research and development initiatives and our pursuit of IND authorization(s) for some or all of our product candidates, as is required to initiate clinical trials in human subjects in the United States. We will need to raise additional capital to fund our operations, continue to conduct clinical trials to support potential regulatory approval of marketing applications, and to fund commercialization of our current and future product candidates.

10

The amount and timing of our future funding requirements will depend on many factors, including, but not limited to:

●	the scope, number, initiation, progress, timing, costs, design, duration, delays (if any), and results of preclinical and clinical studies for our current or future product candidates;

●	the outcome, timing and cost of regulatory reviews, approvals or other actions to meet regulatory requirements established by the FDA, and comparable foreign regulatory authorities;

●	the timing and amount of revenue generated or received, including any revenue from grants or other sources;

●	the rate of progress and cost of our clinical trials and other product development programs;

●	costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights associated with our current and future product candidates;

●	the effect of competing technological and market developments;

●	personnel, facilities and equipment requirements; and

●	the terms and timing of any additional collaborative, licensing, co-promotion or other arrangements that we may establish.

While we expect to fund our future capital requirements from financing arrangements, we cannot assure you that any such financing arrangements will be available to it on favorable terms, or at all. Even if we can raise funds from financing arrangements, the amounts raised may not be sufficient to meet our future capital requirements. Additionally, the Company does not have sufficient unreserved, authorized shares to secure an equity investment of a sufficient amount, based on the Company’s currently traded price per share, and the Company will require stockholder approval to increase the amount of authorized shares. If we are not able to raise capital, we could be required to postpone, scale back or eliminate some, or all, of our development objectives or commercialization efforts.

We depend on our current key personnel.

We have consolidated our employee base to save capital and focus on development of our lead candidate EB-303. As of the date hereof, we employ five full-time employees and one part-time employee. We are highly dependent on our current management and scientific personnel, including Joseph Tucker, Peter Facchini, and Kevin Coveney. The inability to hire or retain experienced management personnel could adversely affect our ability to execute our business plan and harm our operating results. Due to the specialized scientific and managerial nature of our business, we rely heavily on our ability to attract and retain qualified scientific, technical and managerial personnel. The competition for qualified personnel in the pharmaceutical field is intense and we may be unable to continue to attract and retain qualified personnel necessary for the development of our business or to recruit suitable replacement personnel.

There has been limited study on the effects of psychedelic- inspired drug candidates, and future clinical research studies may lead to conclusions that dispute or conflict with our understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing, and social acceptance of psychedelics.

Research relating to the medical benefits, viability, safety, efficacy, and dosing of psychedelic-inspired drug candidates remains in relatively early stages. There have been few clinical trials on the benefits of psychedelic-inspired drug candidates conducted by us or by others. Future research and clinical trials may draw opposing conclusions to statements contained in the articles, reports and studies we have relied on, or could reach different or negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing or other facts and perceptions related to psychedelic-inspired drug candidates, which could adversely affect social acceptance of such molecules and the demand for our product candidates.

Our limited resources have lead us to focus on a particular candidate. As a result, we may fail to capitalize on product candidates that may be more profitable or for which there is a greater likelihood of medical and commercial success.

As a result of our limited financial, managerial and scientific leadership resources we have focused on developing product candidates that we have identified as most likely to succeed. As such, we have elected to forego or delay for the time being the development of other candidates that may prove to have greater potential. Our resource allocation decisions may cause us to fail to capitalize on viable medical solutions, therapeutic enhancements and commercial potentials for viable markets when our spending on our current and future defined candidates with the indications specified therein may not yield any commercially viable products. Inaccurate evaluation of potential may result in relinquishment of valuable product candidate opportunity.

11

We expect to face intense competition, often from companies with greater resources and experience than us.

The pharmaceutical industry is highly competitive, with an emphasis on proprietary products and subject to rapid change. The industry continues to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than us. Some of these competitors and potential competitors have more experience than us in the development of pharmaceutical products, including validation procedures and regulatory matters. In addition, our future product candidates, if successfully developed, will compete with product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than us or our collaboration partners have. Other companies with greater resources than we may announce similar plans in the future. In addition, small or early stage companies may prove to be competitors, particularly through collaborative arrangements with large and established companies. If we are unable to compete successfully, our commercial opportunities will be reduced and our business, results of operations and financial conditions may be materially harmed. In addition, we compete with these companies in recruiting and retaining scientific personnel as well as establishing clinical trial sites and patient registration for clinical trials.

Our current and future preclinical and clinical studies may be conducted outside the United States, and the FDA may not accept data from such studies to support any NDAs we may submit after completing the applicable developmental and regulatory prerequisites.

We are conducting, or may conduct, preclinical and/or clinical studies outside the United States. To the extent we do not conduct these clinical trials in accordance under an IND application, the FDA may not accept data from such trials. Although the FDA may accept data from clinical trials conducted outside the United States that are not conducted under an IND application, the FDA’s acceptance of the data is subject to certain conditions. For example, the clinical trial must be well designed and conducted and performed by qualified investigators in accordance with ethical principles and all applicable FDA regulations. The trial population must also adequately represent the intended U.S. population, and the data must be applicable to the U.S. population and U.S. medical practice in ways that the FDA deems clinically meaningful. In general, the patient population for any clinical trials conducted outside of the United States must be representative of the population for whom we intend to market the product candidate in the United States, if approved. In addition, while these clinical trials are subject to the applicable local laws, FDA acceptance of the data will be dependent upon our ability to verify the data and our determination that the trials also complied with all applicable U.S. laws and regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state and foreign statutes and regulations requires the expenditure of substantial time and financial resources.

We cannot guarantee that the FDA will accept data from trials conducted outside of the United States. If the FDA does not accept the data from such clinical trials, we would likely result in the need for additional trials and the completion of additional regulatory steps, which would be costly and time-consuming and could delay or permanently halt our development of our product candidates.

Because the results of preclinical studies and earlier clinical trials are not necessarily predictive of future results, we may not have favorable results in our planned and future clinical trials.

Successful development of therapeutic products is highly uncertain and is dependent on numerous factors, many of which are beyond our control. Drug development involves long lead times and involves many variables of uncertainty. Product candidates that appear promising in the early phases of development may fail to reach the market for several reasons including, without limitation:

●	preclinical study results that may show the product to be less effective than desired (e.g., the study failed to meet our primary objectives) or to have harmful or problematic side effects;

●	failure to receive the necessary regulatory approvals or a delay in receiving such approvals. Among other things, such delays may be caused by slow enrollment in clinical studies, length of time to achieve study endpoints, additional time requirements for data analysis or an IND and later NDA, preparation, discussions with the FDA, an FDA request for additional preclinical or clinical data or unexpected safety or manufacturing issues;

●	manufacturing costs, pricing, or reimbursement issues or other factors that make the product not economical; and

●	the proprietary rights of others and their competing products and technologies that may prevent the product from being commercialized.

Any positive results from our preclinical testing of our prospective product candidates may not necessarily be predictive of the results from planned or future clinical trials for such product candidates. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in clinical trials after achieving positive results in preclinical and early clinical development, and we cannot be certain that we will not face similar setbacks. These setbacks have been caused by, among other things, preclinical findings while clinical trials were underway or safety or efficacy observations in clinical trials, including adverse events. Moreover, our interpretation of clinical data or our conclusions based on the preclinical in vitro and in vivo models may prove inaccurate, as preclinical and clinical data can be susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain FDA or other regulatory approvals. Similarly, undesirable side effects caused by our product candidates could cause us or regulatory authorities to limit dosage in development or interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. Restrictive label applications may include but are not limited to a Boxed Warning, Risk Evaluation and Mitigation Strategies, or REMS, or other limitations of use. Drug-related side effects during one clinical trial furthermore could affect patient recruitment or the ability of enrolled patients to complete the trial, result in potential product liability claims or our ability to ensure enrollment for future trials. Any of these occurrences may harm our business, financial condition and prospects significantly.

12

Regulatory approval is limited by the FDA to those specific indications and conditions for which clinical safety and efficacy have been demonstrated, and we may be subject to fines, penalties or injunctions if we are determined to be promoting the use of our products for unapproved or “off-label” uses.

When the FDA or comparable foreign regulatory authorities issue regulatory approval for a product candidate, the regulatory approval is limited to those specific indications for which a product is approved. If we are not able to obtain FDA approval for any desired future indications for our products and product candidates, our ability to effectively market and sell our products may be reduced and our business may be adversely affected. While physicians may choose to prescribe drugs for uses that are not described in the product’s labeling and for uses that differ from those tested in clinical studies and approved by the regulatory authorities, we are prohibited from marketing and promoting the products for indications that are not specifically approved by the FDA.

These “off-label” uses are common across medical specialties and may constitute an appropriate treatment for some patients in varied circumstances. Regulatory authorities in the United States generally do not restrict or regulate the behavior of physicians in their choice of treatment within the practice of medicine. Regulatory authorities do, however, restrict communications by pharmaceutical companies on off-label use. If the FDA determines that our promotional activities constitute promotion of an off-label use, it could request that we modify our promotional materials or subject us to regulatory or enforcement actions by other agencies, including issuance of warning letters, suspension or withdraw an approved product from the market, additional reporting requirements and/or oversight if we become subject to a corporate integrity agreement or similar agreement, any of which could significantly harm our business.

Business interruptions could delay us in the process of developing our product candidates.

Loss of our stored materials or facilities through fire, theft, or other causes could have an adverse effect on our ability to continue product development activities and to conduct our business. Even if we obtain insurance coverage to compensate us for such business interruptions, such coverage may prove insufficient to fully compensate us for the damage to our business resulting from any significant property or casualty loss.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and legal requirements.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with regulations promulgated by the FDA, SEC or Office of Inspector General of the Department of Health and Human Services, or regulations of any other applicable regulatory authority, failure to provide accurate information to the FDA or the SEC, comply with applicable manufacturing standards, other federal, state or foreign laws and regulations, report information or data accurately or disclose unauthorized activities. Employee misconduct could also involve the improper use of confidential or protected information, including information obtained in the course of clinical trials, or illegal pre-approval promotion of drug candidates, which could result in government investigations, enforcement actions and serious harm to our reputation. We have adopted a Corporate Code of Conduct and Ethics and Whistleblower Policy, but employee misconduct is not always possible to identify and deter.

The precautions we take to detect and prevent these prohibited activities may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending our Company or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

Our proprietary information, or that of our customers, suppliers and business partners, may be lost or we may suffer security breaches.

In the ordinary course of our business, we expect to collect and store sensitive data, including valuable and commercially sensitive intellectual property, clinical trial data, our proprietary business information and that of our future customers, suppliers and business partners, and personally identifiable information of our customers, clinical trial subjects and employees, patients, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions.

13

Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disrupt our operations, damage our reputation, and cause a loss of confidence in our products and our ability to conduct clinical trials, which could adversely affect our business and reputation and lead to delays in gaining regulatory approvals for our future product candidates. Although we may obtain business interruption insurance coverage in the future, our insurance might not cover all losses from any future breaches of our systems.

Failure of our information technology systems, including cybersecurity attacks or other data security incidents, could significantly disrupt the operation of our business.

Our business depends on the use of information technologies. Our ability to execute our business plan and to comply with regulators’ requirements with respect to data control and data integrity, depends, in part, on the uninterrupted performance of our information technology systems, or IT systems and the IT systems supplied by third-party service providers. Our IT systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts, natural disasters and more sophisticated and targeted cyber-related attacks that pose a risk to the security of our information systems and networks and the confidentiality, availability and integrity of data and information. A successful cybersecurity attack or other data security incident could result in the misappropriation and/or loss of confidential or personal information, create system interruptions, or deploy malicious software that attacks our systems. It is also possible that a cybersecurity attack might not be noticed for some period of time. In addition, sustained or repeated system failures or problems arising during the upgrade of any of our IT systems that interrupt our ability to generate and maintain data could adversely affect our ability to operate our business. The occurrence of a cybersecurity attack or incident could result in business interruptions from the disruption of our IT systems, or negative publicity resulting in reputational damage with our stockholders and other stakeholders and/or increased costs to prevent, respond to or mitigate cybersecurity events. In addition, the unauthorized dissemination of sensitive personal information or proprietary or confidential information could expose us or other third-parties to regulatory fines or penalties, litigation and potential liability, or otherwise harm our business.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business, prevent it from accessing critical information or expose it to liability, which could adversely affect our business and its reputation.

In the ordinary course of our business, we expect to collect and store sensitive data, including legally protected patient health information, credit card information, personally identifiable information about our employees, intellectual property, and proprietary business information. We expect to manage and maintain this data utilizing on-site systems. This data includes a wide variety of business-critical information including research and development information, commercial information and business and financial information.

The secure processing, storage, maintenance and transmission of this critical information is vital to our operations and business strategy, and we devote significant resources to protecting such information. Although we take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers, or viruses, breaches or interruptions due to employee error, malfeasance or other disruptions, or lapses in compliance with privacy and security mandates. Any such virus, breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. In the future, any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as the Health Insurance Portability and Accountability Act (HIPPA) and European Union General Data Protection Regulation, government enforcement actions and regulatory penalties. Unauthorized access, loss or dissemination could also disrupt our operations, including our ability to process samples, provide test results, share and monitor safety data, bill payors or patients, provide customer support services, conduct research and development activities, process and prepare company financial information, manage various general and administrative aspects of our business and may damage our reputation, any of which could adversely affect our business, financial condition and results of operations.

Our operating results may vary significantly in future periods.

We are in the early stages of product development and expect to focus substantial efforts for, at least, the next several years on preclinical and clinical trials and other research and development activities. We have not obtained regulatory approval for any product candidates. Our revenues, expenses and operating results are likely to fluctuate significantly in the future. We expect to incur substantial additional operating expenses over the next several years as our research, development, and preclinical and clinical study activities increase. Our financial results are unpredictable and may fluctuate, for among other reasons, due to:

●	the scope, number, progress, duration, endpoints, cost, results, and timing of our preclinical testing and clinical studies of current or potential future product candidates;

●	our ability to obtain additional funding to develop product candidates; and

●	delays in the commencement, enrollment and timing of clinical studies.

14

A high portion of our costs are predetermined on an annual basis, due in part to our significant research and development costs. Thus, small declines in revenue could disproportionately affect financial results in a quarter.

Significant ongoing costs and obligations

As a neuro-pharmaceutical drug discovery and development platform company, the Company expects to spend substantial funds on the research, development and testing of psychedelic-inspired drug candidates. In addition, the Company expects to incur significant ongoing costs and obligations related to its investment in infrastructure and growth and for regulatory compliance, which could have a material adverse impact on the Company’s results of operations, financial condition and cash flows. The Company will also require significant additional funds if it expands the scope of current plans for research and development or if it were to acquire any other assets and advance their development. It is possible that future financing will not be available or, if available, may not be on favorable terms. The availability of financing will be affected by the achievement of the Company’s corporate goals, the results of scientific and clinical research, the need and ability to obtain regulatory approvals and the state of the capital markets generally. If adequate funding is not available, the Company may be required to delay, reduce or eliminate one or more of its research and development programs, or obtain funds through corporate partners or others who may require the Company to relinquish significant rights to its psychedelic-inspired drug candidates or obtain funds on less favorable terms than the Company would otherwise accept. To the extent that external sources of capital become limited or unavailable or available on onerous terms, the Company’s intangible assets and its ability to continue its business plans may become impaired, and the Company’s assets, liabilities, business, financial condition and results of operations may be materially or adversely affected.

In addition, future changes in regulations, changes in legal status of psychedelic and/or psychedelic-inspired products, more vigorous enforcement thereof or other unanticipated events could require extensive changes to the Company’s operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Company. The Company’s efforts to grow its business may be costlier than expected.

We may rely on third parties to plan and conduct preclinical and clinical trials.

We may rely on third parties to conduct preclinical development activities and intend to partner with third parties who may conduct clinical development activities with our psychedelic-inspired drug candidates and other product candidates. Preclinical activities include “in vivo” studies providing access to specific disease models, pharmacology and toxicology studies, and assay development. Clinical development activities include trial design, regulatory submissions, clinical patient recruitment, clinical trial monitoring, clinical data management and analysis, safety monitoring and project management. If there is any dispute or disruption in its relationship with third parties, or if such third parties are unable to provide quality services in a timely manner and at a feasible cost, or if such third parties fail to meet certain development milestones, our active development programs may face delays.

Further, if any of these third parties fails to perform as we expect or if their work fails to meet regulatory requirements, the testing and eventual development of viable drug candidates could be delayed, cancelled or rendered ineffective.

Our reliance on third-party contract manufacturers.

For completion of the “in vitro” portion of the preclinical testing we intend to conduct, when only lab-grade and lab-scale drug candidate molecules are required, we intend to synthesize the required psychedelic molecules in our laboratories in Calgary or at other third-party contract research organizations (“CROs”) that provide synthetic chemistry services. We have limited control over these third-party CROs. When larger quantities and higher quality psychedelic molecules are required (e.g., for animal model testing), we intend to contract with appropriate third-party contract manufacturing organizations (“CMOs”), over which we may have limited control to, among other things, supply the active pharmaceutical ingredient (“API”) used in our drug candidates. We intend to rely on CMOs to supply APIs and formulated drug products in compliance with GMP regulations.

All applicable jurisdictions, including Health Canada, and the FDA, ensure the quality of drug candidates by carefully monitoring drug manufacturers’ compliance with GMP regulations. The GMP regulations for drug candidates contain minimum requirements for the methods, facilities and controls used in manufacturing, processing and packing of APIs and formulated a drug products. There can be no assurances that CMOs will be able to meet our timetable and requirements or carry out their contractual obligations in accordance with the applicable regulations. In addition, the API and/or formulated drug product that they supply to us may not meet our specifications and quality policies and procedures or they may not be able to supply the API and/or formulated drug product in commercial quantities. If we are unable to arrange for alternative third-party supply sources on commercially reasonable terms or in a timely manner, it may delay the development of our drug candidates and could have a material adverse effect on our business operations and financial condition.

15

Further, the failure of CMOs to operate in compliance with GMP regulations could result in, among other things, certain product liability claims in the event such failure to comply results in defective products (containing our drug candidates) that caused injury or harm. In general, our dependence upon third parties for the supply of our APIs and formulated drug products may adversely affect profit margins and our ability to develop and deliver viable drug candidates on a timely and competitive basis.

Termination or non-renewal of key licenses and agreements.

Our business is highly dependent on key licenses and agreements which expire in a short time period. Specifically, in conducting research and preclinical studies in compliance with current legislation, we substantially rely on the Facchini Drug License, which expires on December 31, 2025. Health Canada renews drug licenses annually and Dr. Facchini has held the Facchini Drug License since October 5, 1995 and it has been renewed each year without issue. Until Enveric obtains its own Dealer’s License or Section 56 Exemption necessary for its business, the termination, non-renewal or hindrance of use of the Facchini Drug License would have a material adverse effect on Enveric’s ability to develop psychedelic-inspired drug candidate, conduct research or operate its business as it currently does. This could have a material adverse impact on Enveric’s financial condition.

Negative results from clinical trials or studies of others and adverse safety events involving our drug candidates.

From time to time, studies or clinical trials on various aspects of biopharmaceutical or natural health products (“NHPs”) are conducted by academic researchers, competitors or others. The results of these studies or trials, when published, may have a significant effect on the market for the biopharmaceutical or NHP that is the subject of the study. The publication of negative results of studies or clinical trials or adverse safety events related to the psychedelic compounds similar to those used by us in the development of our psychedelic-inspired drug candidates, or the therapeutic areas in which our drug candidates compete, could adversely affect our share price and our ability to finance future development of our drug candidates, and our business and financial results could be materially and adversely affected.

Clinical trials of our drug candidates may fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or not otherwise produce positive results.

Before we or third parties (who may license or acquire our drug candidates) are able to obtain marketing approval from regulatory authorities for the sale of products containing our drug candidates, the completion of preclinical studies in animals and extensive clinical trials in humans to demonstrate the safety and efficacy of the drug candidates will be required. Clinical testing is expensive and difficult to design and implement, can take many years to complete and has uncertain outcomes. The outcome of preclinical studies and early clinical trials may not predict the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. A number of companies in the pharmaceutical, NHP and biotechnology industries have suffered significant setbacks in advanced clinical trials due to lack of efficacy or unacceptable safety profiles, notwithstanding promising results in earlier trials. We do not know whether the clinical trials that we or third parties may conduct will demonstrate adequate efficacy and safety to result in regulatory approval to market any products containing our drug candidates in any jurisdiction. A product/compound candidate may fail for safety or efficacy reasons at any stage of the testing process. A major risk we face is the possibility that none of the products containing our drug candidates will successfully gain market approval from Health Canada, the FDA or other regulatory authorities, resulting in our inability to derive any royalty-based revenue from them.

Raw materials requiring regulatory approval.

Some raw materials used by us to create biosynthesized compounds may require regulatory approval by Health Canada, the FDA or other regulatory authorities in foreign jurisdictions because the plant or fungi may contain a controlled substance. While we believe that we can acquire, or indirectly make use of, the requisite licenses to conduct our intended research and development activities, there is a risk that Health Canada, the FDA or other regulatory authorities can either reject or require further action to approve the requisite licenses which would cause delays or result in losses for us and could result in the abandonment of a specific research programs. Raw materials and supplies are generally available in quantities to meet the needs of our business. An inability to obtain raw materials or product supply could have a material adverse impact on our business, financial condition, and results of operations.

16

Possible increase in costs beyond what is currently expected as a result of regulatory review.

Health Canada, the FDA or other regulatory authorities in foreign jurisdictions have not yet determined whether our psychedelic-inspired drug candidates will be scheduled as controlled substances. Based on preclinical and/or clinical abuse liability studies, Health Canada, the FDA or other regulatory authorities may determine that our products are controlled substances and therefore, require additional regulatory controls. Such additional regulatory requirements may increase our costs and cause a delay in our operations. Further, if Health Canada, the FDA or other regulatory authorities require that we perform additional preclinical or clinical studies, or if we determine that additional preclinical or clinical studies are required for our drug candidates, our expenses would further increase beyond what is currently expected and the anticipated timing of any potential approval of our drug candidates or licensing out agreements would likely be delayed.

We have never been profitable, have no products approved for commercial sale, and have generated no reported revenue.

We have never been profitable and we do not expect to be profitable in the foreseeable future. Neither us, nor any third-party partner, have submitted any applications containing our products for approval by regulatory authorities in Canada, the United States or elsewhere. As of September 30, 2024, we had an accumulated deficit of $102,919,859 million and accumulated other comprehensive losses of $534,998. To date, we have devoted most of our financial resources to research and development, including drug discovery research, preclinical development activities, patent application filings and prosecution, and media relation efforts, as well as corporate overhead.

We generated no reportable revenues since inception through September 30, 2024, we expect to continue to incur losses for the foreseeable future, and expect these losses to increase as we continue our product development activities. If our drug candidates and other products developed do not achieve market acceptance, we may never become profitable. As a result of the foregoing, we expect to continue to experience net losses and negative cash flows for the foreseeable future. These net losses and negative cash flows have had, and will continue to have, an adverse effect on our stockholders’ equity and working capital.

Because of the numerous risks and uncertainties associated with drug development, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve profitability. In addition, our expenses could increase if we are required by the FDA, Health Canada or other regulatory authorities in foreign jurisdictions to perform preclinical studies or clinical trials in addition to those currently expected, or if there are any delays in completing our preclinical studies or the development of any of our drug candidates or other products. The amount of future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenues.

We have no commercial licensing, marketing or distribution experience and will have to invest significant resources to develop those capabilities or enter into acceptable third-party sales and marketing transactions.

We have no commercial licensing, marketing or distribution experience. To develop commercial licensing, distribution and marketing capabilities, we will have to invest significant amounts of financial and management resources, some of which will need to be committed prior to any confirmation that our drug candidates will be approved by the FDA, Health Canada or other regulatory authorities in foreign jurisdictions. Where we decide to perform commercial licensing, marketing and distribution functions itself or through third parties, we could face a number of additional risks, including that we or our third-party collaborators may not be able to build and maintain an effective marketing or sales force. If we use third parties to market and distribute any products arising from our drug candidates, we may have limited or no control over our commercial licensing, marketing and distribution activities on which our future revenues may depend.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

We may from time to time seek to enforce our intellectual property rights against infringers when we determine that a successful outcome is probable and may lead to an increase in the value of the intellectual property. If we choose to enforce our patent rights against a party, then that individual or company has the right to ask the court to rule that such patents are invalid or should not be enforced. Additionally, the validity of our patents and the patents we have licensed may be challenged if a petition for post grant proceedings such as inter-partes review and post grant review is filed within the statutorily applicable time with the United States Patent and Trademark Office or other applicable patent authority. These lawsuits and proceedings are expensive and would consume time and resources and divert the attention of managerial and scientific personnel even if we were successful in stopping the infringement of such patents.

In addition, there is a risk that the court will decide that such patents are not valid and that we do not have the right to stop the other party from using the inventions. There is also the risk that, even if the validity of such patents is upheld, the court will refuse to stop the other party on the ground that such other party’s activities do not infringe our intellectual property rights.

17

Changes in patent law and its interpretation could diminish the value of patents in general, thereby impairing our ability to protect our drug candidates.

As is the case with other NHP, biotechnology and pharmaceutical companies, our success is heavily dependent on intellectual property rights, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves technological and legal complexity, and obtaining and enforcing biopharmaceutical patents is costly, time consuming and inherently uncertain. The Supreme Court of Canada and the U.S. Supreme Court have ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the Canadian House of Representative, the Federal Court of Canada, the Canadian Intellectual Property Office, U.S. Congress, the federal courts, and the U.S. Patent and Trademark Office and international treaties entered into by these nations, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain patents or to enforce patents we may obtain in the future.

Failure to manage growth

As we advance our drug candidates through preclinical studies and early clinical development and seek business arrangements and partnerships with third parties to advance our drug candidates through later stage clinical development, we will need to increase our research and development personnel, scientific, management, and administrative headcount to manage these programs and partnerships. In addition, to meet obligations as a public company, we may need to increase our general and administrative capabilities and improve our operational and financial controls and reporting procedures. Our management, personnel and systems currently in place may not be adequate to support this future growth. In managing our growing operations, we are also subject to the risks of over-hiring and/or overcompensating our employees and over-expanding our operating infrastructure. As a result, we may be unable to manage our expenses effectively in the future, which may negatively impact our gross profit or operating expenses.

Insurance and uninsured risks

Our business is subject to a number of risks and hazards generally, including adverse preclinical trial results, accidents, labor disputes and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability.

Our insurance may not cover all the potential risks associated with our operations. We may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in our operations is not generally available on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events or any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our financial position and results of operations.

Litigation

We may become party to litigation from time to time in the ordinary course of business which could adversely affect our business. Should any litigation in which we become involved be determined against us such a decision could adversely affect our ability to continue operating and the market price for our shares and could use significant resources. Even if we are involved in litigation and win, litigation can redirect significant company resources.

Conflicts of interest

Certain of our directors and officers do not devote their full time to the affairs of the Company and certain of our directors and officers are also directors, officers and stockholders of other biotechnology and research and development companies or other public companies in general, and as a result they may find themselves in a position where their duty to another company conflicts with their duty to the Company. There is no assurance that any such conflicts will be resolved in favor of the Company. If any such conflicts are not resolved in our favor we may be adversely affected.

The psychedelic- inspired medicines industry and market are relatively new in this industry and the market may not continue to exist or grow as anticipated.

We operate our business in a relatively new industry and market. In addition to being subject to general business risks, we must continue to build brand awareness in this industry and market through significant investments in our strategy, our operational capacity, quality assurance and compliance with regulations. In addition, there is no assurance that the industry and market will continue to exist and grow as currently estimated or anticipated or function and evolve in the manner consistent with management’s expectations and assumptions. Any event or circumstance that adversely affects the psychedelic-inspired medicines industry and market could have a material adverse effect on our business, financial conditions and results of operations.

18

The psychedelic and psychedelic-inspired medicine market will face specific marketing challenges given the psychedelic products’ status as a controlled substance which resulted in past and current public perception that the products have negative health and lifestyle effects and have the potential to cause physical and social harm due to psychoactive and potentially addictive effects. Any marketing efforts by us would need to overcome this perception to build consumer confidence, brand recognition and goodwill.

The psychedelics-inspired medicines industry and market are relatively new, and the industry may not succeed in the long term.

We operate our business in a relatively new industry and market. The use of psychedelic-inspired medicines for medicinal purposes has shown promise in various studies and we believe that both regulators and the public have an increasing awareness and acceptance of this promising field. Nevertheless, psychedelics remain a controlled substance in the United States, Canada, and most other jurisdictions and their use for research and therapeutic purposes remains highly regulated and narrow in scope. There is no assurance that the industry and market will continue to grow as currently estimated or anticipated or function and evolve in the manner consistent with management’s expectations and assumptions. Any event or circumstance that adversely affects the psychedelic manufacturing and medicines industry and market could have a material adverse effect on our business, financial condition and results of operations. We have committed and expect to continue committing significant resources and capital to the development of psychedelic-inspired products for therapeutic uses. As a category of products, medical-grade psychedelics raw materials and psychedelic-derived APIs, and research into such substances, represent relatively untested offerings in the marketplace, and we cannot provide assurance that psychedelics as a category, or that our prospective psychedelic-inspired products, in particular, will achieve market acceptance. Moreover, as a relatively new industry, there are not many established players in the psychedelic-inspired medicines industry whose business model we can emulate. Similarly, there is little information about comparable companies available for potential investors to review in making a decision about whether to invest in our common shares.

Our psychedelic-inspired durg candidates may generate public controversy. Adverse publicity or public perception regarding the psychedelic-inspired APIs we intend to utilize may negatively influence our success and that of our prospective investigational therapies.

Our ability to establish and grow our business is substantially dependent on the success of the emerging market for psychedelic-inspired medicines, which will depend upon, among other matters, pronounced and rapidly changing public preferences, factors which are difficult to predict and over which we have little, if any, control. We and our clients will be highly dependent upon consumer perception of psychedelic-inspired medicines and other products.

Therapies containing controlled substances may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for any future therapeutic candidates we may develop. Opponents of these therapies may seek restrictions on marketing and withdrawal of any regulatory approvals. In addition, these opponents may seek to generate negative publicity in an effort to persuade the medical community to reject these therapies. For example, we may face media-communicated criticism directed at our clinical development program. Adverse publicity from psilocybin misuse may adversely affect the commercial success or market penetration achievable by our product candidates. Anti-psychedelic protests have historically occurred and may occur in the future and generate media coverage. Political pressures and adverse publicity could lead to delays in, and increased expenses for, and limit or restrict the introduction and marketing of any future therapeutic candidates.

The expansion of the use of psychedelic-inspired medicines in the medical industry may require new clinical research into effective medical therapies.

Research in United States and internationally regarding the medical benefits, viability, safety, efficacy, addictiveness, dosing and social acceptance of psychedelic-inspired products remains in early stages. There have been relatively few clinical trials on the benefits of such products. Although we believe that the articles, reports and studies support our beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of psychedelic-inspired products, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, psychedelic-inspired products. Given these risks, uncertainties and assumptions, readers should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated in this prospectus or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to psychedelic-inspired products, which could have a material adverse effect on the demand for our drug candidates with the potential to lead to a material adverse effect on the Company’s business, financial condition and results of operations.

19

The psychedelic-inspired medicine industry is difficult to quantify and investors will be reliant on their own estimates of the accuracy of market data.

Because the psychedelic-inspired medicine industry is in a nascent stage with uncertain boundaries, there is a lack of information about comparable companies available for potential investors to review in deciding about whether to invest in us and, few, if any, established companies whose business model we can follow or upon whose success we can build. Accordingly, investors will have to rely on their own estimates in deciding about whether to invest in us. There can be no assurance that our estimates are accurate or that the market size is sufficiently large for our business to grow as projected, which may negatively impact our financial results.

The psychedelic-inspired medicine and biotechnology industries are experiencing rapid growth and increased competition.

The psychedelic-inspired medicine and biotechnology industries are undergoing rapid growth and substantial change, which has resulted in an increase in competitors, consolidation and formation of strategic relationships. Acquisitions or other consolidating transactions could harm us in a number of ways, including, without limitation, by losing strategic partners if they are acquired by or enter into relationships with a competitor, losing customers, revenue and market share, or forcing us to expend greater resources to meet new or additional competitive threats, all of which could harm our operating results.

Additionally, the biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. We have competitors in Canada, the United States, Europe and other jurisdictions, including, without limitation, major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical and generic drug companies and universities and other research institutions. Many of our competitors have greater financial and other resources, such as larger research and development staff and more experienced marketing and manufacturing organizations than we do. Large pharmaceutical companies, in particular, have extensive experience in, and substantial capital resources for, conducting research, molecular derivative development, obtaining regulatory approvals, obtaining intellectual property protection and establishing key relationships. These companies also have significantly greater sales and marketing capabilities and experience in completing collaborative transactions in our target markets with leading companies and research institutions.

Our competitors may introduce new psychedelic-inspired medicines or develop technological advances that compete with us. We cannot predict the timing or impact of competitors introducing new psychedelic-inspired medicines or technological advances. Such competing psychedelic-inspired medicines may be safer, more effective, more effectively marketed, licensed or sold or have lower prices or superior performance features than our psychedelic-inspired drug candidates, and this could negatively impact our business and results of operations. Established pharmaceutical companies may also invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make the psychedelic-inspired drug candidates that we develop obsolete. As a result of all of these factors, our competitors may succeed in obtaining patent protection or discovering, developing and commercializing psychedelic-inspired medicines before we do or may develop psychedelic-inspired medicines that are deemed to be more effective or gain greater market acceptance than those of the Company.

Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative transactions with large, established companies. In addition, many universities and private and public research institutes may become active in the development of novel compounds. Our competitors may succeed in developing, acquiring or licensing on an exclusive basis, technologies and psychedelic-inspired medicines that are more effective or less costly than any of the psychedelic-inspired drug candidates that we are currently developing or that we may develop, which could render our psychedelic-inspired drug candidates obsolete or non-competitive. If our competitors market psychedelic-inspired medicines that are more effective, safer or less expensive or that reach the market sooner than our psychedelic-inspired drug candidates, if any, we may not achieve commercial success. In addition, because of our limited resources, it may be difficult for us to stay abreast of the rapid changes in each technology. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Technological advances or products developed by our competitors may render our technologies or psychedelic-inspired drug candidates obsolete, less competitive or not economical.

Changes in legislation, regulations and guidelines

Our operations are subject to various laws, regulations and guidelines relating to, among other things, drug research, development, marketing practices, health and safety, the conduct of operations and preclinical trials. In addition to FDA or Health Canada restrictions on the marketing of pharmaceutical products, several other types of state and federal laws have been applied to restrict certain marketing practices in the pharmaceutical and medical industries in recent years, as well as consulting or other service agreements with physicians or other potential referral sources. While to the knowledge of management, we are currently in compliance with all such laws, changes to applicable laws, regulations and guidelines may cause adverse effects to its operations. The risks to the business of the Company represented by this or similar risks are that they could significantly reduce the addressable market for our psychedelic-inspired drug candidates and could materially and adversely affect the business, financial condition and results of our operations.

20

Risks Related to Regulatory Matters

Our current and prospective product candidates, and the development thereof, are or will be subject to the various federal and state laws and regulations relating to the safety and efficacy of health products, such as drugs and medical devices.

We are in the process of developing investigational new drugs for which we intend to pursue FDA approval via the NDA process. In these product candidates synthetic molecules inspired by psychedelics, such as psilocybin, mescaline and MDMA, will be the active pharmaceutical ingredients.

In connection with our development and future commercialization (if applicable) of our prospective products, we, and each contemplated product candidate, are subject to the Federal Food Drug and Cosmetic Act (FDCA). The FDCA is intended to assure the consumer, in part, that drugs and devices are safe and effective for their intended uses and that all labeling and packaging is truthful, informative, and not deceptive. The FDCA and the U.S. Food and Drug Administration (FDA) regulations define the term “drug,” in part, by reference to its intended use, as “articles intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease” and “articles (other than food) intended to affect the structure or any function of the body of man or other animals.” The definition also includes components of drugs, such as active pharmaceutical ingredients. To be lawfully marketed in the United States, drugs must generally either receive premarket approval by FDA through the NDA process or conform to a “monograph” for a particular drug category, as established by FDA’s Over-the-Counter (OTC) Drug Review. If the FDA does not award premarket approval for our product candidates through the NDA process, this will have a material adverse effect on our business, financial condition and results of operations.

Additionally, the nature of the active ingredients we intend to utilize in our product candidates subjects us and our development and future commercialization (as applicable) activities to additional regulatory scrutiny and oversight. In connection with our development and future commercialization (if applicable) of psychedelic-inspired drug candidates, we and each contemplated drug candidate could be subject to the federal Controlled Substances Act (CSA) and the Controlled Substances Import and Export Act in the United States and analogous state and foreign laws.

There is no guarantee that any of our investigational drugs will ever be approved as medicines in any jurisdiction in which the Company operates, as there are currently no FDA-approved drugs containing the psychedelic-inspired ingredients we intend to utilize as active ingredients. And, the laws and regulations generally applicable to the industry in which the Company is involved are subject to constant evolution and may change in ways currently unforeseen. Any amendment to or replacement of existing laws or regulations, including the re-classification of the substances the Company is developing or with which it is working, which are matters beyond the Company’s control, may cause the Company’s business, financial condition, results of operations and prospects to be adversely affected or may cause the Company to incur significant costs in complying with such changes or it may be unable to comply therewith. A violation of any applicable laws and regulations of the jurisdictions in which the Company operates could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings initiated by either government entities in the jurisdictions in which the Company operates, or private citizens or criminal charges.

The psychedelic-inspired drug candidates we are developing or may develop in the future may be subject to controlled substance laws and regulations in the United States and other countries where the product will be marketed, and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations and our financial condition.

In the United States, psychedelics, such as psilocybin (and its active metabolite, psilocin), N,N-Dimethyltryptamine (“DMT”), mescaline and MDMA, are classified by the DEA as a Schedule I substances under the CSA. The DEA regulates chemical compounds as Schedule I, II, III, IV or V substances. Schedule I substances by-definition have a high potential for abuse, have no currently accepted medical use in the United States, lack accepted safety for use under medical supervision, and may not be prescribed marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II substances are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II substances is further restricted. For example, they may not be refilled without a new prescription and may have a black box warning. For any product containing active ingredients that are Schedule I controlled substances to be available for commercial marketing in the United States, the product must be scheduled by the DEA to Schedule II, III, IV or V, which requires scheduling-related legislative or administrative action, which can further delay the path to market. There can be no assurance that the DEA will make a favorable scheduling decision about our psychedelic-inspired drug candidates. Even assuming categorization as a Schedule II or lower controlled substance (i.e., Schedule III, IV or V), at the federal level, such substances would also require scheduling determinations under state laws and regulations.

21

FDA approval is also a prerequisite to commercialization, and the controlled-substance status, currently undetermined, of our psychedelic-inspired APIs may negatively impact the FDA’s decision regarding whether to approve the applicable product candidates.

During the pre-market review process, the FDA may determine that additional data is needed for one or more of our psychedelic-inspired drug candidates, either from non-clinical or clinical studies, including with respect to whether, or to what extent, the substance has abuse potential. This may introduce a delay into the approval and any potential rescheduling process.

In addition, therapeutic candidates containing controlled substances are subject to DEA regulations relating to manufacturing, storage, distribution and physician prescription procedures, including:

●	DEA registration and inspection of facilities. Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining and maintaining the necessary registrations may result in delay of the importation, manufacturing or distribution of product candidates. Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

●	State controlled-substances laws. Individual U.S. states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule product candidates. While some states automatically schedule a drug based on federal action, other states schedule drugs through rule making or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or any partners must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

●	Clinical trials. The abuse liability potential of our psychedelic-inspired drug candidates has not yet been studied. A Human Abuse Potential (HAP) study or an equivalent study may determine that, upon regulatory approval, our drug candidate will be a Schedule I controlled substance. Therefore, any future research or development activities with the approved drug may require submission of a preclinical or clinical protocols to the DEA and obtaining and maintaining a DEA license for each site that uses the approved drug. In that situation, if the DEA delays or denies the grant of a researcher registration to one or more research sites, future clinical trials could be significantly delayed, and we could lose clinical trial sites.

●	Importation. If any of our product candidates is approved and classified as a Schedule II, III or IV substance, an importer can only import it for commercial purposes if it obtains an importer registration and files an application for an import permit for each import. The DEA provides annual assessments/estimates to the International Narcotics Control Board, which guides the DEA in the amounts of controlled substances that the DEA authorizes to be imported. The failure to identify an importer or obtain the necessary import authority, including specific quantities, could affect the availability of our product candidates and have a material adverse effect on our business, results of operations and financial condition. In addition, an application for a Schedule II importer registration must be published in the Federal Register, and there is a waiting period for third-party comments to be submitted. It is always possible that adverse comments may delay the grant of an importer registration.

●	Manufacture. If, because of a Schedule II classification or voluntarily, we were to conduct manufacturing or repackaging/relabeling in the United States, our contract manufacturers would be subject to the DEA’s annual manufacturing and procurement quota requirements.

●	Distribution. If any of our product candidates is approved for marketing and scheduled under Schedule II, III or IV, we would also need to identify wholesale distributors with the appropriate DEA registrations and authority to possess and distribute or dispense such products.

22

If the psychedelic-inspired APIs and formulated drug products that we intend to utilize in the future are determined to be Schedule I controlled substances under the CSA in the United States and under similar controlled-substance legislation in other countries, any significant violations of these laws and regulations, or changes in the laws and regulations, may result in interruptions to our development activity or business continuity.

The psychedelic-inspired APIs we intend to utilize have not yet been studied in preclinical or clinical abuse liability studies and may be categorized as Schedule I controlled substances under the CSA or the state or foreign equivalent and would likely be. illegal without the requisite regulatory authorizations (e.g., to allow for the use of such substances in clinical trials under an IND and in compliance with all applicable FDA, DEA, and other regulatory requirements). Violations of any federal, state or foreign laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges and penalties, including, but not limited to, disgorgement of profits, cessation of business activities, divestiture or prison time. If such were to occur, this could have a material adverse effect on us, including on our reputation and ability to conduct business, our financial position, operating results, profitability or liquidity, the potential listing of our shares or the market price of our shares. In addition, it is difficult for us to estimate the time or resources that would be needed for the investigation or defense of any such matters or our final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial. It is also illegal to aid or abet such activities or to conspire or attempt to engage in such activities. An investor’s contribution to and involvement in such activities may result in federal civil and/or criminal prosecution, including, but not limited to, forfeiture of his, her or its entire investment, fines and/or imprisonment.

Various federal, state, provincial and local laws govern our business in any jurisdictions in which we may operate, and to which we may export our products, including laws relating to health and safety, the conduct of our operations, and the production, storage, sale and distribution of our products. Complying with these laws requires that we comply concurrently with complex federal, state, provincial and/or local laws. These laws change frequently and may be difficult to interpret and apply. To ensure our compliance with these laws, we will need to invest significant financial and managerial resources. It is impossible for us to predict the cost of such laws or the effect they may have on our future operations. A failure to comply with these laws could negatively affect our business and harm our reputation. Changes to these laws could negatively affect our competitive position and the markets in which we operate, and there is no assurance that various levels of government in the jurisdictions in which we operate will not pass legislation or regulation that adversely impacts our business.

In addition, even if we or third parties were to conduct activities in compliance with U.S. state or local laws or the laws of other countries and regions in which we conduct activities, potential enforcement proceedings could involve significant restrictions being imposed upon us or third parties, while diverting the attention of key executives. Such proceedings could have a material adverse effect on our business, revenue, operating results and financial condition as well as on our reputation and prospects, even if such proceedings conclude successfully in our favor. In the extreme case, such proceedings could ultimately involve the criminal prosecution of our key executives, the seizure of corporate assets, and consequently, our inability to continue business operations. Strict compliance with state and local laws with respect to psilocybin and psilocin does not absolve us of potential liability under U.S. federal law, the Canadian law or EU law, nor provide a defense to any proceeding which may be brought against us. Any such proceedings brought against us may adversely affect our operations and financial performance.

Our prospective products will be subject to the various federal and state laws and regulations relating to health and safety.

We are in the process of developing investigational new drugs for which we intend to pursue FDA approval via the NDA process. In connection with our development and future commercialization (if applicable) of our products, we and each contemplated product candidate are subject to the Federal Food Drug and Cosmetic Act (FDCA). The FDCA is intended to assure the consumer, in part, that drugs and devices are safe and effective for their intended uses and that all labeling and packaging is truthful, informative, and not deceptive. The FDCA and FDA regulations define the term “drug,” in part, by reference to its intended use, as “articles intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease” and “articles (other than food) intended to affect the structure or any function of the body of man or other animals.” Therefore, almost any ingested or topical or injectable product that, through its label or labeling (including internet websites, promotional pamphlets, and other marketing material), that is claimed to be beneficial for such uses will be regulated by FDA as a drug. The definition also includes components of drugs, such as active pharmaceutical ingredients. Drugs must generally either receive premarket approval by FDA through the NDA process or conform to a “monograph” for a particular drug category, as established by FDA’s Over-the-Counter (OTC) Drug Review. If the FDA does not award premarket approval for our product candidates through the NDA process, this could have a material adverse effect on our business, financial condition and results of operations.

23

Clinical trials are expensive, time-consuming, uncertain and susceptible to change, delay or termination. The results of clinical trials are open to differing interpretations.

We currently have one drug candidate that is in preclinical development for indications such as depression and anxiety. We intend to develop additional drug candidates targeting other indications, including, for example, addiction and PTSD. After completing the requisite preclinical testing, submissions to the FDA (namely IND applications), internal review board (“IRB”) review, and any other applicable obligations that must be completed before clinical testing may begin in the United States, we must conduct extensive clinical trials to demonstrate the safety and efficacy of our product candidates. Clinical testing is expensive, time consuming, and uncertain as to outcome. We cannot guarantee that any clinical trials will be conducted as planned or completed on schedule, or at all. Failures in connection with one or more clinical trials can occur at any stage of testing.

The FDA and other applicable regulatory agencies may analyze or interpret the results of clinical trials differently than us. Even if the results of our clinical trials are favorable, the clinical trials for a number of our product candidates are expected to continue for several years and may take significantly longer to complete. Events that may prevent successful or timely completion of clinical development include (without limitation):

●	delays in reaching a consensus with regulatory authorities on trial design;

●	delays in reaching agreement on acceptable terms with prospective contract research organization (“CRO”) and clinical trial sites;

●	delays in sourcing materials and research animals for preclinical testing and correlated testing windows at the appropriate CRO facilities;

●	delays in opening clinical trial sites or obtaining required IRB or independent ethics committee approval at each clinical trial site;

●	actual or perceived lack of effectiveness of any product candidate during clinical trials;

●	discovery of serious or unexpected toxicities or side effects experienced by trial participants or other safety issues, such as drug interactions, including those which cause confounding changes to the levels of other concomitant medications;

●	slower than expected rates of subject recruitment and enrollment rates in clinical trials;

●	difficulty in retaining subjects for the entire duration of applicable clinical studies (as study subjects may withdraw at any time due to adverse side effects from the therapy, insufficient efficacy, fatigue with the clinical trial process or for any other reason;

●	delays or inability in manufacturing or obtaining sufficient quantities of materials for use in clinical trials due to regulatory and manufacturing constraints;

●	inadequacy of or changes in our manufacturing process or product candidate formulation;

●	delays in obtaining regulatory authorizations, such as INDs and any others that must be obtained, maintained, and/or satisfied to commence a clinical trial, including “clinical holds” or delays requiring suspension or termination of a trial by a regulatory agency, such as the FDA, before or after a trial is commenced;

●	changes in applicable regulatory policies and regulation, including changes to requirements imposed on the extent, nature or timing of studies;

●	delays or failure in reaching agreement on acceptable terms in clinical trial contracts or protocols with prospective clinical trial sites;

●	uncertainty regarding proper dosing;

●	delay or failure to supply product for use in clinical trials which conforms to regulatory specification;

●	unfavorable results from ongoing preclinical studies and clinical trials;

●	failure of our CROs, or other third-party contractors to comply with all contractual requirements or to perform their services in a timely or acceptable manner;

●	failure by us, our employees, our CROs or their employees to comply with all applicable FDA or other regulatory requirements relating to the conduct of clinical trials;

●	scheduling conflicts with participating clinicians and clinical institutions;

●	failure to design appropriate clinical trial protocols;

●	regulatory concerns with psychedelics or psychedelic-inspired drug candidates, generally, and the potential for abuse;

●	insufficient data to support regulatory approval;

●	inability or unwillingness of medical investigators to follow our clinical protocols;

●	difficulty in maintaining contact with patients during or after treatment, which may result in incomplete data;

●	any clinical holds placed on company by regulatory agencies during review process;

●	delay or failure to supply psychedelic-inspired drug candidate for use in clinical trials due to cross-border or inter-continental shipment or customs handling and processing of controlled substances; or

●	difficulty finding clinical trials sites whose investigators possess the requisite credentials to oversee clinical trials involving a Schedule I substance, should such be required.

24

Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Certain third-parties we rely on to conduct our operations are subject to regulatory requirements.

We rely on third parties to conduct our preclinical studies and expect to use clinical studies in the future. We rely on CROs and clinical data management organizations to design, conduct, supervise and monitor our preclinical studies and clinical trials. We and our CROs are required to comply with various regulations, including GCP, which are enforced by regulatory agencies, to ensure that the health, safety and rights of patients are protected in clinical development and clinical trials, and that trial data integrity is assured. Regulatory authorities ensure compliance with these requirements through periodic inspections of trial sponsors, principal investigators and trial sites. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. If we or any of our CROs fail to comply with applicable requirements, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or other comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. Because we rely on third parties, our internal capacity to perform these functions is limited. Outsourcing these functions involves risk that third parties may not perform to our standards, may not produce results in a timely manner or may fail to perform at all.

We rely on third parties to supply the materials for, and manufacture, our research and development, and preclinical and clinical trial supplies, APIs, and formulated drug products, and we expect to continue to rely on third-party manufacturers if we receive regulatory approval for any product candidate. To the extent that we have existing, or enter into future, manufacturing arrangements with third parties, we will depend on these third parties to perform their obligations in a timely manner consistent with contractual and regulatory requirements, including those related to quality control and assurance.

Difficulty or delays in enrolling patients in clinical trials may result in delay or prevention of necessary regulatory approvals.

If we are unable to locate and enroll a sufficient number of eligible patients to participate in our clinical trials for our product candidates as required by the FDA or similar regulatory authorities outside the United States, we may not be able to initiate or conduct our trials. Our inability to enroll a sufficient number of patients for our trials would result in significant delays could require us to postpone or abandon clinical trials. Enrollment delays may result in increased development costs for our product candidates.

Any failure by us to comply with existing regulations could harm our reputation and operating results.

We are subject to extensive regulation by U.S. federal and state and foreign governments in each of the U.S., European and Canadian markets, in which we plan to sell our product candidates. We must adhere to all regulatory requirements, including FDA’s Good Laboratory Practice (“GLP”), GCP, and GMP requirements, pharmacovigilance requirements, advertising and promotion restrictions, reporting and recordkeeping requirements, and their European equivalents. If we or our suppliers fail to comply with applicable regulations, including FDA pre-or post-approval requirements, then the FDA or other foreign regulatory authorities could sanction our Company. Even if a drug is approved by the FDA or other competent authorities, regulatory authorities may impose significant restrictions on a product’s indicated uses or marketing or impose ongoing requirements for potentially costly post-marketing trials.

Any of our product candidates which may be approved in the U.S. will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, distribution, import, export, advertising, promotion, sampling, recordkeeping and submission of safety and other post-market information, including both federal and state requirements. In addition, manufacturers and manufacturers’ facilities are required to comply with extensive FDA requirements, including ensuring that quality control and manufacturing procedures conform to GMP. As such, we and our contract manufacturers (in the event contract manufacturers are appointed in the future) are subject to continual review and periodic inspections to assess compliance with GMP. Accordingly, we and others with whom we work will have to spend time, money and effort in all areas of regulatory compliance, including manufacturing, production, quality control and quality assurance. We will also be required to report certain adverse reactions and production problems, if any, to the FDA, and to comply with requirements concerning advertising and promotion for our products. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. Similar restrictions and requirements exist in the European Union and other markets where we operate.

25

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or disagrees with the promotion, marketing or labeling of the product, it may impose restrictions on that product or on us, including requiring withdrawal of the product from the market. If we fail to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may:

●	issue warning letters;

●	impose civil or criminal penalties;

●	suspend regulatory approval;

●	suspend any of our ongoing clinical trials;

●	refuse to approve pending applications or supplements to approved applications submitted by us;

●	impose restrictions on our operations, including by requiring us to enter in to a Corporate Integrity Agreement or closing our contract manufacturers’ facilities, if any; or

●	seize or detain products or require a product recall.

We may be subject to federal, state and foreign healthcare laws and regulations and implementation of or changes to such healthcare laws and regulations could adversely affect our business and results of operations.

If we successfully complete the requisite preclinical and clinical testing, make the required regulatory submissions and obtain any corresponding authorizations or licenses (as applicable), fulfill all other applicable development-related regulatory obligations, and, eventually, obtain FDA approval to market one or more of our current or future product candidates in the United States, we may be subject to certain healthcare laws and regulations. In both the U.S. and certain foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system in ways that could impact our ability to sell our future product candidates. If we are found to be in violation of any of these laws or any other federal, state or foreign regulations, we may be subject to administrative, civil and/or criminal penalties, damages, fines, individual imprisonment, exclusion from federal health care programs and the restructuring of our operations. Any of these could have a material adverse effect on our business and financial results. Since many of these laws have not been fully interpreted by the courts, there is an increased risk that we may be found in violation of one or more of their provisions. Any action against us for violation of these laws, even if we are ultimately successful in our defense, will cause us to incur significant legal expenses and divert our management’s attention away from the operation of our business. In addition, in many foreign countries, particularly the countries of the European Union, the pricing of prescription drugs is subject to government control.

In some foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, some European Union jurisdictions operate positive and negative list systems under which products may only be marketed once a reimbursement price has been agreed. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost effectiveness of a particular product candidate to currently available therapies. Other member states allow companies to fix their own prices for medicines but monitor and control company profits. Such differences in national pricing regimes may create price differentials between European Union member states. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our products.

Historically, products launched in the European Union do not follow price structures of the U.S.. In the European Union, the downward pressure on healthcare costs in general, particularly prescription medicines, has become intense. As a result, barriers to entry of new products are becoming increasingly high and patients are unlikely to use a drug product that is not reimbursed by their government.

We may face competition from lower-priced products in foreign countries that have placed price controls on pharmaceutical products. In addition, the importation of foreign products may compete with any future product that we may market, which could negatively impact our profitability.

An expansion in the government’s role in the U.S. healthcare industry may cause general downward pressure on the prices of prescription drug products, lower reimbursements or any other product for which we obtain regulatory approval, reduce product utilization and adversely affect our business and results of operations. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of such cost containment measures and other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize any of our future product candidates for which we may receive regulatory approval.

26

There is a high rate of failure for drug candidates proceeding through clinical trials.

We have no products on the market. None of our prospective products or investigational drug candidates have ever been tested in a human subject. Our ability to achieve and sustain profitability with respect to our product candidates depends on obtaining regulatory approvals for and, if approved, successfully commercializing our product candidates, either alone or with third parties. Before obtaining regulatory approval for the commercial distribution of our product candidates, we or an existing or future collaborator must conduct extensive preclinical tests and clinical trials to demonstrate the safety, purity and potency of our product candidates.

Generally, there is a high rate of failure for drug candidates proceeding through clinical trials. We may suffer significant setbacks in our clinical trials similar to the experience of a number of other companies in the pharmaceutical and biotechnology industries, even after receiving promising results in earlier trials. Further, even if we view the results of a clinical trial to be positive, the FDA or other regulatory authorities may disagree with our interpretation of the data. In the event that we obtain negative results from clinical trials for product candidates or other problems related to potential chemistry, manufacturing and control issues or other hurdles occur and our future product candidates are not approved, we may not be able to generate sufficient revenue or obtain financing to continue our operations, our ability to execute on our current business plan may be materially impaired, and our reputation in the industry and in the investment community might be significantly damaged. In addition, our inability to properly design, commence and complete clinical trials may negatively impact the timing and results of our clinical trials and ability to seek approvals for our drug candidates.

The testing, marketing and manufacturing of any new drug product for use in the United States will require approval from the FDA. We cannot predict with any certainty the amount of time necessary to obtain such FDA approval and whether any such approval will ultimately be granted. Preclinical and clinical trials may reveal that one or more products are ineffective or unsafe, in which event further development of such products could be seriously delayed or terminated. Moreover, obtaining approval for certain products may require testing on human subjects of substances whose effects on humans are not fully understood or documented. Delays in obtaining FDA or any other necessary regulatory approvals of any proposed drug and failure to receive such approvals would have an adverse effect on the drug’s potential commercial success and on our business, prospects, financial condition and results of operations. In addition, it is possible that a proposed drug may be found to be ineffective or unsafe due to conditions or facts that arise after development has been completed and regulatory approvals have been obtained. In this event, we may be required to withdraw such proposed drug from the market. To the extent that our success will depend on any regulatory approvals from government authorities outside of the United States that perform roles similar to that of the FDA, uncertainties similar to those stated above will also exist.

Serious adverse events or other safety risks could require us to abandon development and preclude, delay or limit approval of our prospective products or current or future product candidates, limit the scope of any approved label or market acceptance, or cause the recall or loss of marketing approval of products that are already marketed.

If any of our prospective products or current or future product candidates, prior to or after any approval for commercial sale, cause serious or unexpected side effects, or are associated with other safety risks such as misuse, abuse or diversion, a number of potentially significant negative consequences could result, including:

●	regulatory authorities may interrupt, delay or halt clinical trials;

●	regulatory authorities may deny regulatory approval of our future product candidates;

●	regulatory authorities may require certain labeling statements, such as warnings or contraindications or limitations on the indications for use, and/or impose restrictions on distribution in the form of a Risk Evaluation and Mitigation Strategy (“REMS”) in connection with approval or post-approval;

●	regulatory authorities may withdraw their approval, require more onerous labeling statements, impose a more restrictive REMS, or require it to recall any product that is approved;

●	we may be required to change the way the product is administered or conduct additional clinical trials;

●	our relationships with our collaboration partners may suffer;

●	we could be sued and held liable for harm caused to patients; or

●	our reputation may suffer. The reputational risk is heightened with respect to those of our future product candidates that are being developed for pediatric indications.

We may voluntarily suspend or terminate our clinical trials if at any time we believe that the product candidates present an unacceptable risk to participants, or if preliminary data demonstrates that our future product candidates are unlikely to receive regulatory approval or unlikely to be successfully commercialized.

After completing preclinical testing and obtaining the requisite regulatory authorizations, as applicable, we may voluntarily suspend or terminate our clinical trials for any number of reasons, including if we believe that a product’s use, or a person’s exposure to it, may cause adverse health consequences or death. In addition, regulatory agencies, IRBs or data safety monitoring boards may at any time recommend the temporary or permanent discontinuation of our clinical trials or request that we cease using investigators in the clinical trials if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements, or that they present an unacceptable safety risk to participants. Although we have never been asked by a regulatory agency, IRB or data safety monitoring board to temporarily or permanently discontinue a clinical trial, if we elect or are forced to suspend or terminate a clinical trial of any of our future product candidates, the commercial prospects for that product will be harmed and our ability to generate product revenue from that product may be delayed or eliminated. Furthermore, any of these events may result in labeling statements such as warnings or contraindications.

27

In addition, such events or labeling could prevent us or our partners from achieving or maintaining market acceptance of the affected product and could substantially increase the costs of commercializing our future product candidates and impair our ability to generate revenue from the commercialization of these products either by us or by our collaboration partners.

Regulatory risks related to psychedelic-inspired drug candidates

Successful execution of our strategy is contingent, in part, upon compliance with regulatory requirements from time to time enacted by governmental authorities and obtaining all regulatory approvals, where necessary, for the development of our psychedelic-inspired drug candidates. The abuse liability potential of our psychedelic-inspired drug candidates has not yet been studied in preclinical or clinical studies. Therefore, Health Canada or the FDA have not yet determined whether our psychedelic-inspired drug candidates will be scheduled as controlled substances. Based on the studies Health Canada or the FDA or other regulatory authorities may determine that our psychedelic-inspired drug candidates are controlled substances and therefore, would require classification as a controlled substance with all the requisite controls.

Further, we may not be able to predict the time required to secure all appropriate regulatory approvals for our psychedelic-inspired drug candidates, or the extent of testing and documentation that may, from time to time, be required by governmental authorities. The impact of compliance regimes, any delays in obtaining, or failure to obtain regulatory approvals may significantly delay or impact the development of markets, our business and psychedelic-inspired drug candidates, and licensing initiatives and could have a material adverse effect on the business, financial condition and operating results of the Company.

We will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may result in additional costs for corrective measures, penalties or result in restrictions on our operations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, financial condition and operating results of the Company.

Our management will be required to devote a substantial time to comply with public company regulations.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act as well as rules implemented by the SEC and Nasdaq, impose various requirements on public companies, including those related to corporate governance practices. Our management and other personnel must devote a substantial amount of time to these requirements. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time consuming and costly.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our compliance with these requirements will require that we incur substantial accounting and related expenses and expend significant management efforts. We have engaged third-party consultants to help satisfy the ongoing requirements of Section 404 of the Sarbanes-Oxley Act. The costs of this outsourcing may be material and there can be no assurance that such staff will be immediately available to us. Moreover, if we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if we identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, investors could lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities, which could require additional financial and management resources.

28

We have identified a material weakness in our internal control over financial reporting. If we are unable to remediate the material weakness, or if we experience additional material weaknesses in the future, our business may be harmed.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting and for evaluating and reporting on the effectiveness of our system of internal control. Internal control over financial reporting is a process used to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of our financial statements for external purposes in accordance with generally accepted accounting principles in the United States. As a public company, we are required to comply with the Sarbanes-Oxley Act and other rules that govern public companies. In particular, we are required to certify our compliance with Section 404 of the Sarbanes-Oxley Act, which requires us to furnish annually a report by management on the effectiveness of our internal control over financial reporting.

Our management performed an assessment of the Company’s significant processes and key controls. Based on this assessment, management concluded that our internal control over financial reporting was not effective as of December 31, 2023 and September 30, 2024 due to the material weakness related to segregation of duties. As of December 31, 2023 and September 30, 2024, there were control deficiencies which constituted a material weakness in our internal control over financial reporting. Management has taken, and is taking steps to strengthen our internal control over financial reporting: we have conducted evaluation of the material weakness to determine the appropriate remedy and have established procedures for documenting disclosures and disclosure controls.

Due to the small size of our Company, we do not maintain sufficient segregation of duties to ensure the processing, review and authorization of all transactions including non-routine transactions. While we have taken certain actions to address the material weaknesses identified, additional measures including engaging third-party consultants may be necessary as we work to improve the overall effectiveness of our internal controls over financial reporting.

Remediation efforts place a significant burden on management and add increased pressure to our financial resources and processes. If we are unable to successfully remediate our existing material weakness or any additional material weaknesses in our internal control over financial reporting that may be identified in the future in a timely manner, the accuracy and timing of our financial reporting may be adversely affected; our liquidity, our access to capital markets, the perceptions of our creditworthiness may be adversely affected; we may be unable to maintain or regain compliance with applicable securities laws, the listing requirements of the Nasdaq Stock Market; we may be subject to regulatory investigations and penalties; investors may lose confidence in our financial reporting; our reputation may be harmed; and our stock price may decline.

Tax risk

We are subject to various taxes in either the United States, Canada and Australia, or all three, including, without limitation, the following: income taxes, payroll taxes, workers compensation, goods and services tax, sales tax, and land transfer tax. Our tax filings will be subject to audit by various taxation authorities. While we intend to base its tax filings and compliance on the advice of our tax advisors, there can be no assurance that our tax filing positions will never be challenged by a relevant taxation authority resulting in a greater than anticipated tax liability.

Risks Related to Our Intellectual Property

We may not be able to adequately protect or enforce our intellectual property rights, which could harm our competitive position.

Our success will depend, in part, on our ability to obtain and maintain additional patents, protect our trade secrets and operate without infringing on the proprietary rights of others. We rely upon a combination of patents, trade secret protection (i.e., know-how), and confidentiality agreements to protect the intellectual property of our future product candidates. The strengths of patents in the pharmaceutical field involve complex legal and scientific questions and can be uncertain. Where appropriate, we seek patent protection for certain aspects of our products and technology. Filing, prosecuting and defending patents globally can be prohibitively expensive.

Our policy is to look to patent technologies with commercial potential in jurisdictions with significant commercial opportunities. However, patent protection may not be available for some of the products or technology we are developing. If we must spend significant time and money protecting, defending or enforcing our patents, designing around patents held by others or licensing, potentially for large fees, patents or other proprietary rights held by others, our business, results of operations and financial condition may be harmed. We may not develop additional proprietary products that are patentable.

The patent positions of pharmaceutical products are complex and uncertain. The scope and extent of patent protection for our future product candidates are particularly uncertain. Although we have sought, and will continue to seek, patent protection in the U.S., Europe and other countries for our proprietary technologies, future product candidates, their methods of use, and methods of manufacture, any or all of them may not be subject to effective patent protection. If any of our products is approved and marketed for an indication for which we do not have an issued patent, our ability to use our patents to prevent a competitor from commercializing a non-branded version of our commercial products for that non-patented indication could be significantly impaired or even eliminated.

29

Publication of information related to our future product candidates by us or others may prevent us from obtaining or enforcing patents relating to these products and product candidates. Furthermore, others may independently develop similar products, may duplicate our products, or may design around our patent rights. In addition, any of our issued patents may be opposed and/or declared invalid or unenforceable. If we fail to adequately protect our intellectual property, we may face competition from companies who attempt to create a generic product to compete with our future product candidates. We may also face competition from companies who develop a substantially similar product to our future product candidates that is not covered by any of our patents.

Many companies have encountered significant problems in protecting, defending and enforcing intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property rights, particularly those relating to pharmaceuticals, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

Our success depends on our ability to obtain additional intellectual property and operate without infringing the proprietary rights of others. Infringement claims by third parties may result in liability for damages or prevent or delay our developmental and commercialization efforts.

Our success and ability to compete depend in part on our ability to obtain additional patents, protect our trade secrets, and operate without infringing on the proprietary rights of others. If we fail to adequately protect our intellectual property, we may face competition from companies who develop a substantially similar product to our future product candidates that is not covered by any of our intellectual property. Many companies have encountered significant problems in protecting, defending, and enforcing intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property rights, particularly those relating to pharmaceuticals, which could make it difficult for us to stop the infringement of our intellectual property and other proprietary rights. There is also a substantial amount of litigation, both within and outside the U.S., involving patient and other intellectual property rights in the pharmaceutical industry. We may, from time to time, be notified of claims that we are infringing upon the proprietary rights of third parties, and we cannot provide assurances that other companies will not, in the future, pursue such infringement claims against it, our commercial partners, or any third-party proprietary technologies we have licensed.

We may be unsuccessful in licensing additional intellectual property to develop new product candidates.

We may in the future seek to in-license additional intellectual property that we believe could complement or expand our product candidates or otherwise offer growth opportunities. The pursuit of such licenses may cause us to incur various expenses in identifying, investigating and pursuing suitable intellectual property. If we acquire additional intellectual property to develop new therapeutic product candidates, we may not be able to realize anticipated cost savings or synergies.

If third parties claim that intellectual property used by us infringes upon their intellectual property, our operating profits could be adversely affected.

There is a substantial amount of litigation, both within and outside the U.S., involving patent and other intellectual property rights in the pharmaceutical industry. We may, from time to time, be notified of claims that we are infringing upon patents, trademarks, copyrights or other intellectual property rights owned by third parties, and we cannot provide assurances that other companies will not, in the future, pursue such infringement claims against us, our commercial partners or any third-party proprietary technologies we have licensed. If we were found to infringe upon a patent or other intellectual property right, or if we failed to obtain or renew a license under a patent or other intellectual property right from a third party, or if a third party that we were licensing technologies from was found to infringe upon a patent or other intellectual property rights of another third party, we may be required to pay damages, including damages of up to three times the damages found or assessed, if the infringement is found to be willful, suspend the manufacture of certain products or reengineer or rebrand our products, if feasible, or we may be unable to enter certain new product markets. Any such claims could also be expensive and time-consuming to defend and divert management’s attention and resources. Our competitive position could suffer as a result. In addition, if we have declined or failed to enter into a valid non-disclosure or assignment agreement for any reason, we may not own the invention or our intellectual property, and our products may not be adequately protected. Thus, we cannot guarantee that any of our future product candidates, or our commercialization thereof, does not and will not infringe any third party’s intellectual property.

30

If we are not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of our technology and products could be significantly diminished.

We rely on trade secrets to protect our proprietary technologies, especially where it does not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our current and former employees, consultants, outside scientific collaborators, sponsored researchers, contract manufacturers, vendors and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, we cannot guarantee that we have executed these agreements with each party that may have or have had access to our trade secrets. Any party with whom we or they have executed such an agreement may breach that agreement and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches.

Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they disclose such trade secrets, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor or other third-party, our competitive position would be harmed.

We may not be able to protect our intellectual property rights effectively outside of the United States.

Filing, prosecuting and defending patents on all of our product candidates throughout the world would be prohibitively expensive. Therefore, we choose to file applications and/or obtained patents only in key markets. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may be able to export otherwise infringing products to territories where we have patent protection but where enforcement is not as strong as that in the United States. These products may compete with our products in jurisdictions where we do not have any issued patents and/or our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to pharmaceuticals, which could make it difficult to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in certain foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business and could be unsuccessful.

Our financial condition would be adversely impacted if our intangible assets become impaired

Intangibles are evaluated quarterly and are tested for impairment at least annually or when events or changes in circumstances indicate the carrying value of each segment, and collectively the Company taken as a whole, might exceed its fair value. If we determine that the value of our intangible assets is less than the amounts reflected on our balance sheet, we will be required to reflect an impairment of our intangible assets in the period in which such determination is made. An impairment of our intangible assets would result in our recognizing an expense in the amount of the impairment in the relevant period, which would also result in the reduction of our intangible assets and a corresponding reduction in our stockholders’ equity in the relevant period.

Risks Related to the Ownership of Our Common Stock

In the event that we fail to regain compliance with the listing requirements of The Nasdaq Capital Market or satisfy any of the listing requirements of Nasdaq, our common stock may be delisted, which could affect our market price and liquidity.

Our common stock is listed on Nasdaq. For continued listing on Nasdaq, we will be required to comply with the continued listing requirements, including the minimum market capitalization standard, the stockholders’ equity requirement, the corporate governance requirements and the minimum closing bid price requirement, among other requirements. As indicated earlier in this prospectus, the Company is currently in default of Nasdaq’s Bid Price Rule. Also as noted earlier in this prospectus, the Company effected a 1-for-15 reverse stock split of its outstanding shares of common stock on January 27, 2025, which began trading on a split-adjusted basis on January 29, 2025. The principal purpose of the reverse stock split is to increase the trading price of our common stock to meet the Bid Price Rule. In order to regain compliance, the bid price of the Company’s common stock needs to remain at or above $1.00 per share for a minimum of 10 consecutive business days after the effective date of the reverse stock split. As of the date of this prospectus, the Company has not completed 10 consecutive business days from the reverse stock split effective date and therefore it is not in compliance with the Bid Price Rule. Even if we do regain compliance, we cannot provide any assurance that our stock price will not drop below the minimum bid price requirement under the Bid Price Rule following the completion of this offering and we will not be subject to another delisting notice from NASDAQ.

31

In the event that we fail to regain compliance with the Bid Price Rule or satisfy any of the listing requirements of Nasdaq, our common stock may be delisted. If our common stock is delisted from trading on Nasdaq, and we are not able to list our common stock on another exchange or to have it quoted on Nasdaq, our securities could be quoted on the OTC Bulletin Board or on the “pink sheets.” As a result, we could face significant adverse consequences including, without limitation:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage for our Company; and

●	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3 or obtain additional financing in the future).

The market price of our common stock may be subject to significant fluctuations and volatility, and our stockholders may be unable to resell their shares at a profit and incur losses.

The market price our common stock could be subject to significant fluctuation. Market prices for securities of life sciences and biopharma companies in particular have historically been particularly volatile and have shown extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of our common stock, regardless of our actual operating performance. Some of the factors that may cause the market price of our common stock to fluctuate include, without limitation:

●	investors react negatively to the effect on our business and prospects;

●	the announcement of new products, new developments, services or technological innovations by us or our competitors;

●	actual or anticipated quarterly increases or decreases in revenue, gross margin or earnings, and changes in our business, operations or prospects;

●	announcements relating to strategic relationships, mergers, acquisitions, partnerships, collaborations, joint ventures, capital commitments, or other events by us or our competitors;

●	conditions or trends in the life sciences and biopharma industries;

●	changes in the economic performance or market valuations of other life sciences and biopharma companies;

●	general market conditions or domestic or international macroeconomic and geopolitical factors unrelated to our performance or financial condition;

●	sale of our common stock by stockholders, including executives and directors;

●	volatility and limitations in trading volumes of our common stock;

●	volatility in the market prices and trading volumes of companies in the life sciences and biopharma industries;

●	our ability to finance our business;

●	ability to secure resources and the necessary personnel to pursue our plans;

●	failures to meet external expectations or management guidance;

●	changes in our capital structure or dividend policy, future issuances of securities, sales or distributions of large blocks of common stock by stockholders;

●	our cash position;

●	announcements and events surrounding financing efforts, including debt and equity securities;

●	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

●	departures and additions of key personnel;

●	disputes and litigation related to intellectual properties, proprietary rights, and contractual obligations;

●	investigations by regulators into our operations or those of our competitors;

●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and

●	other events or factors, many of which may be out of our control.

In the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

32

Certain stockholders could attempt to influence changes within our Company which could adversely affect our operations, financial condition and the value of our common stock.

Our stockholders may from time to time seek to acquire a controlling stake in our Company, engage in proxy solicitations, advance stockholder proposals or otherwise attempt to effect changes. Campaigns by stockholders to effect changes at publicly-traded companies are sometimes led by investors seeking to increase short-term stockholder value through actions such as financial restructuring, increased debt, special dividends, stock repurchases or sales of assets or the entire company. Responding to proxy contests and other actions by activist stockholders can be costly and time-consuming and could disrupt our operations and divert the attention of our board of directors and senior management from the operation of our business. These actions could adversely affect our operations, financial condition and the value of our common stock.

If securities analysts do not publish research or reports about our business, or if they publish negative evaluations, the price of our common stock could decline.

The trading market for our common stock will rely in part on the availability of research and reports that third-party industry or financial analysts publish about our Company. There are many large, publicly traded companies active in the life sciences and biopharma industries, which may mean it will be less likely that we receive widespread analyst coverage. Furthermore, if one or more of the analysts who do cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our Company, we could lose visibility in the market, which in turn could cause our stock price to decline.

Anti-takeover provisions under Delaware corporate law may make it difficult for our stockholders to replace or remove our board of directors and could deter or delay third parties from acquiring our Company, which may be beneficial to our stockholders.

Under our Amended and Restated Certificate of Incorporation, we are subject to the anti-takeover provisions of the Delaware General Corporation Law (“DGCL”), including Section 203 of the DGCL. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three (3) years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203 of the DGCL, “interested stockholder” means, generally, someone owning fifteen percent (15%) or more of our outstanding voting stock or an affiliate of ours that owned fifteen percent (15%) or more of our outstanding voting stock during the past three (3) years, subject to certain exceptions as described in Section 203 of the DGCL.

We may not be able to maintain an active trading market for our common stock.

The listing of our common stock on Nasdaq does not assure that a meaningful, consistent and liquid trading market exists. If an active market for our common stock does continue, it may be difficult for investors to sell their shares without depressing the market price for the shares or at all.

We maintain our cash at financial institutions, often in balances that exceed federally insured limits.

The majority of our cash is held in accounts at U.S. banking institutions that we believe are of high quality. Cash held in non-interest-bearing and interest-bearing operating accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. If such banking institutions were to fail, we could lose all or a portion of those amounts held in excess of such insurance limitations. While the FDIC took control of one such banking institution, Silicon Valley Bank (“SVB”), on March 10, 2023, and the FDIC also took control of Signature Bank (“Signature Bank”) on March 12, 2023, we did not have any accounts with SVB or Signature Bank and therefore did not experience any specific risk of loss. The FDIC also announced that account holders would be made whole. Thus, we do not view the risk as material to our financial condition. However, if such a situation arises again with a financial institution we bank with, the risk of loss in excess of insurance limitations has generally increased. Any material loss that we may experience in the future could have an adverse effect on our ability to pay our operational expenses or make other payments and may require us to move our accounts to other banks, which could cause a temporary delay in making payments to our vendors and employees and cause other operational inconveniences.

We may acquire businesses or products, or form strategic alliances, in the future, and may not realize the benefits of such acquisitions.

We may acquire additional businesses or products, form strategic alliances, or create joint ventures with third parties that we believe will complement or augment our existing business. If we acquire businesses with promising markets or technologies, we may not be able to realize the benefit of acquiring such businesses if we are unable to successfully integrate them with our existing operations and company culture. We may encounter numerous difficulties in developing, manufacturing, and marketing any new products resulting from a strategic alliance or acquisition that delay or prevent us from realizing their expected benefits or enhancing our business. There is no assurance that, following any such acquisition, we will achieve the synergies expected in order to justify the transaction, which could result in a material adverse effect on our business and prospects.

33

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus.

You should also carefully consider the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

34

MARKET PRICE AND DIVIDEND INFORMATION

Market Information

Our common stock trades on Nasdaq under the symbol “ENVB.”

Holders of Record

As of January 27, 2025, we had 183 holders of record of our common stock. The actual number of holders of our common stock is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers or held by other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Dividend Policy

The Company has never declared or paid cash dividends on its common stock and has no intention to do so in the foreseeable future.

35

BUSINESS

Background

We were incorporated under the laws of the State of Delaware in February 1994 as Spatializer Audio Laboratories, Inc., which was a shell company immediately prior to the completion of a “reverse merger” transaction on May 26, 2015, whereby Ameri100 Acquisition, Inc., a Delaware corporation and newly created, wholly owned subsidiary, was merged with and into Ameri and Partners Inc., a Delaware corporation (the “2015 Merger”). In connection with the 2015 Merger, we changed our name to AMERI Holdings, Inc.

The Ameri business ceased to be part of the Company on December 30, 2020, pursuant to a spin-off transaction. On December 30, 2020, we completed a tender offer to purchase all of the outstanding common shares of Jay Pharma Inc., a Canada corporation, for shares of Company common stock or certain preferred stock, and changed our name to “Enveric Biosciences, Inc.”

On May 24, 2021, the Company entered into an Amalgamation Agreement (the “Amalgamation Agreement”) with 1306432 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia and a wholly-owned subsidiary of the Company (“HoldCo”), 1306436 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia and a wholly-owned subsidiary of HoldCo (“Purchaser”), and MagicMed Industries Inc., a corporation existing under the laws of the Province of British Columbia (“MagicMed”), pursuant to which, among other things, the Company, indirectly through Purchaser, acquired all of the outstanding securities of MagicMed in exchange for securities of the Company by way of an amalgamation under the British Columbia Business Corporations Act, upon the terms and conditions set forth in the Amalgamation Agreement, such that, upon completion of the Amalgamation, the amalgamated corporation (“Amalco”) would be an indirect wholly-owned subsidiary of the Company. The Amalgamation was completed on September 16, 2021.

On March 21, 2023, the Company established Enveric Therapeutics Pty. Ltd., an Australia-based subsidiary (“Enveric Therapeutics”), to support the Company’s plans to advance the EVM201 Series, comprised of next generation synthetic prodrugs of the active metabolite, psilocin, towards the clinic. Enveric Therapeutics was established to oversee the Company’s intended preclinical, clinical, and regulatory activities in Australia, including ongoing interactions with the local Human Research Ethics Committees (“HREC”) and the Therapeutic Goods Administration, Australia’s regulatory authority. Enveric has since out-licensed the EVM201 Series asset to MycoMedica Life Sciences, Inc. and is not currently performing activities in Australia.

Business Overview

We are a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, addiction, and psychiatric disorders. Leveraging our unique discovery and development platform, the Psybrary™, which houses proprietary information on the use and development of existing and novel molecules for specific mental health indications, Enveric seeks to develop a robust intellectual property portfolio of novel drug candidates.

Enveric’s lead program, the EVM301 Series, and its lead drug candidate, EB-003, are intended to offer a first-in-class, new approach to the treatment of difficult-to-address mental health disorders, mediated by the promotion of neuroplasticity and without also inducing hallucinations in the patient. Previously, Enveric was developing the EVM201 Series, and its lead drug candidate EB-002 (formerly EB-373), for the treatment of neuropsychiatric disorders. The EVM201 series comprised next generation synthetic prodrugs of the active metabolite, psilocin. Recently, Enveric out-licensed the EVM201 Series program to MycoMedica Life Sciences, who will seek to develop, manufacture, and commercialize EB-002, in exchange for certain development and milestone payments to Enveric (discussed below).

Neuroplastogens

Following our amalgamation with MagicMed completed in September 2021 (the “Amalgamation”), we have continued to pursue the development of MagicMed’s proprietary library, the Psybrary™, which we believe will help us to identify and develop the right drug candidates needed to address mental health challenges, including depression, anxiety, and addiction disorders. We synthesize novel phenylalkylamines and indolethylamines, using a mixture of chemistry and synthetic biology, resulting in the expansion of the Psybrary™, which currently includes 20 patent families with claims covering over a million potential molecular structures, over one thousand of which we have so far synthesized in sufficient quantities to identify and hundreds of which we have screened for receptor binding and other relevant activities.

At this stage, we have entered into several non-binding term sheets with strategic partners to out-license certain molecules from the Psybrary™. Going forward, in order to build a pipeline of product candidates, we intend to both continue to internally develop new drug candidates with associated intellectual property and to acquire, through in-licensing, additional intellectual property from pharmaceutical and biotechnology companies and research institutions. The in-licensed assets could include both research stage and clinical stage drug candidates.

Our primary focus is to develop our lead asset EB-003 in the EVM301 Series. The development status of the product is shown in the table below:

Product Candidates

Our pipeline of product candidates and key ongoing development programs are shown in the tables below:

Product Candidates	Targeted Indications	Status	Expected Next Steps
EB-003
Psychedelic-inspired drug candidate	Mental health indication	Preclinical Development	IND Filing

36

Recent Developments

Reverse Stock Split

We effected a 1-for-15 reverse stock split on January 27, 2025, which began trading on a split-adjusted basis on January 29, 2025, pursuant to which every 15 shares of our issued and outstanding common stock were reclassified as one share of common stock. No fractional shares were issued as a result of the reverse stock split. Any fractional shares that were to otherwise have resulted from the reverse stock split were rounded up to the next whole number. The reverse stock split had no impact on the par value of our common stock or the authorized number of shares of our common stock.

NASDAQ Bid Price Deficiency and Reverse Split

On May 16, 2024, the Company received a letter from Nasdaq notifying the Company that for the prior 30 consecutive business days the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (Bid Price Rule). The deficiency letter did not result in the immediate delisting of the Company’s common stock from Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, until November 12, 2024, to regain compliance with the Bid Price Rule. On November 20, 2024, Nasdaq issued a delisting notice, indicating that the Company did not satisfy the Bid Price Rule by the compliance date and that unless the Company requested an appeal of this determination before Nasdaq’s listing qualifications panel, our common stock would be scheduled for delisting from Nasdaq and trading suspended. We appealed the determination before Nasdaq’s listing qualifications panel and on December 30, 2024, the Company received an extension until May 19, 2025, to regain compliance with Bid Price Rule.

On December 12, 2024, subject to stockholder approval, the Board approved an amendment to our certificate of incorporation to, at the discretion of the Board, effect a reverse stock split of our outstanding common stock at a ratio between 1-for-10 and 1-for-100, including shares held by the Company as treasury shares, with the exact ratio within such range to be determined by the Board at its discretion. A meeting of the stockholders was held on January 17, 2025, whereby the stockholders approved the reverse stock split. The Company effected a 1-for-15 reverse stock split on January 27, 2025, which began trading on a split-adjusted basis on January 29, 2025. Nasdaq requires that the closing bid price of the Company remain at $1.00 per share or greater for 10 consecutive business days before declaring that the Company has regained compliance with the Bid Price Rule. As of the date of this prospectus, the Company has not completed 10 consecutive business days from the reverse stock split effective date and therefore it is not in compliance with the Bid Price Rule. Even if we do regain compliance, we cannot provide any assurance that our stock price will not drop below the minimum bid price requirement under the Bid Price Rule following the completion of this offering and we will not be subject to another delisting notice from NASDAQ.

License Agreement with MycoMedica Life Sciences

On November 7, 2024, Enveric executed a licensing agreement with MycoMedica, out-licensing the Company’s EVM201 program, including drug candidate EB-002. Pursuant to the terms of licensing agreement, MycoMedica will seek to develop, manufacture, and commercialize EB-002, formerly EB-373, a synthetic prodrug of the active metabolite psilocin, for the treatment of neuropsychiatric disorders such as depression. MycoMedica received an exclusive, global license to the formulations, drugs, method of use, and medical devices developed by Enveric to utilize the compound. MycoMedica assumed the responsibility for all future preclinical, clinical, and commercial development on a royalty-bearing basis for all human and animal pharmaceutical applications. As part of the license agreement, Enveric received a modest upfront payment, and if certain conditions are met, will receive development and sales milestones potentially totaling up to $62 million, plus tiered single digit royalties on all future sales. MycoMedica has the option during the license term to buyout its milestone and royalty payment obligations at a predetermined amount depending upon the stage of product development and commercialization at the time of the buyout. Further, MycoMedica has the right to purchase the licensed patents at a nominal amount upon a change of control of Enveric, although doing so does not relieve MycoMedica of any of its payment obligations. No royalties have been received to date.

License Agreement with Aries Science and Technology

On July 10, 2024, Akos Biosciences, Inc., a Delaware corporation (“Akos”), wholly-owned subsidiary of Enveric, entered into an exclusive license agreement with Aries Science and Technology, LLC (“Aries”) pursuant to which Akos granted Aries a license to Akos’s patented radiation dermatitis topical product. The license allows Aries to use the patented formulation to develop pharmaceutical or non-pharmaceutical products for treating radiation dermatitis suitable for administration to humans or animals. The license is exclusive (subject to certain exceptions contained in the Agreement), worldwide, royalty-bearing, and includes the right to sublicense. Enveric will be eligible to receive aggregate milestone payments of up to $61 million, as well as tiered royalties on future sales, if all conditions are met. Aries has the option during the license term, to purchase the rights to each licensed product (on a licensed product-by-licensed product basis) in the form of an exclusive (as to the applicable licensed product), fully paid, transferable right and license to the licensed product. No royalties have been received to date.

Registered Direct Offerings

Between March and May 2024, Enveric entered into a series of common stock purchase agreements (the “Purchase Agreements”) for the issuance in a registered direct offering of an aggregate of 45,780 shares of the Company’s common stock, par value $0.01 per share, to certain institutional investors. The issuance was made in exchange for the permanent and irrevocable waiver of the variable rate transaction limitation contained in certain inducement offer letters, dated December 28, 2023, between the Company and the institutional investors with respect to any existing or future agreement by the Company to effect any issuance of shares. The Company did not receive any net proceeds in connection with the offering. The offering was made to obtain a waiver of the variable rate transaction limitation as described above and further described in the Purchase Agreements so the Company could utilize its equity line of credit with Lincoln Park Capital Fund, LLC, and enter into any future agreements that involve a variable rate transaction and issue such shares thereunder.

Intellectual Property

We are a party to certain license agreements as described below, and going forward, to build a pipeline of product candidates, we intend to both continue to internally develop new drug candidates with associated intellectual property and to acquire, through in-licensing, additional intellectual property from pharmaceutical and biotechnology companies and research institutions. The in-licensed assets could include both research stage and clinical stage drug candidates.

The current focus of Enveric’s intellectual property is in neuroplastogens, including multiple portfolios of psychedelic-inspired compounds and formulations and methods of making, using, and treating mental and neurological disorders. In addition, Enveric has intellectual property related to computer assisted methods of discovering promising novel psychedelic-inspired compounds.

37

Psychedelics

We own rights to 20 active patent families related to compounds that are phenylalkylamine and indolethylamine derivatives. The 20 patent families are represented by a total of 17 issued United States patents and 47 pending United States and non-United States patent applications for treatment of mental disorders, such as depression, anxiety, addiction, and other neuropsychiatric conditions.

The patent portfolio includes the following published and unpublished applications:

●	Glycosylated Psilocybin Derivatives and Methods of Using (WO 2022/040802)

●	Halogenated Psilocybin Derivatives and Methods of Using (WO2022/047579)

●	Hydroxylated Psilocybin Derivatives and Methods of Using (WO2022/047580)

●	Nitrated Psilocybin Derivatives and Methods of Using (WO 2022/047583)

●	Aminated Psilocybin Derivatives and Methods of Using (WO2023/044556)

●	Nitrilated Psilocybin Derivatives and Methods of Using (WO2022/104475)

●	Carboxylated Psilocybin Derivatives and Methods of Using (WO2022/115944)

●	Aldehyde and Ketone Derivatives of Psilocybin and Methods of Using (WO2022/115960)

●	Prenylated Psilocybin Derivatives and Methods of Using (WO2022/155751)

●	Multi-substituent Psilocybin Derivatives and Methods of Using (WO2022/170438)

●	N-Heterocycle Substituted Tryptamine Derivatives and Methods of Using (Unpublished PCT/CA2024/050312)

●	Tri-Halo-Alkoxy-Substituted Tryptamine Derivatives (Unpublished PCT/CA2024/050242)

●	C-4 Substituted Tryptamine Derivatives and Methods of Using (WO2023/173227)

●	C-4 Carboxylic Acid Substituted Tryptamine Derivatives and Methods of Using (WO2023/173196)

●	C-4 Carbonothioate Substituted Tryptamine Derivatives and Methods of Using (WO 2023/173197)

●	Salts of C4-Carboxylic Acid and C4-Carbonothioate-substituted Tryptamine Derivatives and Methods of Using (WO 2023/173229)

●	Fused Heterocyclic Mescaline Derivatives (WO2024/026568A1)

●	C1-Substituted Isopropylamine Fused Heterocyclic Mescaline Derivatives (WO2024/086933)

●	Substituted N- Propylamine Fused Heterocyclic Mescaline Derivatives (WO2024/103185)

●	Substituted Ethylamine Fused Heterocyclic Mescaline Derivatives (WO2024/124353)

Cannabinoid Conjugates and Formulations

We own rights held by our wholly owned subsidiary Akos Biosciences, Inc. to 2 active patent families related to cannabinoids. One patent family relates to cannabinoid crème formulations for treatment of radiation dermatitis and is licensed to Aries Science & Technology, LLC, and comprises 1 United States patent and 2 pending non-United States patents applications. The other patent family relates to cannabinoid conjugates in combination with COX-2 inhibitors for treatment of pain and joint disease and is the subject of a pending license term sheet with a third party and comprises 3 United States patents, and 3 pending United States and non-United States patent applications.

●	Compositions for topical treatment of radiation dermatitis (WO2023154264)
●	Cannabinoid Conjugate Molecules (WO2023150057)

Diverse Biotech, Inc. In-License

We hold limited rights to patent applications owned by Diverse Biotech, Inc. for the use of cannabinoids in conjugate form with five existing, standard-of-care drugs (celecoxib and four selected steroids) via Diverse Biotech’s patent pending conjugate drug delivery platform. Our rights extend to all fields of use. The intended target for development of such conjugates is alleviating pain, specifically the pain of osteoarthritis, rheumatoid arthritis, and cancer, with the goal of achieving improved and novel therapeutic outcomes for patients.

The in-licensed Diverse Biotech, Inc. portfolio includes two patent families comprising 2 issued United States patents and 13 pending United States and non-United States applications. Those patents and applications disclose conjugate chemistry that combines cannabinoids with existing drugs in conjugate form that we believe will provide differentiation in use and efficacy from combination therapy of drugs and cannabinoids. The license extends for as long as Enveric intends to develop and commercialize the licensed Agents and Products. The patent applications, should they issue, may expire as late as 2040.

38

Research & Development

In view of the urgent need for new and more effective mental health treatments, we intend to combine innovative scientific discoveries and biosynthetic and chemical synthetic approaches, along with expedited clinical development plans to create, develop and progress novel therapies using psychedelic-inspired drug candidates and similar compounds. Our current research and development efforts are focused on developing novel molecules structurally related to certain naturally occurring psychedelics with improved pharmaceutical characteristics. Some of the naturally occurring psychedelic molecules are currently being investigated by researchers around the world as potential treatments for a broad range of psychiatric and neurologic disorders.

Clinical Studies

We are currently pursuing drug discovery and preclinical activities in order to advance a number of novel psychedelic-inspired molecules towards the clinic. Enveric’s lead development candidate is EB-003. EB-003 is a novel derivative of DMT. It is the lead drug candidate from the EVM301 Series currently advancing through preclinical studies with the aim of initiating first-in-human studies to assess safety and tolerability including non-hallucinogenic properties, followed by clinical trials targeting the treatment of depression or other neuropsychiatric disorders.

We intend to assemble a team of clinical experts and principal investigators with experience across multiple mental health and central nervous system indications to be responsible for the management, monitoring, and integrity of the clinical research.

We plan to submit filings including Clinical Trial Applications (CTA), Investigational New Drug (“IND”) applications and, eventually, new drug applications (“NDA”) to seek approval with the US FDA and with responsible regulatory agencies in other jurisdictions, in connection with our product candidates. The selection, timing, duration, and design of any prospective studies are subject to regulatory filings, approval and finalization of commercial plans.

Our next step is to advance EB-003 into formal preclinical development studies in support of a future IND filing.

Scientific Advisory Board

We have established a scientific advisory board and plan to seek advice and input from these experienced clinical leaders on matters related to our research and development programs. The members of our scientific advisory board consist of experts across a range of key disciplines relevant to our programs. We intend to continue to leverage the broad expertise of our advisors by seeking their counsel on important topics relating to our product development and clinical development programs.

Our scientific advisors are not our employees and do have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, our scientific advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with us. All of our scientific advisors are affiliated with other entities and devote a limited portion of their time to us.

Enveric’s current scientific advisors are set forth in the table below:

Name	Title	Specialization
Maurizio Fava, M.D.	Executive Director of the Clinical Trials Network and Institute	Clinical Research
Stephen M. Stahl, M.D., Ph.D.	Director of Psychopharmacology for the California Department of State Hospitals	Clinical Research
John Krystal, M.D.	Director of Yale Center for Clinical Investigation	Clinical Research
Michael Liebowitz, M.D.	Professor of Psychiatry; Director at Medical Research Network	Clinical Research

Maurizio Fava, M.D. has served as a Scientific Advisor of Enveric since 2022. Dr. Maurizio Fava is Chair, Mass General Brigham Academic Centers Psychiatry Department, Psychiatrist-in-Chief of the Massachusetts General Hospital (MGH), executive director of the Clinical Trials Network and Institute, (MGH), associate dean for clinical and translational research, and the Slater Family Professor of Psychiatry at Harvard Medical School. Dr. Fava is a world leader in the field of depression. He has edited eight books and authored or co-authored more than 900 original articles published in medical journals with international circulation, articles which have been cited more than 95,000 times in the literature and with an H index greater than 150. Dr. Fava founded and was director of MGH’s Depression Clinical and Research Program from 1990 until 2014. Under Dr. Fava’s direction, the Depression Clinical and Research Program became one of the most highly regarded depression programs in the country, a model for academic programs that link, in a bi-directional fashion, clinical and research work. In 2007, he also founded and is now the executive director of the MGH Psychiatry Clinical Trials Network and Institute, the first academic CRO specialized in the coordination of multi-center clinical trials in psychiatry.

39

Stephen M. Stahl, M.D., Ph.D. has served as a Scientific Advisor of Enveric since 2022. Dr. Stephen Stahl has held faculty positions at Stanford University, the University of California at Los Angeles, the Institute of Psychiatry London, the Institute of Neurology London, and, currently, as Clinical Professor of Psychiatry and Neuroscience at the University of California Riverside, Adjunct Professor of Psychiatry at the University of California San Diego and as Honorary Fellow in Psychiatry at the University of Cambridge. Dr. Stahl serves as editor-in-chief of CNS Spectrums and is Senior Academic Advisor and Director of Psychopharmacology for the California Department of State Hospitals (DSH) where he has a leadership role in addressing violence and decriminalization of the seriously mentally ill. Author of over 575 articles and chapters with an H index of 69, and more than 2000 scientific presentations and abstracts, Dr. Stahl is an internationally renowned clinician, researcher, and teacher in psychiatry with subspecialty expertise in psychopharmacology. Dr. Stahl has written over 50 textbooks and edited 15 others, including the best-selling and award-winning textbook, Stahl’s Essential Psychopharmacology, now in its fifth edition, and the best-selling and award-winning clinical manual, Essential Psychopharmacology Prescriber’s Guide, now in its seventh edition.

John Krystal, M.D. has served as a Scientific Advisor of Enveric since 2022. Dr. John Krystal is the Robert L. McNeil, Jr., Professor of Translational Research; Professor of Psychiatry, Neuroscience, and Psychology; Chair of the Department of Psychiatry at Yale University; and Chief of Psychiatry and Behavioral Health at Yale-New Haven Hospital. He is a graduate of the University of Chicago, Yale School of Medicine, and the Yale Psychiatry Residency Training Program. He has published extensively on the neurobiology and treatment of schizophrenia, alcoholism, PTSD, and depression. Notably, his laboratory discovered the rapid antidepressant effects of ketamine in humans. Dr. Krystal directs/co-directs the Yale Center for Clinical Investigation (CTSA), NIAAA Center for the Translational Neuroscience of Alcoholism, and Clinical Neuroscience Division of the National Center for PTSD (VA). He is a member of the U.S. National Academy of Medicine; co-director of the Neuroscience Forum of the U.S. National Academies of Sciences, Engineering, and Medicine; Fellow of the American Association for the Advancement of Science (AAAS); and editor of Biological Psychiatry (IF=13.382). Previously, Dr. Krystal chaired the NIMH Board of Scientific Counselors and has served as a member of the NIMH National Mental Health Advisory Council and the NIAAA National Alcohol Advisory Council. He also previously served as the president of the American College of Neuropsychopharmacology (ACNP) and the International College of Neuropsychopharmacology (CINP).

Michael Liebowitz, M.D. has served as a Scientific Advisor of Enveric since 2022. Dr. Michael Liebowitz is a Professor of Psychiatry at Columbia University and New York State Psychiatric Institute (NYSPI) and is currently Director at Medical Research Network where he is engaged in clinical trials for depression, anxiety, binge eating, ADHD, PTSD, and borderline personality disorders. Dr. Liebowitz completed his fellowship in psychopharmacology at the Depression Evaluation Service at NYSPI, where he helped develop and validate the DSM criteria for atypical depression. Dr. Liebowitz established the Anxiety Disorders Clinic at NYSPI, the first research clinic to specialize in anxiety disorders in the United States. Over the next two decades, Dr. Liebowitz and colleagues helped refine treatments for panic disorder, broadened the diagnostic criteria and established medication treatment for social anxiety disorder, and collaborated in clinical trials comparing medications and behavioral treatments for several anxiety disorders. Dr. Liebowitz developed the Liebowitz Social Anxiety Scale (LSAS) which has been the primary outcome measure for several registration programs in social anxiety disorder and is used worldwide as a research and clinical measure.

Academic Partners

We have also established relationships with certain academic partners, who we believe have the potential to accelerate our product development, market entry, data collection, analysis and advancement of clinical trials.

Our primary academic partner is the University of Calgary, which brings excellence into advancing brain and mental health research and education.

Competition

The biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies, intense competition, and a strong emphasis on proprietary products. While we believe that our scientific knowledge and technology and development experience provide us with competitive advantages, we face potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies, academic institutions, governmental agencies, and public and private research institutions. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future.

40

We intend to focus on the development of novel and viable psychedelic-inspired drug candidates for mental illnesses and unmet medical needs, and partner with pharmaceutical and other drug development and biotechnology companies in developing and commercializing psychedelic-inspired medicines for diverse psychological and neuropsychiatric indications, which will be fundamentally composed of the psychedelic-inspired drug candidates contained in the Psybrary™. While we believe that our technology, knowledge and experience as well as the scientific resources at our disposal provide us with significant competitive advantages, we face potential competition from many different sources. Any product candidates we successfully identify will compete not only with existing therapies but also new therapies that may become available in the future.

Our commercial opportunities could be reduced or eliminated if our competitors develop and commercialize medicines that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any product candidates that we may develop. Our competitors also may obtain approval from the FDA or other regulatory agencies for their medicines more rapidly than us, which could result in our competitors establishing a strong market position before we are able to enter the market.

Regarding our Psybrary™ and the intellectual property kept and developed therein, our success depends on our ability to protect our intellectual property and our ability to achieve and maintain key partnerships aimed at the development, licensing and marketing of psychedelic-inspired medicines without infringing on the proprietary rights of others. Patent positions within the pharmaceutical field can be highly uncertain and involve complex legal, scientific and factual questions for which important legal principles remain unresolved. Patents issued to us may be challenged, invalidated or circumvented.

Government Regulation and Product Approvals

Pharmaceutical companies are subject to extensive regulation by the federal government, principally by the FDA under the Federal Food, Drug and Cosmetic Act, or the FDCA, and, to a lesser extent, by state and local governments. Before our prescription products may be marketed in the U.S., they must be approved by the FDA for commercial distribution. Certain OTC products must comply with applicable FDA regulations, known as OTC Monographs, in order to be marketed, but do not have the benefit of FDA review and approval before marketing. We are also subject to regulation under federal, state and local laws, including requirements regarding occupational safety, laboratory practices, environmental protection and hazardous substance control, and may be subject to other present and future local, state, federal and foreign regulations. We cannot predict the extent to which we may be affected by legislative and other regulatory developments concerning our products and the healthcare industry in general.

The FDCA and other federal and state statutes and regulations govern the testing, manufacture, quality control, export and import, labeling, storage, record keeping, approval, pricing, advertising, promotion, sale and distribution of pharmaceutical products. Noncompliance with applicable requirements both before and after approval, can subject us, our third-party manufacturers and other collaborative partners to administrative and judicial sanctions, such as, among other things, warning letters, fines and other monetary payments, recall or seizure of products, criminal proceedings, suspension or withdrawal of regulatory approvals, interruption or cessation of clinical trials, total or partial suspension of production or distribution, injunctions, limitations on or the limitation of claims we can make for our products, and refusal of the government to enter into supply contracts for distribution directly by governmental agencies, or delay in approving or refusal to approve new drug applications. The FDA also has the authority to revoke or withhold approvals of new drug applications.

FDA approval is required before any “new drug,” can be marketed. Our products are new drugs and require prior FDA approval. Such approval must be based on extensive information and data submitted in a NDA, including, but not limited to, adequate and well controlled laboratory and clinical investigations to demonstrate the safety and effectiveness of the drug product for its intended use(s) as well as the manufacturing suitability of the product. In addition to providing required safety and effectiveness data for FDA approval, a drug manufacturer’s practices and procedures must comply with current Good Manufacturing Practices (“cGMPs”), which apply to manufacturing, receiving, holding and shipping, and include, among other things, demonstration of product purity, consistent manufacturing and quality and at least six months of data supporting product expiration dating based on clinical registration batches. Accordingly, manufacturers must continue to expend time, money and effort in all applicable areas relating to quality assurance and regulatory compliance, including production and quality control to comply with cGMPs. Failure to so comply risks delays in approval of drug products and possible FDA enforcement actions, such as an injunction against shipment of products, the seizure of non-complying products, criminal prosecution and/or any of the other possible consequences described above. We are subject to periodic inspection by the FDA and the Drug Enforcement Administration (“DEA”), which inspections may or may not be announced in advance.

41

The intellectual property kept and developed in our Psybrary™ is focused on developing and commercializing non-hallucinogenic synthetic derivatives of psychedelic substances. While we use psychedelic inspired compounds and classic psychedelics as our starting point for our research and identification of compounds, we do not have any direct or indirect involvement in the illegal selling, production or distribution of any substances in the jurisdictions in which we operate. Enveric is a neuro-pharmaceutical scientific company and as such we do not advocate for the legalization of psychedelic substances nor do we deal with psychedelic substances except within laboratory settings conducted within approved regulatory frameworks. Our products will not be commercialized prior to applicable regulatory approval and this approval will only be granted if clinical evidence of safety and efficacy for the specific intended use is successfully developed.

Successful execution of our strategy is in part contingent upon compliance with regulatory requirements enacted by governmental authorities and obtaining regulatory approvals for the development and license of our psychedelic-inspired drug candidates. The psychedelic-inspired medicine industry is a new and emerging industry with ambiguous existing regulations and uncertainty as to future regulations; we cannot predict the impact of the ever-evolving compliance regime in respect of this industry. The impact of compliance regimes, any delays in obtaining, or failure to obtain regulatory approvals may significantly delay or impact our development of markets, our business, psychedelic-inspired medicines, and licensing initiatives and could have a material adverse effect on our business, financial condition and operating results.

FDA New Drug Approval Process

In the U.S., pharmaceutical products are subject to extensive regulation by the FDA. The Federal Food, Drug, and Cosmetic Act, or the FDCA, and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as imposition of clinical holds, FDA refusal to approve pending NDAs, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement, civil penalties and criminal prosecution.

Pharmaceutical product development in the U.S. typically involves preclinical laboratory and animal tests and the submission to the FDA of an IND, which must become effective before clinical testing may commence. For commercial approval, the sponsor must submit adequate tests by all methods reasonably applicable to show that the drug is safe for use under the conditions prescribed, recommended or suggested in the proposed labeling. The sponsor must also submit substantial evidence, generally consisting of adequate, well-controlled clinical trials to establish that the drug will have the effect it purports or is represented to have under the conditions of use prescribed, recommended or suggested in the proposed labeling. In certain cases, the FDA may determine that a drug is effective based on one clinical study plus confirmatory evidence. Satisfaction of FDA pre-market approval requirements typically takes many years and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease.

Preclinical tests include laboratory evaluation of product chemistry, formulation and toxicity, as well as animal trials to assess the characteristics and potential safety and efficacy of the product. The conduct of the preclinical tests must comply with federal regulations and requirements, including the FDA’s good laboratory practices regulations and the U.S. Department of Agriculture’s (USDA’s) regulations implementing the Animal Welfare Act. The results of preclinical testing are submitted to the FDA as part of an IND application along with other information, including information about product chemistry, manufacturing and controls, and a proposed clinical trial protocol. Long-term preclinical tests, such as animal tests of reproductive toxicity and carcinogenicity, may continue after the IND application is submitted.

A 30-day waiting period after the submission of each IND application is required prior to the commencement of clinical testing in humans. If the FDA has not imposed a clinical hold on the IND application or otherwise commented or questioned the IND application within this 30-day period, the clinical trial proposed in the IND application may begin.

Clinical trials involve the administration of the IND to healthy volunteers or patients under the supervision of a qualified investigator. Clinical trials must be conducted: (i) in compliance with federal regulations, (ii) in compliance with GCP (“Good Clinical Practice”), an international standard meant to protect the rights and health of patients and to define the roles of clinical trial sponsors, administrators and monitors, and (iii) under protocols detailing the objectives of the trial, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. Each protocol involving testing on U.S. patients and subsequent protocol amendments must be submitted to the FDA as part of the IND application.

42

The FDA may order the temporary, or permanent, discontinuation of a clinical trial at any time or impose other sanctions if it believes that the clinical trial either is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial patients. The trial protocol and informed consent information for patients in clinical trials must also be submitted to an institutional review board, or IRB, for approval. An IRB may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the IRB’s requirements or may impose other conditions.

Clinical trials to support NDAs for marketing approval are typically conducted in three sequential phases, but the phases may overlap. In general, in Phase 1, the initial introduction of the drug into healthy human subjects or patients, the drug is tested to assess metabolism, pharmacokinetics, pharmacological actions, side effects associated with increasing doses and, if possible, early evidence on effectiveness. Phase 2 usually involves trials in a limited patient population to determine the effectiveness of the drug for a particular indication, dosage tolerance and optimum dosage, and to identify common adverse effects and safety risks.

If a compound demonstrates evidence of effectiveness and an acceptable safety profile in Phase 2 evaluations, Phase 3 trials are undertaken to obtain the additional information about clinical efficacy and safety in a larger number of patients, typically at geographically dispersed clinical trial sites, to permit the FDA to evaluate the overall benefit-risk relationship of the drug and to provide adequate information for the labeling of the drug. In most cases, the FDA requires two adequate and well-controlled Phase 3 clinical trials to demonstrate the efficacy of the drug. The FDA may, however, determine that a drug is effective based on one clinical study plus confirmatory evidence. Only a small percentage of investigational drugs complete all three phases and obtain marketing approval. In some cases, the FDA may require post-market studies, known as Phase 4 studies, to be conducted as a condition of approval in order to gather additional information on the drug’s effect in various populations and any side effects associated with long-term use. Depending on the risks posed by the drugs, other post-market requirements may be imposed.

After completion of the required clinical testing, an NDA is prepared and submitted to the FDA. The FDA approval of the NDA is required before marketing of the product may begin in the U.S. The NDA must include the results of all preclinical, clinical, and other testing and a compilation of data relating to the product’s pharmacology, chemistry, manufacture, and controls. The cost of preparing and submitting an NDA is substantial. Under federal law, the submission of most NDAs is additionally subject to a substantial application user fee.

The FDA has 60 days from its receipt of an NDA to determine whether the application will be accepted for filing based on the agency’s threshold determination that it is sufficiently complete to permit substantive review. Once the submission is accepted for filing, the FDA begins an in-depth review. Under the statute and implementing regulations, the FDA has 180 days (the initial review cycle) from the date of filing to issue either an approval letter or a complete response letter, unless the review period is adjusted by mutual agreement between the FDA and the applicant or as a result of the applicant submitting a major amendment. In practice, the performance goals established pursuant to the Prescription Drug User Fee Act have effectively extended the initial review cycle beyond 180 days. The FDA’s current performance goals call for the FDA to complete review of 90 percent of standard (non-priority) NDAs within 10 months of receipt and within six months for priority NDAs, but two additional months of review are added to standard and priority NDAs for a new molecular entity (NME).

The FDA may also refer applications for novel drug products, or drug products that present difficult questions of safety or efficacy, to an advisory committee, which is typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. Additionally, the FDA will inspect the facility or the facilities at which the drug is manufactured. The FDA will not approve the product unless compliance with current GMP is satisfactory and the NDA contains data that provide substantial evidence that the drug is safe and effective in the indication studied.

After the FDA evaluates the NDA and the manufacturing facilities, it issues either an approval letter or a complete response letter. A complete response letter generally outlines the deficiencies in the submission and may require substantial additional testing, or information, in order for the FDA to reconsider the application. If, or when, those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue an approval letter. The FDA has committed to reviewing 90 percent of resubmissions within two to six months depending on the type of information included.

An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications. As a condition of NDA approval, the FDA may require a risk evaluation and mitigation strategy, or REMS, to help ensure that the benefits of the drug outweigh the potential risks. REMS can include medication guides, communication plans for health care professionals, and elements to assure safe use, or ETASU. ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring, and the use of patient registries. The requirement for a REMS can materially affect the potential market and profitability of the drug. Moreover, product approval may require substantial post-approval testing and surveillance to monitor the drug’s safety or efficacy. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing.

43

Disclosure of Clinical Trial Information

Sponsors of clinical trials of certain FDA-regulated products, including prescription drugs, are required to register and disclose certain clinical trial information on a public website maintained by the U.S. National Institutes of Health. Information related to the product, patient population, phase of investigation, study sites and investigator, and other aspects of the clinical trial is made public as part of the registration. Sponsors are also obligated to disclose the results of these trials after completion. Disclosure of the results of these trials can be delayed for up to two years if the sponsor certifies that it is seeking approval of an unapproved product or that it will file an application for approval of a new indication for an approved product within one year. Competitors may use this publicly available information to gain knowledge regarding the design and progress of our development programs.

Special Protocol Assessment

A company may reach an agreement with the FDA under the Special Protocol Assessment, or “SPA”, process as to the required design and size of clinical trials intended to form the primary basis of an efficacy claim. According to its performance goals, the FDA is supposed to evaluate the protocol within 45 days of the request to assess whether the proposed trial is adequate, and that evaluation may result in discussions and a request for additional information. A SPA request must be made before the proposed trial begins, and all open issues must be resolved before the trial begins. If a written agreement is reached, it will be documented and made part of the administrative record. Under the FDCA and FDA guidance implementing the statutory requirement, an SPA is generally binding upon the FDA except in limited circumstances, such as if the FDA identifies a substantial scientific issue essential to determining safety or efficacy after the study begins, public health concerns emerge that were unrecognized at the time of the protocol assessment, the sponsor and the FDA agree to the change in writing, or if the study sponsor fails to follow the protocol that was agreed upon with the FDA.

Advertising and Promotion

Pre-approval promotion of investigational drug candidates is prohibited by the FDA. Therefore, sponsors must ensure that any pre-approval communications disseminated about its drug candidates do not state or imply that such candidates have been proven safe or effective for the applicable use(s) or that they have been approved for commercialization in the United States. Further, once an NDA for a given candidate is approved, if ever, the product will be subject to certain post-approval requirements. For instance, the FDA closely regulates the post-approval marketing and promotion of drugs.

Drugs may be marketed only for the approved indications and in accordance with the provisions of the approved labeling. Changes to some of the conditions established in an approved application, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new NDA or NDA supplement before the change can be implemented. An NDA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing NDA supplements as it does in reviewing NDAs.

Adverse Event Reporting and GMP Compliance

Adverse event reporting and submission of periodic reports is required following FDA approval of an NDA. The FDA also may require post-marketing testing, known as Phase 4 testing, may require under a REMS special communication regarding the safety of the drug or heightened surveillance to monitor the effects of an approved product, or the FDA may place conditions on an approval that could restrict the distribution or use of the product. In addition, quality-control, drug manufacture, packaging, and labeling procedures must continue to conform to GMP, after approval. Drug manufacturers and certain of their subcontractors are required to register their establishments with the FDA and certain state agencies. Registration with the FDA subjects entities to periodic unannounced inspections by the FDA, during which the agency inspects manufacturing facilities to assess compliance with GMP. Accordingly, manufacturers must continue to expend time, money and effort in the areas of production and quality control to maintain compliance with GMP. Regulatory authorities may withdraw product approvals or request product recalls if a company fails to comply with regulatory standards, if it encounters problems following initial marketing or if previously unrecognized problems are subsequently discovered.

44

Pediatric Exclusivity and Pediatric Use

The Best Pharmaceuticals for Children Act, or “BPCA”, provides NDA holders a six-month period of exclusivity attached to any other exclusivity listed with the FDA — patent or non-patent — for a drug, if certain conditions are met. Conditions for pediatric exclusivity include a determination by the FDA that information relating to the use of a new drug in the pediatric population may produce health benefits in that population; a written request by the FDA for pediatric studies; and agreement by the applicant to perform the requested studies and the submission to the FDA, completion of the studies in accordance with the written request, and the acceptance by the FDA, of the reports of the requested studies within the statutory time frame. Applications under the BPCA are treated as priority applications.

In addition, under the Pediatric Research Equity Act, or “PREA”, NDAs or supplements to NDAs must contain data to assess the safety and effectiveness of the drug for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the drug is safe and effective, unless the sponsor has received a deferral or waiver from the FDA. Unless otherwise required by regulation, PREA does not apply to any drug for an indication for which orphan designation has been granted. The sponsor or the FDA may request a deferral of pediatric studies for some or all of the pediatric subpopulations. A deferral may be granted for several reasons, including a finding that the drug is ready for approval for use in adults before pediatric studies are complete or that additional safety or effectiveness data need to be collected before the pediatric studies begin. Under PREA, the FDA must send a noncompliance letter requesting a response within 45 days to any sponsor that fails to submit the required assessment, keep a deferral current or fails to submit a request for approval of a pediatric formulation.

Controlled Substances

The federal Controlled Substances Act of 1970, or “CSA”, and its implementing regulations establish a “closed system” of regulations for controlled substances. The CSA imposes registration, security, recordkeeping and reporting, storage, manufacturing, distribution, importation and other requirements under the oversight of the Drug Enforcement Agency (“DEA”). The DEA is the federal agency responsible for regulating controlled substances, and requires those individuals or entities that manufacture, import, export, distribute, research, or dispense controlled substances to comply with the regulatory requirements in order to prevent the diversion of controlled substances to illicit channels of commerce.

The DEA categorizes controlled substances into one of five schedules — Schedule I, II, III, IV or V — with varying qualifications for listing in each schedule. Schedule I substances by definition have a high potential for abuse, have no currently accepted medical use in treatment in the U.S., and lack accepted safety for use under medical supervision. Marijuana and psychedelics such as psilocybin, DMT, mescaline and MDMA are currently Schedule I controlled substances, which means that no preclinical or clinical studies of product candidates containing these substances may be conducted in the United States without the required DEA registration(s) and related approvals, as applicable. Pharmaceutical products having a currently accepted medical use that are otherwise approved for marketing may be listed as Schedule II, III, IV or V substances, with Schedule II substances presenting the highest potential for abuse and physical or psychological dependence, and Schedule V substances presenting the lowest relative potential for abuse and dependence.

Facilities that manufacture, distribute, import, or export any controlled substance must register annually with the DEA. The DEA registration is specific to the particular location, activity(ies) and controlled substance schedule(s). For example, separate registrations are required for importation and manufacturing activities, and each registration authorizes which schedules of controlled substances the registrant may handle. However, certain coincidental activities are permitted without obtaining a separate DEA registration, such as distribution of controlled substances by the manufacturer that produces them.

The DEA inspects all manufacturing facilities to review security, recordkeeping, reporting, and handling prior to issuing a controlled substance registration. The specific security requirements vary by the type of business activity and the schedule and quantity of controlled substances handled. The most stringent requirements apply to manufacturers of Schedules I and Schedule II substances. Required security measures commonly include background checks on employees and physical control of controlled substances through storage in approved vaults, safes and cages, and through use of alarm systems and surveillance cameras. An application for a manufacturing registration as a bulk manufacturer (not a dosage form manufacturer or a repacker/relabeler) for a Schedule I or II substance must be published in the Federal Register, and is open for 60 days to permit interested persons to submit comments, objections or requests for a hearing. A copy of the notice of the Federal Register publication is simultaneously forwarded by DEA to all those registered, or applicants for registration, as bulk manufacturers of that substance.

Once registered, manufacturing facilities must maintain records documenting the manufacture, receipt and distribution of all controlled substances. Manufacturers must submit periodic reports to the DEA of the distribution of Schedules I and II controlled substances, Schedule III narcotic substances, and other designated substances. Registrants must also report any controlled substance thefts or significant losses, and must obtain authorization to destroy or dispose of controlled substances.

45

As with applications for registration as a bulk manufacturer, an application for an importer registration for a Schedule I or II substance must also be published in the Federal Register, which remains open for 30 days for comments. Imports of Schedules I and II controlled substances for commercial purposes are generally restricted to substances not already available from a domestic supplier or where there is not adequate competition among domestic suppliers. In addition to an importer or exporter registration, importers and exporters must obtain a permit for every import or export of a Schedules I and II substance or Schedules III, IV and V narcotic, and submit import or export declarations for Schedules III, IV and V non-narcotics. In some cases, Schedule III non-narcotic substances may be subject to the import/export permit requirement, if necessary to ensure that the U.S. complies with its obligations under international drug control treaties.

For drugs manufactured in the U.S., the DEA establishes annually an aggregate quota for the amount of substances within Schedules I and II that may be manufactured or produced in the U.S. based on the DEA’s estimate of the quantity needed to meet legitimate medical, scientific, research and industrial needs.

The states also maintain separate controlled substance laws and regulations, including licensing, recordkeeping, security, distribution, and dispensing requirements. State Authorities, including Boards of Pharmacy, regulate use of controlled substances in each state. Failure to maintain compliance with applicable requirements, particularly as manifested in the loss or diversion of controlled substances, can result in enforcement action that could have a material adverse effect on our business, operations and financial condition. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to revoke those registrations. In certain circumstances, violations could lead to criminal prosecution.

Europe/Rest of World Government Regulation

In addition to regulations in the U.S., we are and will be subject, either directly or through our distribution partners, to a variety of regulations in other jurisdictions governing, among other things, clinical trials and any commercial sales (including pricing and reimbursement) and distribution of our product candidates, if approved.

Whether or not we obtain FDA approval for a product, we must obtain the requisite approvals from regulatory authorities in non-U.S. countries prior to the commencement of clinical trials or marketing of the product in those countries.

In the European Union, medicinal products are subject to extensive pre- and post-marketing regulation by regulatory authorities at both the European Union and national levels. Additional rules also apply at the national level to the manufacture, import, export, storage, distribution and sale of controlled substances. In many European Union member states the regulatory authority responsible for medicinal products is also responsible for controlled substances. Responsibility is, however, split in some member states. Generally, any company manufacturing or distributing a medicinal product containing a controlled substance in the European Union will need to hold a controlled substances license from the competent national authority and will be subject to specific record-keeping and security obligations. Separate import or export certificates are required for each shipment into or out of the member state.

Clinical Trials and Marketing Approval

Whether or not we obtain FDA approval for a product, we would need to obtain the necessary approvals by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from and be longer than that required to obtain FDA approval. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others.

Certain countries outside of the U.S. have a process that requires the submission of a clinical trial application much like an IND application prior to the commencement of human clinical trials. In Europe, for example, a clinical trial application, or “CTA”, must be submitted to the competent national health authority and to independent ethics committees in each country in which a company intends to conduct clinical trials. Once the CTA is approved in accordance with a country’s requirements and a company has received favorable ethics committee approval, clinical trial development may proceed in that country.

The requirements and process governing the conduct of clinical trials, product licensing, pricing, and reimbursement vary from country to country, even though there is already some degree of legal harmonization in the European Union member states resulting from the national implementation of underlying European Union legislation. In all cases, the clinical trials must be conducted in accordance with the International Conference on Harmonization, or “ICH”, guidelines on GCP and other applicable regulatory requirements.

46

To obtain regulatory approval to place a drug on the market in European Union countries, Enveric must submit a marketing authorization application. This application is similar to the NDA in the U.S., with the exception of, among other things, country-specific document requirements. All application procedures require an application in the common technical document, or CTD, format, which includes the submission of detailed information about the manufacturing and quality of the product, and nonclinical and clinical trial information. Drugs can be authorized in the European Union by using (i) the centralized authorization procedure, (ii) the mutual recognition procedure, (iii) the decentralized procedure, or (iv) national authorization procedures.

The European Commission created the centralized procedure for the approval of human drugs to facilitate marketing authorizations that are valid throughout the European Union and, by extension (after national implementing decisions) in Iceland, Liechtenstein and Norway, which, together with the European Union Member States, comprise the European Economic Area, or “EEA”. Applicants file marketing authorization applications with the EMA (European Medicines Agency), where they are reviewed by a relevant scientific committee, in most cases the Committee for Medicinal Products for Human Use (the “CHMP”). The EMA forwards CHMP opinions to the European Commission, which uses them as the basis for deciding whether to grant a marketing authorization. This procedure results in a single marketing authorization granted by the European Commission that is valid across the European Union, as well as in Iceland, Liechtenstein and Norway. The centralized procedure is compulsory for human drugs that are: (i) derived from biotechnology processes, such as genetic engineering, (ii) contain a new active substance indicated for the treatment of certain diseases, such as HIV/AIDS, cancer, diabetes, neurodegenerative diseases, autoimmune and other immune dysfunctions and viral diseases, (iii) officially designated “orphan drugs” (drugs used for rare human diseases), and (iv) advanced-therapy medicines, such as gene-therapy, somatic cell-therapy or tissue-engineered medicines. The centralized procedure may at the voluntary request of the applicant also be used for human drugs that do not fall within the above-mentioned categories if the CHMP agrees that the human drug (a) contains a new active substance not yet approved on November 20, 2005; (b) constitutes a significant therapeutic, scientific or technical innovation, or (c) authorization under the centralized procedure is in the interests of patients at the European Union level.

Under the centralized procedure in the European Union, the maximum time frame for the evaluation of a marketing authorization application by the EMA is 210 days (excluding clock stops, when additional written or oral information is to be provided by the applicant in response to questions asked by the CHMP), with adoption of the actual marketing authorization by the European Commission thereafter.

Accelerated evaluation might be granted by the CHMP in exceptional cases, when a medicinal product is expected to be of a major public health interest from the point of view of therapeutic innovation, defined by three cumulative criteria: the seriousness of the disease to be treated; the absence of an appropriate alternative therapeutic approach, and anticipation of exceptional high therapeutic benefit. In this circumstance, EMA ensures that the evaluation for the opinion of the CHMP is completed within 150 days and the opinion issued thereafter.

For those medicinal products for which the centralized procedure is not available, the applicant must submit marketing authorization applications to the national medicines regulators through one of three procedures: (i) the mutual recognition procedure (which must be used if the product has already been authorized in at least one other European Union member state, and in which the European Union member states are required to grant an authorization recognizing the existing authorization in the other European Union member state, unless they identify a serious risk to public health), (ii) the decentralized procedure (in which applications are submitted simultaneously in two or more European Union member states), or (iii) national authorization procedures (which results in a marketing authorization in a single European Union member state).

Mutual Recognition Procedure

The mutual recognition procedure, or “MRP”, for the approval of human drugs is an alternative approach to facilitate individual national marketing authorizations within the European Union. Fundamentally, the MRP may be applied for all human drugs for which the centralized procedure is not obligatory. The MRP is applicable to the majority of conventional medicinal products, and must be used if the product has already been authorized in one or more European Union member states.

47

The MRP functions by building on an already-existing marketing authorization in a member state of the European Union which is used as a reference in order to obtain marketing authorizations in other European Union member states. Under the MRP, if a marketing authorization for a drug already exists in one or more member states of the European Union and subsequently marketing authorization applications are made in other European Union member states by referring to the initial marketing authorization. The member state in which the marketing authorization was first granted will then act as the reference member state. The member states where the marketing authorization is subsequently applied for act as concerned member states. The concerned member states are required to grant an authorization recognizing the existing authorization in the reference member state, unless they identify a serious risk to public health.

The MRP is based on the principle of the mutual recognition by European Union member states of their respective national marketing authorizations. Based on a marketing authorization in the reference member state, the applicant may apply for marketing authorizations in other member states. In such case, the reference member state shall update its existing assessment report about the drug in 90 days. After the assessment is completed, copies of the report are sent to all member states, together with the approved summary of product characteristics, labeling and package leaflet. The concerned member states then have 90 days to recognize the decision of the reference member state and the summary of product characteristics, labeling and package leaflet. National marketing authorizations shall be granted within 30 days after acknowledgement of the agreement.

Should any European Union member state refuse to recognize the marketing authorization by the reference member state, on the grounds of potential serious risk to public health, the issue will be referred to a coordination group. Within a time frame of 60 days, member states shall, within the coordination group, make all efforts to reach a consensus. If this fails, the procedure is submitted to an EMA scientific committee for arbitration. The opinion of this EMA Committee is then forwarded to the European Commission, for the start of the decision-making process. As in the centralized procedure, this process entails consulting various European Commission Directorates General and the Standing Committee on Human Medicinal Products.

Data Exclusivity

In the European Union, marketing authorization applications for generic medicinal products do not need to include the results of preclinical and clinical trials, but instead can refer to the data included in the marketing authorization of a reference product for which regulatory data exclusivity has expired. If a marketing authorization is granted for a medicinal product containing a new active substance, that product benefits from eight years of data exclusivity, during which generic marketing authorization applications referring to the data of that product may not be accepted by the regulatory authorities, and a further two years of market exclusivity, during which such generic products may not be placed on the market. The two-year period may be extended to three years if during the first eight years a new therapeutic indication with significant clinical benefit over existing therapies is approved.

Orphan Medicinal Products

The EMA’s Committee for Orphan Medicinal Products (“COMP”) may recommend orphan medicinal product designation to promote the development of products that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions affecting not more than 5 in 10,000 persons in the European Union. Additionally, designation is granted for products intended for the diagnosis, prevention or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the product in the European Union would be sufficient to justify the necessary investment in developing the medicinal product. The COMP may only recommend orphan medicinal product designation when the product in question offers a significant clinical benefit over existing approved products for the relevant indication. Following a positive opinion by the COMP, the European Commission adopts a decision granting orphan status. The COMP will reassess orphan status in parallel with EMA review of a marketing authorization application and orphan status may be withdrawn at that stage if it no longer fulfills the orphan criteria (for instance because in the meantime a new product was approved for the indication and no convincing data are available to demonstrate a significant benefit over that product). Orphan medicinal product designation entitles a party to financial incentives such as reduction of fees or fee waivers and ten years of market exclusivity is granted following marketing authorization. During this period, the competent authorities may not accept or approve any similar medicinal product, unless it offers a significant clinical benefit. This period may be reduced to six years if the orphan medicinal product designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity.

Pediatric Development

In the European Union, companies developing a new medicinal product must agree to a Pediatric Investigation Plan, or “PIP”, with the EMA and must conduct pediatric clinical trials in accordance with that PIP unless a waiver applies, for example, because the relevant disease or condition occurs only in adults. The marketing authorization application for the product must include the results of pediatric clinical trials conducted in accordance with the PIP, unless a waiver applies, or a deferral has been granted, in which case the pediatric clinical trials must be completed at a later date. Products that are granted a marketing authorization on the basis of the pediatric clinical trials conducted in accordance with the PIP are eligible for a six-month extension of the protection under a supplementary protection certificate (if the product covered by it qualifies for one at the time of approval). This pediatric reward is subject to specific conditions and is not automatically available when data in compliance with the PIP are developed and submitted.

If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension of clinical trials, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

In addition, most countries are parties to the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to us obtaining marketing approval for our product candidates in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit our product candidates to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. In that case, we would be unable to market our product candidates in those countries in the near future or perhaps at all.

Employees

We have consolidated our employee base to save capital and focus on development of our lead candidate EB-003. As of the date of hereof, we employ five full-time employees and one part-time employee. We also work with scientific advisors, consultants and service providers, mainly through academic institutions and contract research organizations.

We have never had a work stoppage and none of our employees are covered by collective bargaining agreements or represented by a labor union. We believe that we have good relationships with our employees.

48

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References to the “Company,” “Enveric” “our,” “us,” or “we” in this section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Enveric” refer to Enveric Biosciences, Inc. The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and related notes appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements involving risks and uncertainties and should be read together with the “Risk Factors” and the “Cautionary Statement Regarding Forward-Looking Statements” sections of this prospectus. Such risks and uncertainties could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Business Overview

Enveric Biosciences is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, addiction, and other psychiatric disorders. Leveraging its unique discovery and development platform, the Psybrary™, which houses proprietary information on the use and development of existing and novel molecules for specific mental health indications, Enveric seeks to develop a robust intellectual property portfolio of novel drug candidates.

Enveric’s lead program, the EVM301 Series, and its lead drug candidate, EB-003, are intended to offer a first-in-class, new approach to the treatment of difficult-to-address mental health disorders, mediated by the promotion of neuroplasticity and without also inducing hallucinations in the patient. Previously, Enveric was developing the EVM201 Series, and its lead drug candidate EB-002 (formerly EB-373), for the treatment of neuropsychiatric disorders. The EVM201 Series comprised next generation synthetic prodrugs of the active metabolite, psilocin. Recently, Enveric out-licensed the EVM201 Series program to MycoMedica Life Sciences, who will seek to develop, manufacture, and commercialize EB-002, in exchange for certain development and milestone payments to Enveric (discussed below).

Neuroplastogens

Following our amalgamation with MagicMed completed in September 2021, we have continued to pursue the development of MagicMed’s proprietary library, the Psybrary™, which we believe will help us to identify and develop the right drug candidates needed to address mental health challenges, including depression, anxiety, and addiction disorders. We synthesize novel phenylalkylamines and indolethylamines, using a mixture of chemistry and synthetic biology, resulting in the expansion of the Psybrary™, which currently includes 20 patent families with claims covering over a million potential molecular structures, over one thousand of which we have so far synthesized in sufficient quantities to identify and hundreds of which we have screened for receptor binding and other relevant activities.

At this stage, we have entered into several non-binding term sheets with strategic partners to out-license certain molecules from the Psybrary™. Going forward, in order to build a pipeline of product candidates, we intend to both continue to internally develop new drug candidates with associated intellectual property and to acquire, through in-licensing, additional intellectual property from pharmaceutical and biotechnology companies and research institutions. The in-licensed assets could include both research stage and clinical stage drug candidates.

Our primary focus is to develop our lead asset EB-003 in the EVM301 Series. The development status of the product is shown in the table below:

Product Candidates	Targeted Indications	Status	Expected Next Steps
EB-003 Psychedelic-inspired drug candidates	Mental health indication	Preclinical Development	IND Filing

49

Recent Developments

Reverse Stock Split

We effected a 1-for-15 reverse stock split on January 27, 2025, which began trading on a split-adjusted basis on January 29, 2025, pursuant to which every 15 shares of our issued and outstanding common stock were reclassified as one share of common stock. No fractional shares were issued as a result of the reverse stock split. Any fractional shares that were to otherwise have resulted from the reverse stock split were rounded up to the next whole number. The reverse stock split had no impact on the par value of our common stock or the authorized number of shares of our common stock.

NASDAQ Bid Price Deficiency and Reverse Split

On May 16, 2024, the Company received a letter from Nasdaq notifying the Company that for the prior 30 consecutive business days the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (Bid Price Rule). The deficiency letter did not result in the immediate delisting of the Company’s common stock from Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, until November 12, 2024, to regain compliance with the Bid Price Rule. On November 20, 2024, Nasdaq issued a delisting notice, indicating that the Company did not satisfy the Bid Price Rule by the compliance date and that unless the Company requested an appeal of this determination before Nasdaq’s listing qualifications panel, our common stock would be scheduled for delisting from Nasdaq and trading suspended. We appealed the determination before Nasdaq’s listing qualifications panel and on December 30, 2024, the Company received an extension until May 19, 2025, to regain compliance with Bid Price Rule.

On December 12, 2024, subject to stockholder approval, the Board approved an amendment to our certificate of incorporation to, at the discretion of the Board, effect a reverse stock split of our outstanding common stock at a ratio between 1-for-10 and 1-for-100, including shares held by the Company as treasury shares, with the exact ratio within such range to be determined by the Board at its discretion. A meeting of the stockholders was held on January 17, 2025, whereby the stockholders approved the reverse stock split. The Company effected a 1-for-15 reverse stock split on January 27, 2025, which began trading on a split-adjusted basis on January 29, 2025. Nasdaq requires that the closing bid price of the Company remain at $1.00 per share or greater for 10 consecutive business days before declaring that the Company has regained compliance with the Bid Price Rule. As of the date of this prospectus, the Company has not completed 10 consecutive business days from the reverse stock split effective date and therefore it is not in compliance with the Bid Price Rule. Even if we do regain compliance, we cannot provide any assurance that our stock price will not drop below the minimum bid price requirement under the Bid Price Rule following the completion of this offering and we will not be subject to another delisting notice from NASDAQ.

License Agreement with MycoMedica Life Sciences

On November 7, 2024, Enveric executed a licensing agreement with MycoMedica out-licensing the Company’s EVM201 program, including drug candidate EB-002. Pursuant to the terms of licensing agreement, MycoMedica will seek to develop, manufacture, and commercialize EB-002, formerly EB-373, a synthetic prodrug of the active metabolite psilocin, for the treatment of neuropsychiatric disorders such as depression. MycoMedica received an exclusive, global license to the formulations, drugs, method of use, and medical devices developed by Enveric to utilize the compound. MycoMedica assumed the responsibility for all future preclinical, clinical, and commercial development on a royalty-bearing basis for all human and animal pharmaceutical applications. As part of the license agreement, Enveric received a modest upfront payment, and if certain conditions are met, will receive development and sales milestones potentially totaling up to $62 million, plus tiered single digit royalties on all future sales. MycoMedica has the option during the license term to buyout its milestone and royalty payment obligations at a predetermined amount depending upon the stage of product development and commercialization at the time of the buyout. Further, MycoMedica has the right to purchase the licensed patents at a nominal amount upon a change of control of Enveric, although doing so does not relieve MycoMedica of any of its payment obligations. No royalties have been received to date.

License Agreement with Aries Science and Technology

On July 10, 2024, Akos Biosciences, Inc., a Delaware corporation (“Akos”), wholly-owned subsidiary of Enveric, entered into an exclusive license agreement with Aries Science and Technology, LLC (“Aries”) pursuant to which Akos granted Aries a license of Akos’s patented radiation dermatitis topical product. The license allows Aries to use the patented formulation to develop pharmaceutical or non-pharmaceutical products for treating radiation dermatitis suitable for administration to humans or animals. The license is exclusive (subject to certain exceptions contained in the Agreement), worldwide, royalty-bearing, and includes the right to sublicense. Enveric will be eligible to receive aggregate milestone payments of up to $61 million, as well as tiered royalties on future sales, if all conditions are met. Aries has the option during the license term, to purchase the rights to each licensed product (on a licensed product-by-licensed product basis) in the form of an exclusive (as to the applicable licensed product), fully paid, transferable right and license to the licensed product. No royalties have been received to date.

Registered Direct Offerings

Between March and May 2024, Enveric entered into a series of common stock purchase agreements (the “Purchase Agreements”) for the issuance in a registered direct offering of an aggregate of 45,780 shares of the Company’s common stock, par value $0.01 per share, to certain institutional investors. The issuance was made in exchange for the permanent and irrevocable waiver of the variable rate transaction limitation contained in certain inducement offer letters, dated December 28, 2023, between the Company and the institutional investors with respect to any existing or future agreement by the Company to effect any issuance of shares. The Company did not receive any net proceeds in connection with the offering. The offering was made to obtain a waiver of the variable rate transaction limitation as described above and further described in the Purchase Agreements so the Company could utilize its equity line of credit with Lincoln Park Capital Fund, LLC, and enter into any future agreements that involve a variable rate transaction and issue such shares thereunder.

50

Components of Operating Results

Research and Development Expenses

Research and development expenses consist primarily of costs incurred for the research and development of our preclinical product candidates, and include, without limitation:

●	employee-related expenses, including salaries, benefits and share-based compensation expense;

●	expenses incurred under agreements with contract research organizations, contract manufacturing organizations, and consultants and other entities engaged to support our product research and development activities;

●	the cost of acquiring, developing and manufacturing materials and lab supplies used in research and development activities;

●	facility, equipment, depreciation and other expenses, which include, without limitation direct and allocated expenses for rent, maintenance of our facilities and equipment, insurance and other supplies;

●	costs associated with preclinical activities and regulatory operations, including, without limitation, patent related costs;

●	consulting and professional fees associated with research and development activities.

We expense research and development costs to operations as incurred. Research and development activities are central to our business model. We utilize a combination of internal and external efforts to advance product development from early-stage work to future clinical trial manufacturing and clinical trial support. External efforts include work with consultants and increasingly substantial work at CROs and CMOs. We support an internal research and development team in Calgary, Alberta, Canada. To move these programs forward along our development timelines, a large portion (approximately 75%) of our staff are research and development employees. In January 2024, the Company reduced its discovery team in Calgary and was primarily focused on the development of EB-002 and EB-003 pipeline assets (until we out-licensed EB-002 to MycoMedica Lifesciences in November of 2024). Because of the numerous risks and uncertainties associated with product development, however, we cannot determine with certainty the duration and completion costs of these or other current or future preclinical studies and clinical trials. The duration, costs and timing of clinical trials and development of our product candidates will depend on a variety of factors, including the uncertainties of future clinical and preclinical studies, uncertainties in clinical trial enrollment rates and significant and changing government regulation. In addition, the probability of success for each product candidate will depend on numerous factors, including competition, manufacturing capability and commercial viability.

General and Administrative Expenses

General and administrative expenses consist principally of salaries, benefits and related costs such as stock-based compensation for personnel and consultants in executive, finance, business development, corporate communications and human resource functions, facility costs not otherwise included in research and development expenses, accounting and audit costs, tax compliance costs, SEC compliance costs, investor relation costs, training and conference costs, insurance costs and legal fees.

Impairment of Intangible Assets and Goodwill

Intangible assets consist of the Psybrary™ and Patent Applications, In Process Research and Development (“IPR&D”) and license agreements. Psybrary™ and Patent Applications intangible assets are valued using the relief from royalty method. The cost of license agreements is amortized over the economic life of the license. The Company assesses the carrying value of its intangible assets for impairment each year.

51

The Company performs an annual impairment test of intangible assets and goodwill as of December 31 of each fiscal year.

Stock-Based Compensation

A significant portion of our operating expenses is related to stock-based compensation costs.

Stock-based compensation consists of restricted stock units (“RSU”) and options to purchase shares of the Company’s common stock. The Company follows Accounting Standards Codification (“ASC”) 718, Compensation - Stock Compensation, which addresses the accounting for stock-based payment transactions, requiring such transactions to be accounted for using the fair value method. The fair value of RSU or restricted stock awards (“RSAs”) is determined by the closing price per share of the Company’s common stock on the date of the award. The Company uses the Black-Scholes option pricing model to determine the grant date fair value of options issued.

RSU’s may contain vesting conditions that include, without limitation, any or all of the following: immediate vesting, vesting over a defined time period, vesting based on specific volume weighted average price levels being achieved by the Company’s common stock as publicly traded within specified measurement periods, and vesting based on the achievement of specific performance milestones. Options contain vesting conditions that provide for vesting over a defined time period.

The fair value of RSU’s and options, is charged to expense, on a straight line basis over the vesting periods defined in the award agreements, except for the fair value which is attributable to achievement of a specific performance milestones, which are charged to expense upon achievement of such milestones.

Change in fair value of warrant liabilities, investment options and derivative liabilities

The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480. “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The Company accounts for warrants for shares of the Company’s common stock that are not indexed to its own stock as derivative liabilities at fair value on the consolidated balance sheet. The Company adjusts this derivative liability at each reporting period, with the liability recorded on the balance sheet being equal to fair value of such liability on the relevant balance sheet date.

Fair value of derivative liabilities is determined in accordance with ASC 820-10 “Fair Value Measurement”. The fair value of the embedded derivative liabilities was determined using weighted-average scenario analysis and the fair value of warrant liabilities was determined using the Black-Scholes valuation model, both of which are level 3 methods, as defined in ASC 820-10.

The fair value of these derivative liabilities has a strong correlation to the price per share of the Company’s common stock as publicly traded. Increases in the Company’s price per share will result in increased derivative liabilities, with a corresponding other expense being recorded in the other income (expense) section of the statement of operations and comprehensive loss. Decreases in the Company’s price per share will result in decreased derivative liabilities, with a corresponding other income being recorded in the other income (expense) section of the statement of operations and comprehensive loss.

52

The Company accounts for the inducement to exercise warrants in accordance with ASC Subtopic 470-20-40 “Debt with Conversion and Other Options” (“ASC 470-20-40”). ASC 470-20-40 requires the recognition through earnings of an inducement charge equal to the fair value of the consideration delivered in excess of the consideration issuable under the original conversion terms.

Results of Operations

Comparison for the three months ended September 30, 2024 and 2023:

The following table sets forth information comparing the components of net loss for the three months ended September 30, 2024 and 2023:

	For the Three Months Ended September 30,
	2024	2023
Operating expenses
General and administrative	$1,235,661	$2,080,644
Research and development	762,717	1,281,455
Depreciation and amortization	84,814	86,296
Total operating expenses	2,083,192	3,448,395

Loss from operations	(2,083,192)	(3,448,395)

Other income (expense)
Change in fair value of warrant liabilities	(122)	67,822
Change in fair value of investment option liability	(501)	562,715
Interest income (expense), net	(217)	2,237
Total other income (expense)	(840)	632,774

Net loss before income taxes	$(2,084,032)	$(2,815,621)

Income tax expense	—	(6,595)

Net loss	$(2,084,032)	$(2,822,216)

General and Administrative Expenses

Our general and administrative expenses decreased to $1,235,661 for the three months ended September 30, 2024 from $2,080,644 for the three months ended September 30, 2023, a decrease of $844,983, or 41%. This change was primarily driven by decreases in consulting expenses of $138,778, salaries and wages of $263,764, and legal fees of $192,941, all a direct result of the second quarter 2023 reduction in force and no longer pursuing the transfer and spin-off its cannabinoid clinical development pipeline assets to Akos Biosciences, Inc.

Research and Development Expenses

Our research and development expense for the three months ended September 30, 2024 was $762,717 as compared to $1,281,455 for the three months ended September 30, 2023 with a decrease of $518,738, or approximately 40%. This decrease was primarily driven by a decrease in CRO expense of $4,206, salaries and wages of $212,377, and product development of $208,312.

Depreciation and Amortization Expense

Depreciation and amortization expense for the three months ended September 30, 2024 was $84,814 as compared to $86,296 for the three months ended September 30, 2023, with a decrease of $1,482, or approximately 2%.

Change in Fair Value of Warrant Liabilities

Change in fair value of warrant liabilities for the three months ended September 30, 2024 resulted in an expense of $122 as compared to income of $67,822 for the three months ended September 30, 2023. The change in fair value of warrant liabilities is due to the exercise of 8,134 of warrants on December 28, 2023, resulting in less warrants outstanding and re-valued at September 30, 2024, as well as, the change in the closing price of Common Stock at the end of each period, as compared to the closing price of Common Stock at the beginning of each period with a strong inverse relationship between changes in fair value of warrant liabilities and the trading price of Common Stock.

53

Change in Fair Value of Investment Option Liability

Change in fair value of investment option liability for the three months ended September 30, 2024 resulted in an expense of $501 as compared to income of $562,715 during the three months ended September 30, 2023. The change in fair value is due to the exercise of 66,667 investment options on December 28, 2023, resulting in less investment options re-valued at September 30, 2024 and a significant decrease in the Company’s stock price for the three months ended September 30, 2024.

Comparison for the nine months ended September 30, 2024 and 2023:

The following table sets forth information comparing the components of net loss for the nine months ended September 30, 2024 and 2023:

	For the Nine Months Ended September 30,
	2024	2023
Operating expenses
General and administrative	$4,467,065	$8,273,344
Research and development	1,736,373	5,531,436
Depreciation and amortization	255,002	259,300
Total operating expenses	6,458,440	14,064,080

Loss from operations	(6,458,440)	(14,064,080)

Other income (expense)
Change in fair value of warrant liabilities	20,722	(115,342)
Change in fair value of investment option liability	18,664	(399,921)
Change in fair value of derivative liability	—	727,000
Interest income, net	444	3,142
Total other income (expense)	39,830	214,879

Net loss before income taxes	$(6,418,610)	$(13,849,201)

Income tax expense	(1,731)	(6,595)

Net loss	$(6,420,341)	$(13,855,796)

General and Administrative Expenses

Our general and administrative expenses decreased to $4,467,065 for the nine months ended September 30, 2024 from $8,273,344 for the nine months ended September 30, 2023, a decrease of $3,806,279, or 46%. This change was primarily driven by decreases in consulting expenses of $836,437, salaries and wages of $1,305,710, stock compensation expense of $623,259, investor relations of $313,509, legal fees of $487,863, and accounting fees of $227,200, all a direct result of the second quarter 2023 reduction in force and no longer pursuing the transfer and spin-off its cannabinoid clinical development pipeline assets to Akos Biosciences, Inc., and Delaware franchise taxes of $246,144 partially offset by an increase in director fees of $107,186.

Research and Development Expenses

Our research and development expense for the nine months ended September 30, 2024 was $1,736,373 as compared to $5,531,436 for the nine months ended September 30, 2023 with a decrease of $3,795,063, or approximately 69%. This decrease was primarily driven by a decrease in salaries and wages of $1,542,075, research costs of $1,056,511, product development costs of $532,063, CRO costs of $128,560 and the gain realized related to the Australian R&D tax incentive of $291,439.

54

Depreciation and Amortization Expense

Depreciation and amortization expense for the nine months ended September 30, 2024 was $255,002 as compared to $259,300 for the nine months ended September 30, 2023, with a decrease of $4,298, or approximately 2%.

Change in Fair Value of Warrant Liabilities

Change in fair value of warrant liabilities for the nine months ended September 30, 2024 resulted in income of $20,722 as compared to a loss of $115,342 for the nine months ended September 30, 2023. The change in fair value of warrant liabilities is due to the exercise of 8,134 of warrants on December 28, 2023, resulting in less warrants outstanding and re-valued at September 30, 2024, as well as, the change in the closing price of Common Stock at the end of each period, as compared to the closing price of Common Stock at the beginning of each period with a strong inverse relationship between changes in fair value of warrant liabilities and the trading price of Common Stock.

Change in Fair Value of Investment Option Liability

Change in fair value of investment option liability for the nine months ended September 30, 2024 resulted in income of $18,664 as compared to a loss of $399,921 during the nine months ended September 30, 2023. The change in fair value is due to the exercise of 66,667 investment options on December 28, 2023, resulting in less investment options re-valued at September 30, 2024 and a significant decrease in the Company’s stock price for the nine months ended September 30, 2024.

Change in Fair Value of Derivative Liability

The Company’s change in fair value of derivative liability is due to the May 2023 redemption which ceased the probability of occurrence of the Akos spin-off and Akos Series A Preferred Stock redemption.

Comparison for the years ended December 31, 2023 and 2022:

The following table sets forth information comparing the components of net loss for the years ended December 31, 2023 and 2022:

	For the Years Ended December 31,
	2023	2022
Operating expenses
General and administrative	$8,852,021	$11,605,761
Research and development	7,252,437	8,027,773
Impairment of intangible assets and goodwill	—	7,453,662
Depreciation and amortization	343,982	327,910
Total operating expenses	16,448,440	27,415,106

Loss from operations	(16,448,440)	(27,415,106)

Other (expense) income
Inducement expense, net	(1,848,235)	—
Change in fair value of warrant liabilities	94,396	4,315,236
Change in fair value of investment option liability	208,752	3,472,726
Change in fair value of derivative liability	727,000	(325,000)
Interest income (expense), net	3,708	(5,249)
Total other (expense) income	(814,379)	7,457,713

Net loss before income taxes	$(17,262,819)	$(19,957,393)

Income tax (expense) benefit	(28,913)	1,486,060

Net loss	$(17,291,732)	$(18,471,333)

55

Known Trends or Uncertainties

The current inflationary trend existing in the North American economic environment is considered by Management to be reasonably likely to have a material unfavorable impact on results of continuing operations. While inflation is experiencing a declining trend in recent months, it remains at higher levels as compared to recent periods of price inflation, borrowing costs have not correspondingly reduced, and the cost of labor and materials continue to remain high. Furthermore, due to a recent change in the administration, there remains uncertainty in terms of domestic and international policies as they pertain to taxation, tariffs, energy, immigration, artificial intelligence, all or some of which may affect inflationary trends, capital markets, and availability of resources and materials. In addition, there is an increased risk of the Company experiencing labor shortages as a result of a potential inability to attract and retain human resources due to increased labor costs resulting from the current inflationary environment.

General and Administrative Expenses

Our general and administrative expenses decreased to $8,852,021 for the year ended December 31, 2023 from $11,605,761 for the year ended December 31, 2022, a decrease of $2,753,740, or 24%. This change was primarily driven by decreases in insurance expenses of $1,112,059, salaries and wages of $626,573, transaction expenses of $735,043, stock compensation expense of $351,898, marketing expense of $390,851, and legal fees of $532,563. This is offset by an increase in consulting expenses of $381,786, Delaware Franchise Tax expenses of $247,389, and accounting fees of $255,872. The decrease in insurance expense was due to a reduction in director and officer liability insurance related to the Company’s reduction in force and restructuring during the year ended December 31, 2023. The decrease in salaries and wages was due to the reduction in force during the year ended December 31, 2023. The decrease in transaction expenses was due to the expenses related to non-recurring capital raises during the year ended December 31, 2022. The decrease in stock compensation expense was due primarily to a reduction in expense related to restricted stock units as a result of forfeitures and decreased value of new grants as a result of lower stock prices. The decrease in marketing and legal expenses was due to the termination of marketing efforts surrounding the Akos cannabinoid spin-off. The increase in consulting expenses was due to increased outsourcing to contractors as a result of the reduction in force during 2023. The increase in Delaware Franchise Tax expenses was due to taxes and penalty fees related to the 2022 franchise tax return. The increase in accounting fees was due to internal control deficiency remediation efforts related to deficiencies identified in 2022 and technical accounting services related to 2023 transactions.

Research and Development Expenses

Our research and development expense for the year ended December 31, 2023 was $7,252,437 as compared to $8,027,773 for the year ended December 31, 2022 with a decrease of $775,336, or approximately 10%. This decrease was primarily driven by decreased salaries and wages of 1,608,437, product development of $443,158, and lab expenses of $321,773, and increase in tax incentive of $141,185. This is slightly offset by an increase in CRO costs of $1,674,958. The decrease in salaries and wages was primarily due to the reduction in force as a result of the cost reduction plan that the Company entered into in May 2023 and the increase in CRO costs is due to contract in Australian Subsidiary Research and Development that began in March 2023.

Impairment of intangible assets and goodwill

There was no impairment of intangible assets and goodwill for the year ended December 31, 2023 as compared to $7,453,662 for the year ended December 31, 2022, as all recognized indefinite lived intangible assets and goodwill were fully impaired as of December 31, 2022.

Depreciation and Amortization Expense

Depreciation and amortization expense for the year ended December 31, 2023 was $343,982 as compared to $327,910 for the year ended December 31, 2022, with a decrease of $16,072, or approximately 5%.

56

Change in Fair Value of Warrant Liabilities

Change in fair value of warrant liabilities for the year ended December 31, 2023 resulted in income of $94,396 as compared to $4,315,236 for the year ended December 31, 2022. The change in fair value of warrant liabilities is significantly influenced by the change in the closing price of common stock at the end of each period, as compared to the closing price of common stock at the beginning of each period with a strong inverse relationship between changes in fair value of warrant liabilities and the trading price of common stock. The significant decrease in the Company’s stock price during the year ended December 31, 2023 compared to the year ended December 31, 2022, resulted in the significant decrease to the change in fair value of warrant liabilities.

Change in Fair Value of Investment Option Liability

Change in fair value of investment option liability for the year ended December 31, 2023 resulted in income of $208,752 as compared to $3,472,726 for the year ended December 31, 2022. The change in fair value of investment option liability is significantly influenced by the change in the closing price of common stock at the end of each period, as compared to the closing price of common stock at the beginning of each period with a strong inverse relationship between changes in fair value of warrant liabilities and the trading price of common stock. The significant decrease in the Company’s stock price during the year ended December 31, 2023 compared to the year ended December 31, 2022, resulted in the significant decrease to the change in fair value of warrant liabilities.

Change in Fair Value of Derivative Liability

The Company’s change in fair value of derivative liability increased by $1,052,000 for the year ended December 31, 2023, due primarily to the termination of the planned spin-off of Akos and redemption of the underlying preferred stock in May 2023.

Inducement Expense

Inducement expense was $1,848,235 for the year ended December 31, 2023. The expenses recorded were related to inducement incurred related to the conversion of warrants and investment options that occurred in December 2023. The Company did not incur such expenses in the prior period.

Income Tax (Expense) Benefit

Income tax expense was $28,913 for the year ended December 31, 2023, which primarily related to state excise taxes, compared to an income tax benefit of 1,486,060 for the year ended December 31, 2022 or a change of $1,514,973. For the year ended December 31, 2022, the Company recognized a benefit for the reversal of the deferred tax liability for the indefinite lived intangible assets upon impairment, which is the primary reason for the change.

Cash Flows

Since inception, we have primarily used our available cash to fund our product development and operations expenditures.

Cash Flows for the Nine Months Ended September 30, 2024 and 2023:

The following table sets forth a summary of cash flows for the years presented:

	For the Nine Months Ended September
	2024	2023
Net cash used in operating activities	$(6,414,590)	$(12,343,363)
Net cash provided by investing activities	—	11,705
Net cash provided by (used in) financing activities	7,210,386	(1,157,057)
Effect of Foreign Exchange Rate on Changes on Cash	27,910	31,399
Net increase (decrease) in cash	823,706	(13,457,316)

57

Operating Activities

Net cash used in operating activities was $6,414,590 during the nine months ended September 30, 2024, which consisted primarily of a net loss adjusted for non-cash items of $5,114,009 and an increase in prepaid expenses and other current assets of $3,674 and a decrease in accounts payable and accrued liabilities of $1,296,907.

Net cash used in operating activities was $12,343,363 during the nine months ended September 30, 2023, which consisted primarily of a net loss adjusted for non-cash items of $11,962,774, an increase in prepaid expenses and other current assets of $746,033, offset by an increase in accounts payable and accrued liabilities of $429,688.

Investing Activities

Net cash used in investing activities was $0 during the nine months ended September 30, 2024.

Net cash provided by investing activities was $11,705 during the nine months ended September 30, 2023, which consisted of proceeds from disposal of property and equipment of $16,900, offset by the purchase of property and equipment of $5,195.

Financing Activities

Net cash provided by financing activities was $7,210,386 during the nine months ended September 30, 2024, which consisted of $1,804,819 from the proceeds received from the stock subscription receivable, $2,676,980 for the exercise of the Inducement Warrants, $2,290,186 for the common stock sold under the Distribution agreement, net of offering costs, and $599,862 for the common stock sold under the Purchase Agreement, offset by $161,461 offering costs previously accrued for the Inducement Warrants.

Net cash used in financing activities was $1,157,057 during the nine months ended September 30, 2023, which consisted of the redemption of redeemable non-controlling interest and payment of deferred offering costs.

Cash Flows for the Years Ended December 31, 2023 and 2022

The following table sets forth a summary of cash flows for the years presented:

	For the Years Ended December 31,
	2023	2022
Net cash used in operating activities	$(14,094,411)	$(17,146,723)
Net cash provided by (used in) investing activities	11,667	(584,165)
Net cash (used in) provided by financing activities	(1,343,141)	18,180,137
Effect of Foreign Exchange Rate on Changes on Cash	(10,022)	(81,364)
Net (decrease) increase in cash	$(15,435,907)	$367,885

Operating Activities

Net cash used in operating activities was $14,094,411 during the year ended December 31, 2023, which consisted primarily of a net loss adjusted for non-cash items of $13,919,661, an increase in prepaid expenses of $6,857, a decrease in accounts payable and accrued liabilities of $103,848, and a decrease in right-of-use operating lease asset and obligation of $64,045.

Net cash used in operating activities was $17,146,723 during the year ended December 31, 2022, which consisted primarily of a net loss adjusted for non-cash items of $16,929,063, an increase in prepaid expenses and other current assets of $374,058, an increase in accounts payable and accrued liabilities of $263,686, and a decrease in right-of-use operating lease asset and obligation of $107,288.

Investing Activities

Net cash provided by investing activities was $11,667 during the year ended December 31, 2023, which consisted of the purchase of property and equipment, offset by proceeds from sale of property and equipment.

Net cash used in investing activities was $584,165 during the year ended December 31, 2022, which consisted of the purchase of property and equipment.

58

Financing Activities

Net cash used in financing activities was $1,343,141 during the year ended December 31, 2023, which consisted of $1,052,057 from the redemption of Series A Preferred Stock and $291,084 for equity distribution offering costs.

Net cash provided by financing activities was $18,180,137 during the year ended December 31, 2022, which consisted of $17,222,099 in net proceeds from the sale of common stock and warrants and warrant exercises, net of fees, and proceeds from the sale of redeemable non-controlling interest, net of offering costs, of $958,038.

Liquidity and Capital Resources

Since our inception through September 30, 2024, we have not generated revenue and have incurred significant operating losses and negative cash flow from our operations.

We are a pre-revenue biotech company that has generated no reportable revenues through September 30, 2024. During the years ended December 31, 2023 and 2022, we raised approximately $18.2 million from the sales of common stock, warrants, preferred investment options, and redeemable non-controlling interest, and from proceeds realized from the exercise of cash warrants. These amounts were the primary source of funds upon which our operations were financed during the year ended December 31, 2023. During the year ended December 31, 2024, we raised approximately $8.0 million from the sales of common stock and warrants. The maximum gross amount we expect to raise in this offering is $5.0 million, excluding the exercise of any warrants. Following this offering, we will need to raise additional capital to fund our operations and continue to support our planned development and commercialization activities.

Going Concern

The Company has incurred a loss since inception resulting in an accumulated deficit of $102,919,859 as of September 30, 2024 and further losses are anticipated in the development of its business. Further, the Company had operating cash outflows of $6,414,590 for the nine months ended September 30, 2024. For the nine months ended September 30, 2024, the Company had a loss from operations of $6,458,440. Since inception, being a research and development company, the Company has generated no reportable revenue through September 30, 2024, and the Company has incurred continuing losses from its operations. The Company’s operations have been funded principally through the issuance of debt and equity. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these unaudited condensed consolidated financial statements.

In assessing the Company’s ability to continue as a going concern, the Company monitors and analyzes its cash and its ability to generate sufficient cash flow in the future to support its operating and capital expenditure commitments. At September 30, 2024, the Company had cash of $3,111,683 and working capital of $3,499,093. The Company’s current cash on hand is insufficient to satisfy its operating cash needs for the 12 months following the filing of this registration statement. These conditions raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year after the date the financial statements are issued. Management’s plan to alleviate the conditions that raise substantial doubt include raising additional working capital through public or private equity or debt financings or other sources, and may include additional collaborations with third parties as well as disciplined cash spending. Adequate additional financing may not be available to us on acceptable terms, or at all. Should the Company be unable to raise sufficient additional capital, the Company may be required to undertake cost-cutting measures including delaying or discontinuing certain operating activities.

As a result of these factors, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern for a period of one year after the date of this registration statement. The Company’s consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Accounting Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of our consolidated financial statements and related disclosures requires us to make estimates, assumptions and judgments that affect the reported amount of assets, liabilities, costs and expenses and related disclosures. Our critical accounting estimates are those estimates that involve a significant level of uncertainty at the time the estimate was made, and changes in them have had or are reasonably likely to have a material effect on our financial condition or results of operations. Accordingly, actual results could differ materially from our estimates. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. Our most critical accounting estimates include determining the accruals associated with third-party providers supporting research and development efforts and the fair value of the inducement warrants.

59

Accrued Research and Development Expenses

As part of the process of preparing our consolidated financial statements, we are required to estimate our accrued research and development expenses. This process involves reviewing purchase orders, open contracts, reconciling payments and invoices and communicating with our personnel and suppliers to identify services that have been performed on our behalf. It also includes the research and development vendors providing us milestone and percentage completion reports on the statuses within each active purchase order and contract along with estimating the level of service performed and the associated cost incurred for the services when we have not yet been invoiced or otherwise notified of the actual cost. Our vendors invoice us in various ways via advance payments, as contractual milestones are met or monthly in arrears for services performed.

We make estimates of our accrued expenses as of each balance sheet date in our consolidated financial statements based on facts and circumstances known to us at that time. We periodically confirm the accuracy of our estimates with the service providers and adjust if necessary. The significant estimates in our accrued research and development expenses include the costs incurred for services performed by clinical, preclinical, and CMC vendors in connection with research and development activities for which we have not yet been invoiced.

We contract with these vendors to conduct clinical, preclinical, or CMC research and development services on our behalf. We base our expenses on our estimates of the services received and efforts expended pursuant to quotes and contracts with the research and development vendors. The financial terms of these agreements are subject to negotiation, vary from contract to contract and may result in uneven payment flows. There may be instances in which payments made to our vendors will exceed the level of services provided and result in a prepayment of the research and development expense. In accruing service fees, we estimate the time period over which services will be performed and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from our estimate, we adjust the accrual or amount of prepaid expense accordingly. Non-refundable advance payments for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made.

Although we do not expect our estimates to be materially different from amounts actually incurred, our understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in us reporting amounts that are too high or too low in any particular period. To date, there have been no material differences between our estimates of such expenses and the amounts actually incurred.

Fair Value of Inducement Warrants

The inducement warrants are measured at estimated fair value using the Black Scholes valuation model. Inherent in this model are assumptions related to expected stock price volatility, expected life, risk-free interest rate and dividend yield. We estimate the volatility of our common stock at the date of issuance based on the historical implied volatility of our own stock price that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the measurement date for a maturity similar to the expected remaining life of the inducement warrants. The expected life of the inducement warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on our historical rate, which we anticipate to remain at zero. The assumptions used in calculating the estimated fair value of the inducement warrants represent our best estimates. However, these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and different assumptions are used, the inducement warrants estimated fair value could be materially different.

60

SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock (including shares issuable upon the exercise or conversion of securities that entitle the holders thereof to obtain Common Stock upon exercise or conversion in accordance with the terms thereof) as of January 24, 2025, by:

●	each person known by us to be the beneficial owner of more than five percent of our outstanding shares of Common Stock;

●	each director;

●	each of our named executive officers; and

●	all current directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. We deem shares of our common stock which the stockholder has the right to acquire within 60 days of January 24, 2025, whether through the vesting of restricted stock units, or RSUs, or the exercise or conversion of any stock option, convertible security, warrant or other right, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o Enveric Biosciences, Inc. 4851 Tamiami Trail N., Suite 200, Naples, FL 34103. As of January 24, 2025, we had 692,580 shares of Common Stock outstanding.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Officers and Directors
Joseph Tucker, Ph.D.(1)	5,813	*
Peter Facchini, Ph.D.(2)	3,560	*
Kevin Coveney(3)	1,995	*
Frank Pasqualone(4)	3,249	*
George Kegler(5)	3,204	*
Marcus Schabacker, M.D., Ph.D.(6)	3,204	*
Michael Webb(7)	3,183	*
Sheila DeWitt, Ph.D.(8)	1,857	*
All directors and current executive officers as a group of eight (8) persons(9)	26,065	3.6%
AdvisorShares Trust(10)	39,991	5.8%

* Represents less than 1%

(1)	Includes 2,075 shares of Common Stock and Vested and Unissued Restricted Stock Units, 2,586 Restricted Stock Units that will vest within 60 days of January 24, 2025, options to purchase 266 shares of Common Stock exercisable within 60 days of January 24, 2025, and warrants to purchase 886 shares of Common Stock exercisable within 60 days of January 24, 2025.

(2)	Includes 1,402 shares of Common Stock and Vested and Unissued Restricted Stock Units, 1,209 Restricted Stock Units that will vest within 60 days of January 24, 2025, options to purchase 133 shares of Common Stock exercisable within 60 days of January 24, 2025, and warrants to purchase 816 shares of Common Stock exercisable within 60 days of January 24, 2025.

(3)	Includes 442 shares of Common Stock and 1,553 Restricted Stock Units that will vest within 60 days of January 24, 2025.

(4)	All share amounts consist of Common Stock.

(5)	All share amounts consist of Common Stock.

(6)	All share amounts consist of Common Stock.

(7)	All share amounts consist of Common Stock.

(8)	All share amounts consist of Common Stock.

(9)	Includes 18,616 shares of Common Stock and Vested and Unissued Restricted Stock Units, 5,348 Restricted Stock Units vesting within 60 days of January 24, 2025, options to purchase 399 shares of Common Stock exercisable within 60 days of January 24, 2025, and warrants to purchase 1,702 shares of Common Stock exercisable within 60 days of January 24, 2025.

(10)	According to its most recent 13G filed with the SEC on January 6, 2025, AdvisorShares Trust (“AdvisorShares”) is an investment company organized under the laws of the State of Delaware with sole voting and dispositive power with respect to 39,991 shares. The principal address of AdvisorShares is 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814.

61

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed in the “Executive Officer and Director Compensation” section in this proxy statement, since January 1, 2022 we have engaged in the following transactions in which:

●	the amounts involved exceeded or will exceed the lesser of (i) $120,000, or (ii) 1% of the average of the Company’s total assets at December 31, 2023 and December 31, 2022; and

●	any director, executive officer, holder of more than 5% of our voting securities, whom we refer to as our principal stockholders, or affiliates or immediate family members of our directors, executive officers and principal stockholders, had or will have a material interest.

We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Advisory Services from Dr. Sheila DeWitt

Dr. DeWitt has provided research and development services as an advisory consultant to the Company since May 2022. These services are provided as needed on an hourly basis. As of January 24, 2025, the Company has incurred $189,125 in service fees for the fiscal year ending December 31, 2024. Of these fees, $176,125 has been paid and $13,000 is included in accounts payable on December 31, 2024.

Consulting Agreement with David Johnson

The Company and David Johnson, the Company’s former Executive Chairman, entered into a consulting agreement on January 1, 2023 (the “Agreement”). Mr. Johnson earned $23,833 per month ($286,000 per annum) in exchange for his services. The Company also agreed to reimburse Mr. Johnson for such reasonable and necessary expenses incurred by him in carrying out his services under the Agreement. In May of 2023, the Agreement was terminated without cause prior to the completion of the spin-off transaction of Akos. The Company paid Mr. Johnson a termination fee of $286,000 over the 12 months following the termination of the Agreement.

Policies and Procedures for Related Party Transactions

Our Audit Committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, directors, beneficial owners of more than 5% of our voting securities, immediate family members of the foregoing persons, and any other persons whom our Board determines may be considered related parties, has or will have a direct or indirect material interest and that involve consideration received or receivable by these persons in excess of the lesser of (i) $120,000, and (ii) one percent of the average of the Company’s total assets at year end for the last two completed fiscal years. In reviewing and approving these transactions, our Audit Committee obtains, or directs our management to obtain on its behalf, all information that the Audit Committee believes to be material to a review of the transaction prior to its approval. It is contemplated that no related person transaction will be entered into prior to the completion of these procedures; however, where permitted, a related person transaction may be ratified upon completion of these procedures.

62

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors with their respective ages as of January 24, 2025:

Name	Age	Position
Joseph Tucker, Ph.D.	56	Chief Executive Officer and Director
Peter Facchini, Ph.D.	61	Chief Innovation Officer
Kevin Coveney	61	Chief Financial Officer
Michael D. Webb	66	Chairman of the Board
George Kegler	69	Director
Frank Pasqualone	68	Director
Marcus Schabacker, M.D., Ph.D.	61	Director
Sheila DeWitt, Ph.D.	64	Director

Joseph Tucker, Ph.D. has served as our Chief Executive Officer and Director since September 16, 2021. Prior to joining the Company, Dr. Tucker was the Chief Executive Officer, President and Director of MagicMed Industries Inc., from its founding in May 2020 until its acquisition by the Company in September 2021. Dr. Tucker was the Executive Chairman of Willow Biosciences Inc., a TSX-listed public company, from April 2019 to March 2020. From March 2014 until April 2019, Dr. Tucker was the Chief Executive Officer, President and Director of Epimeron Inc., which amalgamated with BioCan Technologies Inc. in April 2019 to become Willow Biosciences, Inc. Between 2007 and 2014, Dr. Tucker held President, Chief Executive Officer, and Chief Financial Officer roles in several other private biotechnology companies including VirTech Bio, Inc., Taiga Bioactives Inc., SolAeroMed, Inc., and Pharmavation, Inc. From January 2001 until January 2007, Dr. Tucker was Chief Executive Officer, President and Director of Stem Cell Therapeutics, a TSX-listed public biotechnology company. Prior to leading biotechnology companies, Dr. Tucker was a healthcare analyst with two investment banks and also served in a technology commercialization capacity for a university technology transfer office. Dr. Tucker received his Ph.D. in Biochemistry and Molecular Biology from the University of Calgary. Dr. Tucker’s relevant industry experience qualifies him to be a director of the Company.

Peter Facchini, Ph.D., has served as our Chief Innovation Officer since joining the Company in September 2021. Dr. Facchini has been a Professor of Plant Biochemistry in the Department of Biological Sciences at the University of Calgary since 1995, during which he held the Canada Research Chair in Plant Metabolic Processes Biotechnology, was a 2019 Parex Resources Innovation Fellow, received the 2021 Faculty of Science Innovation Excellence Award, and was a finalist for the 2022 Alberta Science, Technology and Leadership (ASTech) award. Prior to joining the Company, Dr. Facchini co-founded and was the Chief Scientific Officer of Epimeron Inc., Willow Biosciences Inc. and MagicMed Industries Inc. Dr. Facchini has published over 170 peer-reviewed scientific papers and co-invented innovations covered by more than 50 patents. Dr. Facchini is an international leader in the fields of natural product metabolic biochemistry and biotechnology.

Kevin Coveney has served as our Chief Financial Officer since March 13, 2023. Mr. Coveney brings to the Company over 30 years of experience in biotechnology finance and accounting. Mr. Coveney is the founder of Coveney Capital Advisors and has provided fractional CFO and consulting services to Progressive Therapeutics, Inc. from September 2022 to March 2023 and Power of Patients, LLC, from October 2022 to March 2023, respectively. Mr. Coveney previously held the position of chief financial officer at Memgen, Inc. from November 2021 to June 2022 and at Q-State Biosciences, Inc. from April 2020 to April 2021. Prior to his chief financial officer position, Mr. Coveney served as Senior Vice President of Finance, HR & IT of Vedanta Biosciences, Inc. from November 2018 to February 2020. He held various senior positions at Berg Health LLC from September 2015 to November 2018. Mr. Coveney was an Audit Partner at Braver PC (now Marcum) from July 2007 through October 2012. Mr. Coveney holds a Bachelor of Science degree in Management with a Concentration in Accounting from the University of Massachusetts and served as a non-commissioned officer in the United States Coast Guard.

63

Michael D. Webb has served as a non-employee director of the Company since June 13, 2022 and has served as Chairman of the Board since November 2022. Mr. Webb is the President and Chief Executive Officer of Epion Therapeutics, Inc. and a member of its board of directors, positions he has held since 2017. He has served as a director at Videokawa since 2018, and at DeuteRx, LLC since 2012. He has been a founder and Chief Executive Officer of biotechnology companies, taking them from seed round funding through venture financing and Nasdaq IPO. Mr. Webb began his career in Booz, Allen & Hamilton’s Chicago office, specializing in healthcare and life sciences and subsequently at CIBA-Geigy (now Novartis) where he was last a Senior Vice President. Mr. Webb holds Bachelor’s degrees in Biochemistry and Economics from the University of Kansas, summa cum laude and an MA in International Relations from Sussex University in the UK. In addition, he holds an MBA degree from Kellogg School of Management with a concentration in healthcare management. He is a past Chairman of the Massachusetts Biotechnology Council. Mr. Webb’s relevant industry experience qualifies him to be a director of the Company.

George Kegler has served as a non-employee director of the Company since December 30, 2020. Mr. Kegler was employed by Mallinckrodt Pharmaceuticals from January 2013 to June 2019, serving as the Executive Vice President and Chief Financial Officer, Interim from December 2018 to May 2019, where he had responsibility for the global finance function and was a member of the executive committee, Vice President Finance from November 2016 to November 2018, President Specialty Generics (Interim) and Vice President Finance from July 2016 to October 2016, and Vice President, Finance from January 2013 to June 2016. He has served in various consulting roles since June 2019, which ended in March 2020. Mr. Kegler has 40 years of experience in financial planning and analysis, corporate finance, controllership and business development. Previously Mr. Kegler served as the Vice President of Commercial Finance for various businesses within Mallinckrodt and was also interim President of the company’s specialty generics business. Prior to joining Mallinckrodt, he was the Chief Financial Officer for Convatec, a private equity-owned company that was purchased from Bristol-Myers Squibb. He worked in various finance roles within Bristol-Myers Squibb including commercial, international, technical operations, research & development as well as the assistant controller of internal controls. Mr. Kegler holds a bachelor’s degree in accounting from the University of Missouri, an MBA from Saint Louis University and completed the Certified Public Accountant exam in Missouri. Mr. Kegler’s experience as an officer at several companies and extensive knowledge of corporate finance qualify him to be a director of the Company.

Frank Pasqualone has served as a non-employee director of the Company since July 13, 2022. Mr. Pasqualone has served as Senior Vice President, Chief Business Officer of Theravance Biopharma, Inc. since November 2020 and joined Theravance Biopharma as Senior Vice President, Operations in June 2014 in connection with its spin-off from Innoviva. Mr. Pasqualone held the position of Senior Vice President, Operations at Innoviva since January 2014. From 2010 to 2012, he served as President of Intercontinental Region: Latin America, Middle East and Africa and also as President of Southern Europe from 2009 to 2010, at Bristol-Myers Squibb (BMS). Over a 25-year period with BMS, Mr. Pasqualone held senior management positions in the U.S. and globally. In the U.S., he was responsible for the Oncology/Virology business and led the marketing group in the Diabetes business. After leaving Bristol-Myers Squibb and prior to joining Theravance, Mr. Pasqualone was self-employed as a part-time consultant. Since October 2018, Mr. Pasqualone has served as a member of the board of trustees at Saint Francis University. Mr. Pasqualone holds an M.B.A. from University of Dayton and a B.S. in Marketing from Bowling Green State University in Ohio. Mr. Pasqualone’s relevant industry experience as an officer at several companies qualifies him to be a director of the Company.

Marcus Schabacker, M.D., Ph.D. has served as a non-employee director of the Company since December 30, 2020. Since January 2018, Dr. Schabacker has served as President and Chief Executive Officer of the ECRI Institute, a non-profit organization with 500 employees and an operating budget of $80 million focusing on advancing evidenced-based, effective healthcare globally. Prior to joining ECRI, Dr. Schabacker worked at Baxter Healthcare Corporation, serving as Corporate Vice President and Chief Scientific Officer from July 2015 to May 2017, chairman of the executive quality council from March 2014 to May 2017, Chief Scientific Officer, Medical Products from July 2014 to July 2015, and Vice President, R&D, Medical Products from March 2011 to July 2014. During his clinical years, and his time as an industry thought leader, Dr. Schabacker was focused on patient safety and enhancing patient care. For over a decade Dr. Schabacker has served on numerous boards of small and midsize companies and organizations, providing management with guidance and expertise to strategically accelerate growth and to build successful and sustainable high performing management teams. Dr. Schabacker’s medical background and relevant research and development experience qualify him to be a director of the Company.

Sheila DeWitt, Ph.D. has served as a non-employee director of the Company by the Board since May of 2024. Dr. DeWitt has provided research and development services as an advisory consultant to the Company since May 2022. These services are provided as needed on an hourly basis. Since December of 2012, Dr. DeWitt has served as the President, Chief Executive Officer, and the Chair of the Board of Directors of DeuteRx, LLC. She has also served as a Director at Neuromity Therapeutics, Inc. from November 2021 to December 2023, and at RIFFIT, Inc. from March 2019 to November 2022. She also served as the President, Chief Executive Officer, and Chair of the Board of Directors at Deuteria Pharmaceuticals, Inc. from December 2010 to December 2012. Dr. DeWitt is a life sciences executive and serial entrepreneur with more than 35 years of experience in pharmaceutical and biotechnology companies including leading the start-up or turnaround of biotechnology companies or business units, orchestrating M&A transactions, and managing global R&D organizations. She earned her B.A. in Chemistry from Cornell University in 1982 and Ph.D. in Synthetic Organic Chemistry from Duke University in 1986 and has received numerous honors including American Chemical Society (ACS) Hathryn C. Hach Award for Entrepreneurial Success (2025), ACS Gertrude Elion Medicinal Chemistry Award (2025), and Famous Organic Chemists ACS Organic Division (2019),. Dr. DeWitt’s relevant industry experience qualifies her to be a director of the Company.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Composition of the Board of Directors

Our Amended and Restated Certificate of Incorporation, as amended, and Bylaws provide that our Board will consist of such number of directors as determined from time to time by resolution adopted by our Board. The size of our Board is currently fixed at six directors. Subject to any rights applicable to any then-outstanding shares of preferred stock, any vacancies or newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office. Stockholders vote to elect directors with a term then expiring each year at our annual meeting.

Director Independence

We are currently listed on the Nasdaq Stock Market and therefore rely on the definition of independence set forth in the Nasdaq Listing Rules (“Nasdaq Rules”). Under the Nasdaq Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based upon information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, the Board has determined that Mr. Webb, Mr. Kegler, Mr. Pasqualone, and Dr. Schabacker have no relationships with us that would interfere with the exercise of independent judgment and are “independent directors” as that term is defined in the Nasdaq Rules.

64

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth total compensation paid to the named executive officers for the years ended December 31, 2024 and 2023, comprised of (i) the individual who served as our Chief Executive Officer during the 2024 fiscal year, (ii) the two most highly compensated executive officers other than the Chief Executive Officer who were serving as an executive officer at the end of the 2024 fiscal year and whose compensation, as determined by Regulation S-K, Item 402, exceeded $100,000 and (iii) any individual who would otherwise be included in (ii) above but for the fact that such individual was not serving as an executive officer of ours at the end of the 2024 fiscal year.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph Tucker(2)	2024	458,640			152,724	(3)	-	-	-	611,364
Chief Executive Officer	2023	450,785		-	126,280	(4)	-	-	-	577,065

Peter Facchini, Ph.D.(5)	2024	215,268	(6)		59,260	(6)(7)				274,528
Chief Innovation Officer	2023	233,272	(6)	-	48,790	(6)(8)	-	-	-	282,062

Kevin Coveney(9)	2024	385,000			92,900	(10)	-	-	-	477,900
Chief Financial Officer	2023	308,989		-	49,688	(11)	-	-	-	358,677

(1)	Stock compensation consists of Restricted Stock Unit Award (“RSUs”) and Restricted Stock Awards (“RSAs”). RSUs and RSAs may contain vesting conditions that include, without limitation, continued employment or engagement with the Company, achievement of defined stock price levels or achievement of defined performance milestones, termination of the employee without cause, resignation of the employee for good cause or change in control. Please also note there are no assurances that such vesting conditions will be met and accordingly there are no assurances that any unvested RSUs or RSAs will become vested prior to being forfeited on the expiration date defined in the relevant award agreements. Furthermore, RSUs require that the recipient’s employment with the Company be terminated, or that a change of control occur, as a prerequisite of conversion of vested restricted stock units into shares of Common Stock.

(2)	Dr. Tucker was appointed Chief Executive Officer on September 16, 2021. Effective February 1, 2023, Dr. Tucker’s annual base salary was increased from $364,000 to $458,640.

65

(3)	Dr. Tucker’s 2024 stock compensation consists of 6,667 RSUs, valued at $85,000, with such valuation being based on the Company’s closing price per share of $12.75 on the RSU grant date and 10,776 RSUs, valued at $67,724, with such valuation being based on the Company’s closing price per share of $6.285 on the RSU grant date

(4)	Dr. Tucker’s 2023 stock compensation consists of an aggregate of 2,934 RSUs, valued at $126,280, with such valuation being based on the Company’s closing price per share of $43.05 on the RSU grant date.

(5)	Dr. Facchini has served as Chief Innovation Officer since September 16, 2021.

(6)	Salaries, bonus and non-equity incentive plan compensation that were originally paid or recorded in Canadian dollars were converted to U.S. dollars using the Bloomberg exchange rate of C$1.00 to $0.694 for the 12-month period ended December 31, 2024 and C$1.00 to US$0.756 for the 12-month period ended December 31, 2023.

(7)	Dr. Facchini’s 2024 stock compensation consists of 3,334 RSUs, valued at $42,500, with such valuation being based on the Company’s closing price per share of $12.75 on the RSU grant date and 2,667 RSUs, valued at $16,760, with such valuation being based on the Company’s closing price per share of $6.285 on the RSU grant date.

(8)	Dr. Facchini’s 2023 stock compensation consists of an aggregate of 1,134 RSUs, valued at $48,790, with such valuation being based on the Company’s closing price per share of $43.05 on the RSU grant date.

(9)	Mr. Coveney has served as Chief Financial Officer since March 13, 2023.

(10)	Mr. Coveney’s 2024 stock compensation consists of 4,000 RSUs, valued at $51,000, with such valuation being based on the Company’s closing price per share of $12.75 on the RSU grant date and 6,667 RSUs, valued at $41,900, with such valuation being based on the Company’s closing price per share of $6.285 on the RSU grant date.

(11)	Mr. Coveney’s 2023 stock compensation consists of an aggregate of 1,767 RSUs, valued at $49,688, with such valuation being based on the Company’s closing price per share of $28.20 on the RSU grant date.

66

Narrative Disclosure to Summary Compensation Table

Tucker Employment Agreement

On May 24, 2021, Joseph Tucker, Ph.D. entered into an employment agreement (the “Tucker Employment Agreement”) with the Company pursuant to which he became the Company’s Chief Executive Officer, effective as of the September 16, 2021 closing date of the Company’s amalgamation (the “Tucker Effective Date”).

Pursuant to the Tucker Employment Agreement, Dr. Tucker was initially entitled to an annual base salary of $350,000 (“Tucker Base Salary”). Dr. Tucker also received, upon entering into the Tucker Employment Agreement, a one-time signing bonus of $100,000 and 92 RSUs, of which half are subject to time-based vesting and the other half are subject to market-based vesting. Pursuant to the Tucker Employment Agreement, upon entering into the agreement, Dr. Tucker also received an initial equity compensation grant of 1,000 RSUs, of which half are subject to time-based vesting and the other half are subject to market-based vesting. The RSUs are subject to the terms and conditions of the Company’s 2020 Long-Term Incentive Plan, as amended (the “Incentive Plan”) and will vest in quarters on each of the first four anniversaries of the Tucker Effective Date.

Effective as of March 1, 2022, our Board approved an increase in annual base salary from $350,000 to $364,000 for Dr. Tucker. Beginning in calendar year 2022, Dr. Tucker became eligible to receive annual performance bonuses of up to 75% of the Tucker Base Salary, as determined from time to time by the Board. Effective as of February 1, 2023, our Board approved an increase in annual base salary from $364,000 to $458,640 for Dr. Tucker

The Tucker Employment Agreement will remain in effect until terminated by either party. Either party may terminate the Tucker Employment Agreement upon advance written notice of termination to the other party at least 30 days prior. In addition, the Tucker Employment Agreement is subject to early termination by him or the Company in accordance with the terms of the Tucker Employment Agreement.

Pursuant to the Tucker Employment Agreement, if Dr. Tucker’s employment is terminated by the Company without Cause (as defined therein) or by Dr. Tucker for Good Reason (as defined therein), then the Company must pay Dr. Tucker, in addition to any then-accrued and unpaid obligations owed to him, 12 months of the then-current Tucker Base Salary.

The Tucker Employment Agreement also contains covenants restricting Dr. Tucker from soliciting the Company’s employees or customers for a period of 12 months after the termination of Dr. Tucker’s employment with the Company and prohibiting him from disclosure of confidential information regarding the Company at any time.

As of December 31, 2024, Dr. Tucker has been awarded an aggregate of 21,468 RSUs, of which 546 were forfeited to the Company for failure to satisfy certain performance conditions, and 19,768 remain unvested. All unvested RSUs held by Dr. Tucker will become fully vested upon the occurrence of a Change in Control or termination of service without cause or for good reason (as defined in the Incentive Plan or in the award agreement). In addition, if we terminate Dr. Tucker’s employment without Cause or if Dr. Tucker terminates his employment for Good Reason, all outstanding RSUs subject to time-based vesting and held by Dr. Tucker will become fully vested, and all outstanding RSUs subject to market-based vesting that would have vested on the vesting date occurring on or next following Dr. Tucker’s employment termination date will become fully vested, provided that the applicable performance goal has been achieved by such date.

Coveney Employment Agreement

On February 22, 2023, Kevin Coveney entered into an employment agreement (the “Coveney Employment Agreement”) with the Company pursuant to which he became the Company’s Chief Financial Officer, effective as of the March 13, 2023 (the “Coveney Effective Date”).

Pursuant to the Coveney Employment Agreement, Mr. Coveney is entitled to an annual base salary of $385,000 (“Coveney Base Salary”). Mr. Coveney also received, upon entering into the Coveney Employment Agreement 1,767 RSUs. The RSUs are subject to the terms and conditions of the Company’s 2020 Long-Term Incentive Plan, as amended (the “Incentive Plan”) and will vest in quarters on each of the first four anniversaries of the Coveney Effective Date. Mr. Coveney is also eligible to receive annual performance bonuses of up to 40% of his Base Salary based on satisfaction of performance criteria/financial results, as determined by the Board in its sole discretion.

The Coveney Employment Agreement will remain in effect until terminated by either party. Either party may terminate the Coveney Employment Agreement upon advance written notice of termination to the other party at least 30 days prior.

67

Pursuant to the Coveney Employment Agreement, if Mr. Coveney’s employment is terminated by the Company without Cause (as defined therein) or by Mr. Coveney for Good Reason (as defined therein), then the Company must pay Mr. Coveney, in addition to any then-accrued and unpaid obligations owed to him, 9 months of the then-current Coveney Base Salary, in exchange for release of claims.

The Coveney Employment Agreement also contains covenants restricting Mr. Coveney from soliciting the Company’s employees or customers for a period of 12 months after the termination of Mr. Coveney’s employment with the Company and prohibiting him from disclosure of confidential information regarding the Company or from disparaging the Company at any time.

As of December 31, 2024, Mr. Coveney has been awarded an aggregate of 12,434 RSUs, of which 11,992 remain unvested. All outstanding RSUs held by Mr. Coveney will become fully vested upon the occurrence of a Change in Control (as defined in the Incentive Plan). In addition, if we terminate Mr. Coveney’s employment without Cause or if Mr. Coveney terminates his employment for Good Reason, all outstanding RSUs shall immediately vest.

Facchini Employment Agreement

On May 24, 2021, Peter Facchini, Ph.D. entered into an employment agreement (the “Facchini Employment Agreement”) with the Company pursuant to which he serves as the Company’s Chief Innovation Officer, effective as of the September 16, 2021 closing date of the Company’s amalgamation (the “Facchini Effective Date”).

Pursuant to the Facchini Employment Agreement, as of the Facchini Effective Date, Dr. Facchini is entitled to a base salary of C$295,000 annually (“Facchini Base Salary”). Dr. Facchini also received a one-time signing bonus of C$50,000 and 769 RSUs, based on the price of the Company’s shares at the Facchini Effective Date. Half of any such RSUs are subject to time-based vesting, and the remaining half of any such RSUs are subject to market-based vesting. The RSUs are subject to the terms and conditions of the Incentive Plan. The RSUs that are subject to time-based vesting and shall vest in quarters on each of the first four anniversaries of the Facchini Effective Date.

The Facchini Employment Agreement will remain in effect until terminated by either party upon written notice by either party, unless the Company delivers advance written notice of termination to Dr. Facchini or Dr. Facchini delivers advance written notice of termination to the Company at least 30 days prior. In addition, the Facchini Employment Agreement is subject to early termination by him or the Company in accordance with the terms of the Facchini Employment Agreement.

Pursuant to the Facchini Employment Agreement, if Dr. Facchini’s employment is terminated by the Company without Cause (as defined in therein) or by Dr. Facchini for Good Reason (as defined therein), then the Company must pay Dr. Facchini, in addition to any then-accrued and unpaid obligations owed to him, 12 months of the then-current Facchini Base Salary.

The Facchini Employment Agreement also contains covenants restricting Dr. Facchini from soliciting the Company’s employees or customers for a period of 12 months after the termination of Dr. Facchini’s employment with the Company and prohibiting him from disclosure of confidential information regarding the Company at any time.

As of December 31, 2024, Dr. Facchini has been awarded an aggregate of 7,902 RSUs, of which 384 were forfeited to the Company for failure to satisfy certain performance conditions, and 6,938 remain unvested. All outstanding RSUs held by Dr. Facchini will become fully vested upon the occurrence of a Change in Control. In addition, all outstanding RSUs subject to time-based vesting and held by Dr. Facchini will become fully vested if we terminate Dr. Facchini’s employment without Cause or if Dr. Facchini terminates his employment for Good Reason, and all outstanding RSUs subject to market-based vesting that would have vested on the vesting date occurring on or next following Dr. Facchini’s employment termination date will become fully vested, provided that the applicable performance goal has been achieved by such date.

68

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and restricted stock units (“RSUs”) outstanding as of December 31, 2024, including both awards subject to performance conditions and time-based awards, held by each of our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(13)	Number of Securities Underlying Unexercised Options Unexercisable (#)(13)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(13)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(13)		Market Value of Shares or Units of Stock That Have Not Vested ($)(12)
Joseph Tucker, Ph.D.	266	-	-	$1,110	4/5/2026	125	(1)	671.25
						2,200	(2)	11,814.00
						6,667	(3)	35,800.00
						10,776	(4)	57,864.61

Peter Facchini, Ph.D	133	-	-	$1,110	4/5/2026	88	(5)	470.05
						850	(6)	4,564.50
						3,334	(7)	17,900.00
						2,667	(8)	14,320.00

Kevin Coveney	-	-	-	-	-	1,325	(9)	7,115.25
						4,000	(10)	21,480.00
						6,667	(11)	35,800.00

(1)	Represents the unvested portion of 1,000 RSUs granted to Dr. Tucker on October 13, 2021, each of which represents the right to receive one share of common stock upon vesting. 50% of the RSUs shall vest over 4 years in equal annual installments, with the first tranche to vest on September 16, 2022. On December 31, 2024, 500 RSUs in connection with this grant were forfeited to the Company for failure to satisfy certain performance conditions.

(2)	Represents the unvested portion of 2,934 RSUs granted to Dr. Tucker on January 25, 2023, each of which represents the right to receive one share of common stock upon vesting. The RSUs shall vest over 4 years in equal annual installments, with the first tranche to vest on January 25, 2024.

(3)	Represents the unvested portion of 6,667 RSUs granted to Dr. Tucker on February 22, 2024, each of which represents the right to receive one share of common stock upon vesting. One-fourth of the RSUs will vest upon the one-year anniversary of the date of issuance. An additional one-thirty-sixth of the RSUs will vest each month following the first vesting date. Any remaining RSUs will vest on the fourth anniversary of the date of issuance.

69

(4)	Represents the unvested portion of 10,776 RSUs granted to Dr. Tucker on October 9, 2024, each of which represents the right to receive one share of common stock upon vesting. One-fourth of the RSUs will vest upon the one-year anniversary of the date of issuance. An additional one-thirty-sixth of the RSUs will vest each month following the first vesting date.Any remaining RSUs will vest on the fourth anniversary of the date of issuance.

(5)	Represents the unvested portion of 700 RSUs granted to Dr. Facchini on October 13, 2021, each of which represents the right to receive one share of common stock upon vesting. On December 31, 2024, 350 RSUs in connection with this grant were forfeited to the Company for failure to satisfy certain performance conditions.

(6)	Represents the unvested portion of 1,134 RSUs granted to Dr. Facchini on January 25, 2023, each of which represents the right to receive one share of common stock upon vesting. The RSUs shall vest over 4 years in equal annual installments, with the first tranche to vest on January 25, 2024.

(7)	Represents the unvested portion of 3,334 RSUs granted to Dr. Facchini on February 22, 2024, each of which represents the right to receive one share of common stock upon vesting. One-fourth of the RSUs will vest upon the one-year anniversary of the date of issuance. An additional one-thirty-sixth of the RSUs will vest each month following the first vesting date.Any remaining RSUs will vest on the fourth anniversary of the date of issuance.

(8)	Represents the unvested portion of 2,667 RSUs granted to Dr. Facchini on October 9, 2024, each of which represents the right to receive one share of common stock upon vesting. One-fourth of the RSUs will vest upon the one-year anniversary of the date of issuance. An additional one-thirty-sixth of the RSUs will vest each month following the first vesting date.Any remaining RSUs will vest on the fourth anniversary of the date of issuance.

(9)	Represents the unvested portion of 1,767 RSUs granted to Mr. Coveney on March 13, 2023, each of which represents the right to receive one share of common stock upon vesting. The RSUs shall vest over 4 years in equal annual installments, with the first tranche to vest on March 13, 2024.

(10)	Represents the unvested portion of 4,000 RSUs granted to Mr. Coveney on February 22, 2024, each of which represents the right to receive one share of common stock upon vesting. One-fourth of the RSUs will vest upon the one-year anniversary of the date of issuance. An additional one-thirty-sixth of the RSUs will vest each month following the first vesting date.Any remaining RSUs will vest on the fourth anniversary of the date of issuance.

(11)	Represents the unvested portion of 6,667 RSUs granted to Mr. Coveney on October 9, 2024, each of which represents the right to receive one share of common stock upon vesting. One-fourth of the RSUs will vest upon the one-year anniversary of the date of issuance. An additional one-thirty-sixth of the RSUs will vest each month following the first vesting date.Any remaining RSUs will vest on the fourth anniversary of the date of issuance.

(12)	The market value of the restricted stock unit awards is based on the closing price of our common stock of $5.37 per share at December 31, 2024.

(13)	Number of shares of our common stock underlying stock options and option exercise price reflects the 1-for-15 reverse stock split of our issued and outstanding common stock on January 27, 2025, which began trading on a split-adjusted basis on January 29, 2025, prior to the rounding of any fractional shares.

70

Potential Payments Upon Termination of Employment or Change in Control

None of our named executive officers has a contract in place for change in control payments.

The employment agreements of Joseph Tucker, Ph.D., Peter Facchini, Ph.D. and Kevin Coveney include provisions for severance pay equal to nine to twelve months of salary upon termination by the Company without cause, as defined in the employment agreements or termination by the employee for good reason, as defined in the employment agreements.

Each of our named executive officers have also been granted RSUs under the Incentive Plan, which are currently either fully vested or contain conditions providing for vesting upon change of control. Vested RSUs are eligible for conversion to an equivalent number of shares of Common Stock upon the first occurrence of a termination of employment for any reason other than a termination by the Company for cause or an event of change of control, and all unvested RSUs shall immediately vest upon the occurrence of a termination of employment by either the Company without cause, a termination of employment by the employee for good reason or an event of change of control, and provided the Company’s compliance with all terms and conditions of the Incentive Plan, including, without limitation, the availability of shares approved by the Company’s stockholders for such issuances.

Director Compensation

The following table presents the total compensation for each person who served as a non-employee director during the fiscal year ended December 31, 2024. Directors who are also employees are not compensated for their service on our Board.

Name	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)	Option awards ($) (3)	Nonqualifed deferred compensation earnings ($)	All other compensation ($)	Total ($)
Sheila DeWitt, Ph.D.	$30,473	11,667	-	-	-	$42,140
George Kegler	59,000	20,000	-	-	-	79,000
Frank Pasqualone	65,000	20,000	-	-	-	85,000
Marcus Schabacker, M.D., Ph.D.	56,000	20,000	-	-	-	76,000
Michael Webb	175,000	20,000	-	-	-	195,000

(1)	For the fiscal year ended December 31, 2024, each individual that serves as a non-employee director was eligible to receive (paid pro-rata in quarterly installments) an annual cash retainer in the amount of $40,000, with additional cash fees as follows: (i) $15,000 for services as the chair of the Audit Committee and $7,500 for services as a member of the Audit Committee, (ii) $10,000 for services as the chair of the Compensation Committee and $5,000 for services as a member of the Compensation Committee; (iii) $8,000 for services as the chair of the Nominating and Governance Committee and $4,000 for services as a member of the Nominating and Governance Committee; and (iv) $8,000 for services as the chair of the Science and Technology Committee and $4,000 for services as a member of the Science and Technology Committee. The remainder represents additional cash fees paid in cash in lieu of stock awards to be granted to each non-employee director.

(2)	Each non-employee director received an award of restricted stock with a value of $20,000 for their service to the Company, with such valuation being based on the closing price per share of $6.285 on the grant date. Dr. DeWitt’s award was pro-rated commensurate with the time of her service on the Board for the year 2024. The restricted stock fully vests on the first anniversary of the date of grant.

(3)	No option awards were made to our non-employee directors during 2024, and no non-employee director held any unexercised options as of December 31, 2024.

71

USE OF PROCEEDS

We estimate that the net proceeds from the offering will be approximately $4.28 million, assuming a public offering price of $4.15 per share of common stock and related warrants (which is equal to the last reported sale price per share of our common stock on The Nasdaq Capital Market, on January 28, 2025), and the sale of all the securities offered under this prospectus, after deducting the placement agent fees and estimated offering expenses payable by us, assuming no sale of any pre-funded warrants. However, because this is a “best efforts” offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. The combined public offering price per share (or pre-funded warrant) and warrants will be fixed for the duration of this offering.

These estimates exclude the proceeds, if any, from the exercise of warrants issued in this offering. If all of the warrants issued in this offering were to be exercised in cash at an exercise price of $          per share of common stock, we would receive additional proceeds of approximately $         million. We cannot predict when or if these warrants will be exercised. It is possible that these warrants may expire and may never be exercised. Additionally, the warrants contain a cashless exercise provision that permit exercise of warrants on a cashless basis at any time where there is no effective registration statement under the Securities Act covering the issuance of the underlying share.

Each $1.00 increase (decrease) in the assumed public offering price of $4.15 per share (the last reported price for our common stock as reported on The Nasdaq Capital Market on January 28, 2025) would change our net proceeds by $1.1 million, assuming the number of shares offered by us, as set forth on the cover of this prospectus, remains the same and after deducting the placement agent fees and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. An increase (decrease) of 100,000 in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the placement agent fees and estimated offering expenses payable by us, by approximately $0.38 million, assuming the assumed public offering price stays the same.

We intend to use the net proceeds for product development, working capital and general corporate purposes.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Net offering proceeds not immediately applied to the uses summarized above will be invested in short-term investments such as money market funds, commercial paper, U.S. treasury bills and similar securities investments pending their use.

72

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock. This summary is not complete and is qualified by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, each as amended, which are filed as exhibits to this prospectus. We encourage you to read our amended and restated certificate of incorporation, our amended and restated bylaws, each as amended, and the applicable provisions of the Delaware General Corporation Law for additional information.

Capital Stock

Enveric has authorized 120,000,000 shares of capital stock, par value $0.01 per share, of which 100,000,000 are shares of common stock and 20,000,000 are shares of “blank check” preferred stock. As of January 24, 2025, there were 692,580 shares of Enveric common stock issued and outstanding, no shares of Series B or Series C preferred stock issued and outstanding, 1,538 shares of our common stock issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $941.55 per share, 56,308 shares of common stock issuable upon exercise of warrants at a weighted average exercise price of $536.70 per share, and 4,667 shares of common stock issuable upon exercise of preferred investment options at a weighted average exercise price of $150.00 per share, 49,385 shares of our common stock issuable upon vesting of restricted stock units granted, inclusive of 1,369 shares previously vested and unissued. Each of the warrants and the preferred investment options are exercisable for a period of five one and half expiry periods from 2024 to 2029. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have no cumulative voting rights. Holders of our common stock are entitled to receive ratably dividends as may be declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend or other rights of any then outstanding preferred stock. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock do not have preemptive or conversion rights or other subscription rights. Upon liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that is currently outstanding or that we may designate and issue in the future.

Except as otherwise provided by law, our amended and restated certificate of incorporation or amended and restated bylaws, each as amended, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. In addition, except as otherwise provided by law, our certificate of incorporation or bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Preferred Stock

Series B Preferred Stock

Holders of our Series B preferred stock are not entitled to voting unless required by applicable law. Each share of Series B preferred stock will be convertible into one share of common stock (subject to adjustment) at any time at the option of the holders, provided that each holder would be prohibited from converting Series B preferred stock into shares of common stock if, as a result of such conversion, any such holder, together with its affiliates, would own more than 9.99% of the total number of shares of common stock then issued and outstanding. This limitation may be waived with respect to a holder upon such holder’s provision of not less than 61 days’ prior written notice to the Company.

73

Shares of Series B preferred stock are not entitled to receive any dividends, unless and until specifically declared by the board of directors. However, holders of Series B preferred stock are entitled to receive dividends on shares of Series B preferred stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of common stock when such dividends are specifically declared by the board of directors. The Company will have no right to require a holder to surrender its Series B preferred stock for redemption. Shares of Series B preferred stock will not otherwise be entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Series C Preferred Stock

When entitled to vote, holders of our Series C preferred stock are entitled to 1,000,000 votes per share. Thus, each one-thousandth of a share of Series C preferred stock would entitle the holder thereof to 1,000 votes. The outstanding shares of Series C preferred stock will vote together with the outstanding shares of common stock of the Company as a single class exclusively with respect to (1) any proposal to adopt an amendment to the Company’s certificate of incorporation, to reclassify the outstanding shares of common stock into a smaller number of shares of common stock at a ratio specified in or determined in accordance with the terms of such amendment (the “Reverse Stock Split”), (2) any proposal to adopt an amendment to the certificate of incorporation to increase the number of authorized shares of the Corporation’s common stock (the “Share Increase Proposal”) and (3) any proposal to adjourn any meeting of stockholders called for the purpose of voting on Reverse Stock Split or the Share Increase Proposal (the “Adjournment Proposal”). The Series C preferred stock will not be entitled to vote on any other matter, except to the extent required by applicable law.

The holders of Series C preferred stock, as such, will not be entitled to receive dividends of any kind. The Series C Preferred Stock will rank senior to the common stock as to any distribution of assets upon a liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily (a “Dissolution”). Upon any Dissolution, each holder of outstanding shares of Series C Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders, prior and in preference to any distribution to the holders of common stock, an amount in cash equal to $0.01 per outstanding share of Series C Preferred Stock.

Under certain circumstances, shares of the Series C preferred stock will be redeemed by the Company. The Series C preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series C preferred stock has no stated maturity and is not subject to any sinking fund. The Series C preferred stock is not subject to any restriction on the redemption or repurchase of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation, as amended limits the personal liability of our directors to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”).

Our directors and officers are entitled to indemnification and advancement of expenses to the fullest extent permitted under Delaware law, subject to the limitations set forth under the DGCL. We also maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

74

Anti-Takeover Effects of Certain Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

● prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

● Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

● on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

● any merger or consolidation involving the corporation and the interested stockholder;

● any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

● subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

● the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the DGCL or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws, each as amended, may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

● permit our board of directors to issue up to 20,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

● provide that the authorized number of directors may be changed only by a resolution adopted by the entire board of directors;

● do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

● provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

75

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of the Company’s management. In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing our board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ENVB”.

Transfer Agent

The Transfer Agent and Registrar for our common stock is Equiniti Trust Company.

76

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 1,204,819 shares of common stock, together with each of 1,204,819 Series A warrants and 1,204,819 Series B warrants to collectively purchase up to 2,409,638 shares of common stock (the “warrants”). We are also offering pre-funded warrants to purchase shares of common stock to those purchasers, whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each pre-funded warrant will be exercisable for one share of common stock. Each pre-funded warrant is being issued together with the same warrants described above being issued with each share of common stock. The shares of common stock or pre-funded warrants, as the case may be, and the accompanying warrants, can only be purchased together in this offering, but the shares of common stock and pre-funded warrants and accompanying warrants are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable from time to time upon exercise of the pre-funded warrants and warrants offered hereby.

Common Stock

The description of our common stock under the section “Description of Our Capital Stock” in this prospectus is incorporated herein by reference.

Warrants

The following summary of certain terms and provisions of the Series A warrants and Series B warrants included with the shares of common stock and the pre-funded warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price

Each Series A warrant offered hereby will have an exercise price of $          per share and will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the warrants will be exercisable upon issuance (the “Initial Exercise Date”). The Series A warrants will expire on the five-year anniversary of the Initial Exercise Date. The Series B warrants will have an exercise price of $          per share and will be exercisable beginning on the Initial Exercise Date. The Series B warrants will expire eighteen (18) months from the Initial Exercise Date. The exercise price and number of shares of common stock issuable upon exercise of the warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The warrants will be issued separately from the common stock and pre-funded warrants and may be transferred separately immediately thereafter. The warrants will be issued in certificated form only.

We intend to promptly, and in no event later than 90 days after the consummation of this offering, seek Stockholder Approval for the issuance of shares of common stock issuable upon exercise of the warrants but we cannot assure you that such stockholder approval will be obtained, provided, however, that, if and only if the Pricing Conditions are satisfied, then we will not seek Stockholder Approval. We have agreed with the investors in this offering that, if we do not obtain stockholder approval for the issuance of the shares of common stock upon exercise of the warrants at the first stockholder meeting for such purpose after this offering, we will call a stockholder meeting every 90 days thereafter until the earlier of the date we obtain such approval or the warrants are no longer outstanding, provided, however, that, if and only if the Pricing Conditions are satisfied, then we will not seek Stockholder Approval.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser prior to the issuance of the warrants, 9.99%) of the outstanding common stock immediately after exercise. Following the issuance of the warrants, upon notice from the holder to us, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants and in accordance with the rules and regulations of the SEC, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

77

Cashless Exercise

If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, the number of shares of common stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment equal to such fraction multiplied by the exercise price to the holder.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the warrants will be extremely limited. The common stock issuable upon exercise of the warrants is currently listed on the Nasdaq Capital Market.

Right as a Shareholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our board of directors, the holders of the warrants have the right to require us or a successor entity to redeem the warrant for cash in the amount of the Black-Scholes Value (as defined in the warrant) of the unexercised portion of the warrant on the date of the consummation of the fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our Board, the holders of the warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Amendments

The warrants may be modified or amended with the written consent of the holder of such warrant and us.

78

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The pre-funded warrants will be issued separately from the accompanying warrants, in certificated form only.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser prior to the issuance of the pre-funded warrant, 9.99%) of the outstanding common stock immediately after exercise. Following the issuance of the pre-funded warrants, upon notice from the holder to us, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants and in accordance with the rules and regulations of the SEC. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability

Subject to applicable law, pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment to such fraction multiplied by the exercise price to the holder.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the pre-funded warrants will be extremely limited. The common stock issuable upon exercise of the pre-funded warrants is currently listed on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

79

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by more than 50% of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the pre-funded warrant is exercisable immediately prior to such event.

Amendments

The pre-funded warrants may be modified or amended with the written consent of the holder of such pre-funded warrant and us.

Placement Agent Warrants

We have also agreed to issue to the placement agent (or its designees) placement agent warrants to purchase up to 84,337 shares of common stock. The placement agent warrants will be exercisable beginning on the effective date of the Stockholder Approval, provided however, if the Pricing Conditions are met, the Placement Agent warrants will be exercisable upon issuance, and will have substantially the same terms as the warrants described above, except that the placement agent warrants will have an exercise price of $5.1875 per share (representing 125% of the assumed public offering price per share and accompanying warrants indicated on the cover page of this prospectus) and a termination date that will be five years from the commencement of the sales pursuant to this offering. See “Plan of Distribution” below.

80

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated December 8, 2024, as amended, we have engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a “reasonable best efforts” basis. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. The Placement Agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The Placement Agent has agreed to use reasonable best efforts to arrange for the sale of the securities by us. Therefore, we may not sell all of the shares of common stock, pre-funded warrants and warrants being offered. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of one year following the closing of the offering, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings for 60 days from closing of the offering, subject to certain exceptions. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of warrant shares, no integration with other offerings, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of shares of common stock, and no subsequent equity sales for 60 days, subject to certain exceptions.

This offering will terminate on February 13, 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share (or pre-funded warrant) and warrants will be fixed for the duration of this offering.

The Placement Agent expects to deliver the shares and securities to the purchasers in the offering on or about           , 2025, subject to satisfaction of certain conditions.

Fees and Expenses

The following table shows the per share and accompanying warrants and per pre-funded warrant and accompanying warrants Placement Agent fees and total Placement Agent fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

Per share and accompanying warrant Placement Agent cash fees	$
Per pre-funded warrant and accompanying warrant Placement Agent cash fees	$
Total	$

We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds of this offering and a management fee equal to 1.0% of the gross proceeds raised in this offering. We will also pay the Placement Agent a non-accountable expense allowance of $25,000, $15,950 for the expenses of its clearing firm, and will reimburse the Placement Agent’s legal fees and expenses in an amount up to $100,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent’s fees and expenses, will be approximately $174,429. After deducting the Placement Agent’s fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $4.28 million.

81

Placement Agent Warrants

We have agreed to grant Placement Agent Warrants to the Placement Agent to purchase a number of shares of our common stock equal to 7.0% of the aggregate number of shares of common stock and pre-funded warrants sold to the investors in this offering. The Placement Agent Warrants will have an exercise price of $5.1875 (125% of the assumed combined public offering price per share of common stock and accompanying warrants, indicated on the cover page of this prospectus) and will terminate on the five year anniversary of commencement of sales in this offering. The Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrants is included as an exhibit to this registration statement of which this prospectus forms a part.

Right of First Refusal

In addition, with certain exceptions, for a period of twelve months following the closing of this offering, if we decide to raise funds by means of a public offering (including at-the-market facility) the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to both the cash and warrant compensation in this offering, if any investor, who was brought over-the-wall by the Placement Agent with respect to an offering other than a public offering or contacted by the Placement Agent with respect to a public offering during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the twelve-month period following expiration or termination of our engagement with the Placement Agent.

Determination of Offering Price

The public offering price per share (or pre-funded warrant) and accompanying warrant we are offering and the exercise prices and other terms of the warrants were negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our common stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the warrants include the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. The combined public offering price per share (or pre-funded warrant) and warrants will be fixed for the duration of this offering.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent and should not be relied upon by investors.

82

Lock-up Agreements

We and each of our officers and directors have agreed with the Placement Agent to be subject to a lock-up period of 60 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering, subject to an exception. The Placement Agent may waive this prohibition in its sole discretion and without notice.

Other Relationships

From time to time, the Placement Agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any services.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Dickinson Wright, PLLC, Phoenix, Arizona. The Placement Agent is being represented by Ellenoff Grossman & Schole LLP, New York, New York in connection with this offering.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2023 and 2022 included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern). Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the securities being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. SEC filings are also available to the public at the SEC’s website at www.sec.gov. We also make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website, www.enveric.com, as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

83

ENVERIC BIOSCIENCES, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Consolidated Financial Statements

Unaudited Consolidated Financial Statements

Condensed Consolidated Balance Sheets as of September 30, 2024 (Unaudited) and December 31, 2023	F-35
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2024 and 2023	F-36
Unaudited Condensed Consolidated Statements of Changes in Mezzanine Equity and Shareholders’ Equity for the three and nine months ended September 30, 2024 and 2023	F-37
Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2024 and 2023	F-39
Notes to Consolidated Financial Statements	F-40

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Enveric Biosciences, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Enveric Biosciences, Inc. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, changes in mezzanine equity and shareholders’ equity and cash flows for the years ended December 31, 2023 and 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Contracted Research & Development Cost Recognition:

Critical Audit Matter Description	As discussed in Note 2 to the financial statements, the Company records costs for contracted research and development costs based upon estimates of costs incurred through the balance sheet date for services performed by contract research organizations, clinical study sites and other research and development related vendors.

Auditing the recognition of costs associated with contracted research and development organizations is challenging due to the significant judgment required to determine the nature and level of services that have been received, including determining the progress to completion of specific tasks and activities conducted in relation to what has been invoiced and recorded.

How We Addressed the Matter in Our Audit	The primary procedures we performed to address this critical audit matter included:
	●	Obtained an understanding of the design and implementation of internal controls for contracted research and development cost.

	●	Tested the completeness and accuracy of the underlying data used in the estimates including, but not limited to, the estimated costs per project milestone and duration.

	●	Assessed the reasonableness of the significant assumptions, corroborated the progress of the contracted research and development costs with the Company’s operations personnel and to information obtained by the Company directly from third parties, and to information in contracts or statements of work including costs for those activities and project duration.

	●	Examined subsequent invoices received from contracted research and development cost third parties.

/s/ Marcum LLP

We have served as the Company’s auditor since 2021.

East Hanover, New Jersey

March 25, 2024 (except for the matter added and described in Notes 1 and 12, as to which the date is January 30, 2025)

F-2

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2023	2022
ASSETS
Current assets:
Cash	$2,287,977	$17,723,884
Prepaid expenses and other current assets	1,293,554	708,053
Total current assets	3,581,531	18,431,937
Other assets:
Property and equipment, net	507,377	677,485
Right-of-use operating lease asset	—	63,817
Intangible assets, net	210,932	379,686
Total other assets	718,309	1,120,988
Total assets	$4,299,840	$19,552,925
LIABILITIES, MEZZANINE EQUITY, AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,218,783	$463,275
Accrued liabilities	1,075,643	1,705,655
Current portion of right-of-use operating lease obligation	—	63,820
Investment option liability	23,608	851,008
Warrant liability	25,470	185,215
Derivative liability	—	727,000
Total current liabilities	2,343,504	3,995,973
Commitments and contingencies (Note 10)
Mezzanine equity
Series C redeemable preferred stock, $0.01 par value, 100,000 shares authorized, and 0 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Redeemable non-controlling interest	—	885,028
Total mezzanine equity	—	885,028
Shareholders’ equity
Preferred stock, $0.01 par value, 20,000,000 shares authorized; Series B preferred stock, $0.01 par value, 3,600,000 shares authorized, 0 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 182,625 and 138,554 shares issued and outstanding as of December 31, 2023 and 2022, respectively	1,827	1,386
Additional paid-in capital	100,841,416	94,415,058
Stock subscription receivable	(1,817,640)	—
Accumulated deficit	(96,499,518)	(79,207,786)
Accumulated other comprehensive loss	(569,749)	(536,734)
Total shareholders’ equity	1,956,336	14,671,924
Total liabilities, mezzanine equity, and shareholders’ equity	$4,299,840	$19,552,925

F-3

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended December 31,
	2023	2022
Operating expenses
General and administrative	$8,852,021	$11,605,761
Research and development	7,252,437	8,027,773
Impairment of intangible assets and goodwill	—	7,453,662
Depreciation and amortization	343,982	327,910
Total operating expenses	16,448,440	27,415,106
Loss from operations	(16,448,440)	(27,415,106)
Other (expense) income
Inducement expense, net	(1,848,235)	—
Change in fair value of warrant liabilities	94,396	4,315,236
Change in fair value of investment option liability	208,752	3,472,726
Change in fair value of derivative liability	727,000	(325,000)
Interest income (expense), net	3,708	(5,249)
Total other (expense) income	(814,379)	7,457,713
Net loss before income taxes	(17,262,819)	(19,957,393)
Income tax (expense) benefit	(28,913)	1,486,060
Net loss	(17,291,732)	(18,471,333)
Less preferred dividends attributable to non-controlling interest	19,041	33,014
Less deemed dividends attributable to accretion of embedded derivative at redemption value	147,988	295,976
Net loss attributable to shareholders	(17,458,761)	(18,800,323)
Other comprehensive loss
Foreign currency translation	(33,015)	(505,932)
Comprehensive loss	$(17,491,776)	$(19,306,255)
Net loss per share - basic and diluted	$(121.29)	$(195.02)
Weighted average shares outstanding, basic and diluted	143,938	96,401

F-4

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY

	Redeemable Non-controlling Interest			Common Stock
	Shares	Amount	Total Mezzanine Equity	Shares	Amount	Additional Paid-In Capital	Subscription Receivable	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
Balance at January 1, 2023	1,000	885,028	$885,028	138,554	$1,386	$94,415,058	$—	$(79,207,786)	$(536,734)	$14,671,924
Preferred dividends attributable to redeemable non-controlling interest	—	19,041	19,041	—	—	(19,041)	—	—	—	(19,041)
Accretion of embedded derivative to redemption value	—	147,988	147,988	—	—	(147,988)	—	—	—	(147,988)
Redemption of Series A preferred	(1,000)	(1,052,057)	(1,052,057)	—	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	2,150,160	—	—	—	2,150,160
Issuance of common shares in exchange for RSU conversions	—	—	—	6,910	69	(69)	—	—	—	—
Issuance of common shares for deferred offering costs	—	—	—	9,294	93	255,014	—	—	—	255,107
Issuance of Inducement Warrants, net of offering costs of $239,302	—	—	—	—	—	1,967,424	(280,500)	—	—	1,686,924
Induced conversion of warrants and preferred investment options	—	—	—	—	—	683,997	—	—	—	683,997
Exercise of warrants and preferred investment options	—	—	—	27,867	279	1,536,861	(1,537,140)	—	—	—
Foreign exchange translation loss	—	—	—	—	—	—	—	—	(33,015)	(33,015)
Net loss	—	—	—	—	—	—	—	(17,291,732)	—	(17,291,732)
Balance at December 31, 2023	—	—	$—	182,625	$1,827	$100,841,416	$(1,817,640)	$(96,499,518)	$(569,749)	$1,956,336

F-5

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY

	Series C Redeemable Preferred Stock		Redeemable Non-controlling Interest			Common Stock
	Shares	Amount	Shares	Amount	Total Mezzanine Equity	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
Balance at January 1, 2022	—	$—	—	$—	$—	43,462	$434	$83,072,741	$(60,736,453)	$(30,802)	$22,305,920
February 2022 registered direct offering, net of offering costs	—	—	—	—	—	26,667	267	5,802,197	—	—	5,802,464
Stock-based compensation	—	—	—	—	—	—	—	2,620,671	—	—	2,620,671
Conversion of RSUs into common shares	—	—	—	—	—	60	1	(1)	—	—	—
Redeemable non-controlling interest, net of $402,000 embedded derivative and net of issuance costs of $41,962	—	—	1,000	556,038	556,038	—	—	—	—	—	—
Issuance of redeemable Series C preferred stock	52,685	527	—	—	527	—	—	(527)	—	—	(527)
Preferred dividends attributable to redeemable non-controlling interest	—	—	—	33,014	33,014	—	—	(33,014)	—	—	(33,014)
Accretion of embedded derivative to redemption value	—	—	—	295,976	295,976	—	—	(295,976)	—	—	(295,976)
Conversion of RSAs into common shares	—	—	—	—	—	82	1	(1)	—	—	—
July 2022 registered direct offering, PIPE offering, modification of warrants and exercise of pre-funded warrants, net of offering costs	—	—	—	—	—	66,667	667	3,248,457	—	—	3,249,124
Issuance of rounded shares as a result of the reverse stock split	—	—	—	—	—	1,616	16	(16)	—	—	—
Redemption of Series C preferred stock	(52,685)	(527)	—	—	(527)	—	—	527	—	—	527
Foreign exchange translation loss	—	—	—	—	—	—	—	—	—	(505,932)	(505,932)
Net loss	—	—	—	—	—	—	—	—	(18,471,333)	—	(18,471,333)
Balance at December 31, 2022	—	$—	1,000	$885,028	$885,028	138,554	$1,386	$94,415,058	$(79,207,786)	$(536,734)	$14,671,924

F-6

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2023	2022
Cash Flows From Operating Activities:
Net loss	$(17,291,732)	$(18,471,333)
Adjustments to reconcile net loss to cash used in operating activities
Change in fair value of warrant liability	(94,396)	(4,315,236)
Change in fair value of investment option liability	(208,752)	(3,472,726)
Change in fair value of derivative liability	(727,000)	325,000
Stock-based compensation	2,150,160	2,620,671
Inducement expense	1,848,235	—
Impairment of intangibles	—	7,453,662
Non-cash income tax benefit	—	(1,504,302)
Amortization of ROU asset	64,048	107,291
Amortization of intangibles	168,754	168,750
Depreciation expense	175,228	159,160
Gain on disposal of property and equipment	(4,206)	—
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(6,857)	(374,058)
Accounts payable and accrued liabilities	(103,848)	263,686
Right-of-use operating lease asset and obligation	(64,045)	(107,288)
Net cash used in operating activities	(14,094,411)	(17,146,723)

Cash Flows From Investing Activities:
Purchases of property and equipment	(5,180)	(584,165)
Proceeds from disposal of property and equipment	16,847	—
Net cash provided by (used in) investing activities	11,667	(584,165)

Cash Flows From Financing Activities:
Proceeds from sale of common stock, warrants, and investment options, net of offering costs	—	17,222,099
Payment for equity distribution offering costs	(291,084)	—
Redemption of Series A Preferred Stock	(1,052,057)	—
Proceeds from the sale of redeemable non-controlling interest, net of offering costs	—	958,038
Net cash (used in) provided by financing activities	(1,343,141)	18,180,137

Effect of Foreign Exchange Rate on Changes on Cash	(10,022)	(81,364)

Net (decrease) increase in cash	(15,435,907)	367,885
Cash at beginning of year	17,723,884	17,355,999
Cash at end of year	$2,287,977	$17,723,884

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$—	$5,249
Income taxes paid	$9,507	$—
Warrants issued in conjunction with common stock issuance	$—	$3,595,420

F-7

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Issuance of embedded derivative	$—	$402,000
Stock subscription receivable	$1,817,640	$—
Offering costs accrued not paid	$182,724	$—
Warrants issued for offering costs	$77,991	$—
Issuance of common shares for deferred offering costs	$255,107	$—
Induced conversion of warrants and preferred investment options	$683,997	$—
Preferred dividends attributable to redeemable non-controlling interest	$19,041	$33,014
Investment options issued in conjunction with common stock issuance	$—	$4,323,734
Modification of warrants as part of share capital raise	$—	$251,357
Accretion of embedded derivative to redemption value	$147,988	$295,976

F-8

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BUSINESS AND LIQUIDITY AND OTHER UNCERTAINTIES

Nature of Operations

Enveric Biosciences, Inc. (“Enveric” or the “Company”) is a biotechnology company developing novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. The head office of the Company is located in Naples, Florida. The Company has the following wholly-owned subsidiaries: Jay Pharma Inc. (“Jay Pharma”), 1306432 B.C. Ltd. (“HoldCo”), MagicMed Industries, Inc. (“MagicMed”), Enveric Canada Inc., and Enveric Therapeutics, Pty. Ltd. (“Enveric Therapeutics”).

Leveraging its unique discovery and development platform, the Psybrary™, has created a robust intellectual property portfolio of new chemical entities for specific mental health indications. Enveric’s lead program, the EVM201 Series, comprises next generation synthetic prodrugs of the active metabolite, psilocin. Enveric is developing the first product from the EVM201 Series – EB-373 – for the treatment of psychiatric disorders. Enveric is also advancing its second program, the EVM301 Series, expected to offer a first-in-class, new approach to the treatment of difficult-to-address mental health disorders, mediated by the promotion of neuroplasticity without also inducing hallucinations in the patient.

Following the Company’s amalgamation with MagicMed completed in September 2021 (the “Amalgamation”), the Company has continued to pursue the development of MagicMed’s proprietary Psychedelic Derivatives library, the Psybrary™ which the Company believes will help to identify and develop the right drug candidates needed to address mental health challenges, including cancer-related distress. The Company synthesizes novel versions of classic psychedelics, such as psilocybin, DMT, mescaline and MDMA, using a mixture of chemistry and synthetic biology, resulting in the expansion of the Psybrary™, which includes 15 patent families with over a million potential variations and hundreds of synthesized molecules. Within the Psybrary™ the Company has three different types of molecules, Generation 1 (classic psychedelics), Generation 2 (pro-drugs), and Generation 3 (new chemical entities). The Company is working to add novel molecular compounds and derivatives (“Psychedelic Derivatives”) on a regular basis through its work at the Company’s labs in Calgary, Alberta, Canada, where the Company has a team of PhD scientists with expertise in synthetic biology and chemistry. To date the Company has created over 500 molecules that are housed in the Psybrary™.

The Company screens newly synthesized molecules in the Psybrary™ through PsyAI™, a proprietary artificial intelligence (“AI”) tool. Leveraging AI systems is expected to reduce the time and cost of pre-clinical, clinical, and commercial development. The Company believes it streamlines pharmaceutical design by predicting ideal binding structures of molecules, manufacturing capabilities, and pharmacological effects to help determine ideal drug candidates, tailored to each indication. Each of these molecules that the Company believes are patentable can then be further screened to see how changes to its makeup alter its effects in order to synthesize additional new molecules. New compounds of sufficient purity are undergoing pharmacological screening, including non-clinical (receptors/cell lines), preclinical (animal), and ultimately clinical (human) evaluations. The Company intends to utilize the Psybrary™ and the AI tool to categorize and characterize the Psybrary™ substituents to focus on bringing more psychedelics-inspired molecules from discovery to the clinical phase.

Australian Subsidiary

On March 21, 2023, the Company established Enveric Therapeutics, an Australia-based subsidiary, to support the Company’s plans to advance its lead program, the EVM201 Series, comprised of the next generation synthetic prodrugs of the active metabolite, psilocin (“EVM201 Series”), towards the clinic. Enveric Therapeutics will oversee the Company’s preclinical, clinical, and regulatory activities in Australia, including ongoing interactions with the local Human Research Ethics Committees (HREC) and the Therapeutic Goods Administration (TGA), Australia’s regulatory authority.

Reverse Stock Split

The Company effected a 1-for-15 reverse stock split (“Reverse Stock Split”) on January 27, 2025, which began trading on a split-adjusted basis on January 29, 2025, pursuant to which every 15 shares of the Company’s issued and outstanding common stock were reclassified as one share of common stock. The Reverse Stock Split had no impact on the par value of the Company’s common stock or the authorized number of shares of common stock. Unless otherwise indicated, all share and per share information in these consolidated financial statements are adjusted to reflect the Reverse Stock Split, prior to the rounding of any fractional shares. Any fractional share resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares.

Going Concern, Liquidity and Other Uncertainties

The Company has incurred a loss since inception resulting in an accumulated deficit of $96,499,518 as of December 31, 2023 and further losses are anticipated in the development of its business. Further, the Company has operating cash outflows of $14,094,411 for the year ended December 31, 2023. For the year ended December 31, 2023, the Company had a loss from operations of $16,448,440. Since inception, being a research and development company, the Company has not yet generated revenue and the Company has incurred continuing losses from its operations. The Company’s operations have been funded principally through the issuance of equity. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

F-9

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In assessing the Company’s ability to continue as a going concern, the Company monitors and analyzes its cash and its ability to generate sufficient cash flow in the future to support its operating and capital expenditure commitments. At December 31, 2023, the Company had cash of $2,287,977 and working capital of $1,238,027. The Company’s current cash on hand is not sufficient enough to satisfy its operating cash needs for the 12 months from the filing of this Annual Report on Form 10-K. These conditions raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year after the date the financial statements are issued. Management’s plan to alleviate the conditions that raise substantial doubt include raising additional working capital through public or private equity or debt financings or other sources, which has included the Equity Distribution Agreement with Canaccord for proceeds of up to $2.4 million (see Note 7), the Purchase Agreement with Lincoln Park (see Note 7), subject to registration, the Inducement Letters and resulting sales of common stock under the Existing Warrants for cash proceeds of $1.8 million received in January 2024 (see Note 7), and the exercise of warrants to purchase 130,267 shares of common stock for cash proceeds of approximately $2.7 million in February 2024 (see Note 12), and may include additional collaborations with third parties as well as disciplined cash spending. Adequate additional financing may not be available to us on acceptable terms, or at all. Should the Company be unable to raise sufficient additional capital, the Company may be required to undertake cost-cutting measures including delaying or discontinuing certain operating activities.

As a result of these factors, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern for a period of one year after the date of the financial statements are issued. The Company’s consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Reduction in Force/Restructuring

In May 2023, the Company entered into a cost reduction plan, including a reduction in force (“RIF”) of approximately 35% of its full-time employees to streamline its operations and conserve cash resources. Additionally, contracts with seven consultants that were focused on the Akos cannabinoid spin-out were terminated. The Company recognized severance charges of approximately $453,059 through December 31, 2023. The plan included a focus on progressing the Company’s existing non-cannabinoid pipeline while reducing the rate of spend and managing cash flow. In June 2023, the Company completed the reduction in force, with such severance expenses recorded in general and administrative accounts.

On June 16, 2023, the Company entered into a separation agreement with Avani Kanubaddi, the Company’s President and Chief Operating Officer (the “Kanubaddi Separation Agreement”). In accordance with the Kanubaddi Separation Agreement, Mr. Kanubaddi’s outstanding restricted stock units (“RSUs”) will retain their vesting conditions. Mr. Kanubaddi’s 2023 salary and benefits of $550,974, inclusive of the 2023 performance bonus in the amount of $129,760 were accrued and the salary and benefits, excluding the 2023 performance bonus will be paid out in twelve equal monthly installments beginning in July 2023. As of December 31, 2023, the performance metrics for the 2023 performance bonus were not achieved and the accrued amount of amount of $129,760 was reversed. Upon termination, any unvested time-based RSUs became fully vested. The Company accelerated expense recognized related to these shares that vested was $231,273. All of the 752 market performance-based RSUs previously granted that were subject to the original terms and conditions of Mr. Kanubaddi’s employment agreement were forfeited during the year ended December 31, 2023.

Accrued Restructuring Costs
January 1, 2023 Beginning balance	$—
Restructuring costs incurred	1,004,033
Restructuring costs paid	(572,628)
Restructuring costs reversed	(129,760)
December 31, 2023 ending balance	$301,645

Inflation Risks

The Company considers the current inflationary trend existing in the North American economic environment reasonably likely to have a material unfavorable impact on results of continuing operations. Higher rates of price inflation, as compared to recent prior levels of price inflation, have caused a general increase in the cost of labor and materials. In addition, there is an increased risk of the Company experiencing labor shortages due to a potential inability to attract and retain human resources due to increased labor costs resulting from the current inflationary environment.

Nasdaq Notice

On November 21, 2023, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market stating that as of September 30, 2023, the Company did not meet the minimum of $2,500,000 in stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). On February 6, 2024, the Company received a letter from Nasdaq, granting the Company an extension to regain compliance with the minimum stockholders’ equity requirement by May 20, 2024. If the Company fails to evidence compliance upon filing its periodic report for June 30, 2024 with the SEC and Nasdaq, the Company may be subject to delisting. The Company plans to regain and evidence compliance with the Stockholders’ Equity Requirement by the required deadlines, but it is not assured.

F-10

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principal of Consolidation

The accompanying consolidated financial statements have been prepared in accordance and in conformity with U.S. generally accepted accounting principles (“GAAP”) and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding consolidated financial information. All intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and expenses during the periods reported. By their nature, these estimates are subject to measurement uncertainty and the effects on the financial statements of changes in such estimates in future periods could be significant. Significant areas requiring management’s estimates and assumptions include determining the fair value of transactions involving common stock, the valuation of warrants and preferred investment options, and the valuation of stock-based compensation and accruals associated with third party providers supporting research and development efforts. Actual results could differ from those estimates.

Foreign Currency Translation

From inception through December 31, 2023, the reporting currency of the Company was the United States dollar while the functional currency of certain of the Company’s subsidiaries was the Canadian dollar and Australian dollar. For the reporting periods ended December 31, 2023 and 2022, the Company engaged in a number of transactions denominated in Canadian dollars and Australian dollars. As a result, the Company is subject to exposure from changes in the exchange rates of the Canadian dollar and Australian dollar against the United States dollar.

The Company translates the assets and liabilities of its Canadian subsidiaries and Australian subsidiary into the United States dollar at the exchange rate in effect on the balance sheet date. Revenues and expenses are translated at the average exchange rate in effect during each monthly period. Unrealized translation gains and losses are recorded as foreign currency translation gain (loss), which is included in the consolidated statements of shareholders’ equity as a component of accumulated other comprehensive loss.

The Company has not entered into any financial derivative instruments that expose it to material market risk, including any instruments designed to hedge the impact of foreign currency exposures. The Company may, however, hedge such exposure to foreign currency exchange fluctuations in the future.

Adjustments that arise from exchange rate changes on transactions denominated in a currency other than the local currency are included in other comprehensive loss in the consolidated statements of operations and comprehensive loss as incurred.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2023 and 2022.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the federal depository insurance coverage of $250,000 in the United States and Australia and $100,000 in Canada. The Company has not experienced losses on these accounts, and management believes the Company is not exposed to significant risks on such accounts. As of December 31, 2023, the Company had greater than $250,000 at United States financial institutions, less than $250,000 at Australian financial institutions, and greater than $100,000 at Canadian financial institutions.

Comprehensive Loss

Comprehensive loss consists of two components, net loss and other comprehensive income (loss). Other comprehensive loss refers to revenue, expenses, gains, and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net loss. Other comprehensive loss consists of foreign currency translation adjustments from those subsidiaries not using the U.S. dollar as their functional currency.

F-11

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Intangible Assets

Intangible assets consist of the Psybrary™ and Patent Applications, In Process Research and Development (“IPR&D”) and license agreements. Psybrary™ and Patent Applications intangible assets are valued using the relief from royalty method. The cost of license agreements is amortized over the economic life of the license. The Company assesses the carrying value of its intangible assets for impairment each year.

IPR&D intangible assets are acquired in conjunction with the acquisition of a business and are assigned a fair value, using the multi-period excess earnings method, related to incomplete research projects which, at the time of acquisition, have not reached technological feasibility. The amounts are capitalized and are accounted for as indefinite-lived intangible assets, subject to impairment testing until completion or abandonment of the projects. Upon successful completion of each project, the Company will make a determination as to the then-useful life of the intangible asset, generally determined by the period in which the substantial majority of the cash flows are expected to be generated, and begin amortization. The Company tests its intangible assets for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others and without limitation: a significant decline in the Company’s expected future cash flows; a sustained, significant decline in the Company’s stock price and market capitalization; a significant adverse change in legal factors or in the business climate of the Company’s segments; unanticipated competition; and slower growth rates. If the fair value determined is less than the carrying amount, an impairment loss is recognized in operating results.

Goodwill

The Company tests goodwill for potential impairment at least annually, or more frequently if an event or other circumstance indicates that the Company may not be able to recover the carrying amount of the net assets of the reporting unit. The Company has determined that the reporting unit is the entire company, due to the integration of all of the Company’s activities. In evaluating goodwill for impairment, the Company may assess qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50%) that the fair value of a reporting unit is less than its carrying amount. If the Company bypasses the qualitative assessment, or if the Company concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying value, then the Company performs a quantitative impairment test by comparing the fair value of a reporting unit with its carrying amount.

Property & Equipment

Property and equipment are recorded at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs that do not extend the useful lives of an asset or add new functionality are expensed as incurred. Depreciation and amortization are recorded using the straight-line method over the respective estimated useful lives of the Company’s long-lived assets. The estimated useful lives are typically 3 to 5 years for office furniture and equipment and are depreciated on a straight-line basis.

Deferred Offering Costs

The Company allocates offering costs to the different components of the capital raise on a pro rata basis. Any offering costs allocated to common stock are charged directly to additional paid-in capital. Any offering costs allocated to warrant liabilities are charged to general and administrative expenses on the Company’s consolidated statement of operations and comprehensive loss.

The Company complies with the requirements of ASC Topic 340, Other Assets and Deferred Costs (“ASC 340”) and SAB 5A - Expenses of Offering. Offering costs, which consist mainly of legal, accounting and consulting fees directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. For the year ended December 31, 2023, the Company incurred $567,603 in deferred offering costs in connection with the Equity Distribution Agreement (the “Distribution Agreement”), with Canaccord Genuity LLC (“Canaccord”) and the Purchase Agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”). These deferred offering costs will be proportionately offset against the total proceeds from the issuance of common stock available under the agreements and the Company will expense any remaining balance of deferred offering costs if the agreements are terminated. For the year ended December 31, 2023, there were no issuances of common stock under the agreements resulting in the deferral of offering costs.

F-12

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Warrant Liability and Investment Options

The Company evaluates all of its financial instruments, including issued stock purchase warrants and investment options, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”) and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The Company accounts for warrants and investment options for shares of the Company’s common stock that are not indexed to its own stock as derivative liabilities at fair value on the consolidated balance sheets. The Company accounts for common stock warrants and investment options with put options as liabilities under ASC 480. Such warrants and investment options are subject to remeasurement at each consolidated balance sheet date and any change in fair value is recognized as a component of other expense on the consolidated statements of operations. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of such common stock warrants and investment options. At that time, the portion of the warrant liability and investment options related to such common stock warrants will be reclassified to additional paid-in capital.

Modification and Inducement of Warrants and Investment Options

A change in any of the terms or conditions of warrants is accounted for as a modification. For a warrant modification accounted for under ASC 815, the effect of a modification shall be measured as the difference between the fair value of the modified warrant over the fair value of the original warrant immediately before its terms are modified, measured based on the fair value of the shares and other pertinent factors at the modification date. The accounting for incremental fair value of warrants is based on the specific facts and circumstances related to the modification. When a modification is directly attributable to equity offerings, the incremental change in fair value of the warrants are accounted for as equity issuance costs.

The Company accounts for the inducement to exercise warrants in accordance with ASC Subtopic 470-20-40 “Debt with Conversion and Other Options” (“ASC 470-20-40”). ASC 470-20-40 requires the recognition through earnings of an inducement charge equal to the fair value of the consideration delivered in excess of the consideration issuable under the original conversion terms. Therefore, the Company recognized a loss on the warrant inducement for the incremental change of the warrants related to the reduced exercise price and the issuance of new warrants as these components induced the holders to exercise the warrants.

Derivative Liability

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815. For derivative financial instruments that are accounted for as assets or liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as assets or liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the consolidated balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Income Taxes

The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse.

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liabilities. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of December 31, 2023 and 2022, no liability for unrecognized tax benefits was required to be recorded.

F-13

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s policy for recording interest and penalties associated with tax audits is to record such items as a component of operating expenses. There were no amounts accrued for penalties and interest for the years ended December 31, 2023 and 2022. The Company does not expect its uncertain tax positions to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

The Company has identified its United States, Canadian and Australian federal tax returns, and its state and provincial tax returns in Florida, Massachusetts, New Jersey, Pennsylvania, and Ontario, CA as its “major” tax jurisdictions. The Company is in the process of filing its United States federal and state and Australian federal corporate tax returns for the year ended December 31, 2023. The Company is in the process of filing its Canadian corporate tax returns for the years ended December 31, 2023 and 2022. Net operating losses for these periods will not be available to reduce future taxable income until the returns are filed.

Stock-Based Compensation

The Company follows ASC 718, Compensation - Stock Compensation, which addresses the accounting for stock-based payment transactions, requiring such transactions to be accounted for using the fair value method. Awards of shares for property or services are recorded at the more readily measurable of the estimated fair value of the stock award and the estimated fair value of the service. The Company uses the Black-Scholes option-pricing model to determine the grant date fair value of certain stock-based awards under ASC 718. The assumptions used in calculating the fair value of stock-based awards represent management’s reasonable estimates and involve inherent uncertainties and the application of management’s judgment. Fair value of restricted stock units or restricted stock awards is determined by the closing price per share of the Company’s common stock on the date of award grant.

The estimated fair value is amortized as a charge to earnings on a straight-line basis, for awards or portions of awards that do not require specified milestones or performance criteria as a vesting condition and also depending on the terms and conditions of the award, and the nature of the relationship of the recipient of the award to the Company. The Company records the grant date fair value in line with the period over which it was earned. For employees and consultants, this is typically considered to be the vesting period of the award. The Company accounts for forfeitures as they occur.

The estimated fair value of awards that require specified milestones or recipient performance are charged to expense when such milestones or performance criteria are probable to be met.

Restricted stock units, restricted stock awards, and stock options are granted at the discretion of the Compensation Committee of the Company’s board of directors (the “Board of Directors”). These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a 12 to 48-month period. A significant portion of these awards may include vesting terms that include, without limitation, defined volume weighted average price levels being achieved by the Company’s common stock, specific performance milestones, employment, or engagement by the Company, with no assurances of achievement of any such vesting conditions, if applicable.

The value of RSU’s is equal to the product of the number of units awarded, multiplied by the closing price per share of the Company’s common stock on the date of the award. The terms and conditions of each RSU is defined in the RSU agreement and includes vesting terms that consist of any or all of the following: immediate vesting, vesting over a defined period of time, vesting based on achievement of a defined volume weighted average price levels at specified times, vesting based on achievement of specific performance milestones within a specific time frame, change of control, termination of the employee without cause by the Company, resignation of the employee with good cause. The value assigned to each RSU is charged to expense based on the vesting terms, as follows: value of RSU’s that vest immediately are charged to expense on the date awarded, value of RSU’s that vest based upon time, or achievement of stock price levels over a period of time are charged to expense on a straight line basis over the time frame specified in the RSU and the value of RSU’s that vest based upon achievement of specific performance milestones are charged to expense during the period that such milestone is achieved. Vested RSU’s may be converted to shares of common stock of an equivalent number upon either the termination of the recipient’s employment with the Company, or in the event of a change in control. If the recipient is not an employee, such person’s engagement with the Company must either be terminated prior to such conversion of RSU’s to shares of common stock, or in the event of a change in control. Furthermore, as required by Section 409A of the Internal Revenue Code, if the recipient is a “specified employee” (generally, certain officers and highly compensated employees of publicly traded companies), such recipient may only convert vested RSU’s into shares of common stock no earlier than the first day of the seventh month following such recipients termination of employment with the Company, or the event of change in control.

F-14

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The value of RSA’s is equal to the product of the number of restricted shares awarded, multiplied by the closing price per share of the Company’s common stock on the date of the award. The terms and conditions of each RSA is defined in the RSA agreement and includes vesting terms that consist of any or all of the following: immediate vesting, vesting over a defined period of time, or vesting based on achievement of a defined volume weighted average price levels at specified times. Upon vesting, the recipient may receive restricted stock which includes a legend prohibiting sale of the shares during a restriction period that is defined in the RSA agreement. Termination of employment by or engagement with the Company is not required for the recipient to receive restricted shares of common stock. The value assigned to each RSA is charged to expense based on the vesting terms, as follows: value of RSA’s that vest immediately are charged to expense on the date awarded, value of RSA’s that vest based upon time, or achievement of stock price levels over a period of time are charged to expense on a straight-line basis over the time frame specified in the RSU.

Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). The computation of basic net loss per share for the years ended December 31, 2023 and 2022 excludes potentially dilutive securities. The computations of net loss per share for each period presented is the same for both basic and fully diluted. In accordance with ASC 260 “Earnings per Share” (“ASC 260”), penny warrants were included in the calculation of weighted average shares outstanding for the purposes of calculating basic and diluted earnings per share.

During the year ended December 31, 2022 the Company issued 51,167 pre-funded common stock warrants, which were exercised on various dates during the year ended December 31, 2022. The pre-funded common stock warrants became exercisable on July 26, 2022 based on the terms and conditions of the agreements. As the pre-funded common stock warrants are exercisable for $0.0015, these shares are considered outstanding common shares and are included in the computation of basic and diluted Earnings Per Share as the exercise of the pre-funded common stock warrants is virtually assured. The Company included these pre-funded common stock warrants in basic and diluted earnings per share when all conditions were met on July 26, 2022.

Potentially dilutive securities outlined in the table below have been excluded from the computation of diluted net loss per share the years ended December 31, 2023 and 2022 because the effect of their inclusion would have been anti-dilutive.

	For the years ended December 31,
	2023	2022
Warrants to purchase shares of common stock	186,614	43,698
Restricted stock units - vested and unissued	1,390	4,167
Restricted stock units - unvested	9,366	4,271
Restricted stock awards - vested and unissued	—	48
Common stock in abeyance	46,934	—
Investment options to purchase shares of common stock	4,667	71,334
Options to purchase shares of common stock	2,022	3,222
Total potentially dilutive securities	250,993	126,740

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), approximates the carrying amounts in the balance sheets, excluding the derivative, warrants, and preferred investment option liabilities, primarily due to their short-term nature.

F-15

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:

Level 1 - Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 - Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

For certain financial instruments, including cash and accounts payable, the carrying amounts approximate their fair values as of December 31, 2023 and 2022 because of their short-term nature.

Research and Development

Research and development expenses are charged to operations as incurred. Research and development expenses include, among other things, internal and external costs associated with preclinical development, pre-commercialization manufacturing expenses, and clinical trials. The Company accrues for costs incurred as the services are being provided by monitoring the status of the trial or services provided and the invoices received from its external service providers. In the case of clinical trials, a portion of the estimated cost normally relates to the projected cost to treat a patient in the trials, and this cost is recognized based on the number of patients enrolled in the trial. As actual costs become known, the Company adjusts its accruals accordingly.

Leases

Operating lease assets are included within right-of-use operating lease asset and operating lease liabilities are included in current portion of right-of-use operating lease obligation and non-current portion of right-of-use operating lease obligation on the consolidated balance sheets as of December 31, 2023 and 2022. The Company has elected not to present short-term leases as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that the Company is reasonably certain to exercise. Lease payments for short-term leases are recognized on a straight-line basis over the term of the lease. All other lease assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. Because most of the Company’s leases do not provide an implicit rate of return, the Company used an incremental borrowing rate based on the information available at adoption date in determining the present value of lease payments.

The Company assesses whether an arrangement is a lease or contains a lease at inception. For arrangements considered leases or that contain a lease that is accounted for separately, the Company determines the classification and initial measurement of the right-of-use asset and lease liability at the lease commencement date, which is the date that the underlying asset becomes available for use. The Company has elected to account for non-lease components associated with its leases and lease components as a single lease component.

The Company recognizes a right-of-use asset, which represents the Company’s right to use the underlying asset for the lease term, and a lease liability, which represents the present value of the Company’s obligation to make payments arising over the lease term. The present value of the lease payments is calculated using either the implicit interest rate in the lease or an incremental borrowing rate.

A lease qualifies as a finance lease if any of the following criteria are met at the inception of the lease: (i) there is a transfer of ownership of the leased asset to the Company by the end of the lease term, (ii) the Company holds an option to purchase the leased asset that it is reasonably certain to exercise, (iii) the lease term is for a major part of the remaining economic life of the leased asset, (iv) the present value of the sum of lease payments equals or exceeds substantially all of the fair value of the leased asset, or (v) the nature of the leased asset is specialized to the point that it is expected to provide the lessor no alternative use at the end of the lease term. All other leases are recorded as operating leases. Finance lease payments are bifurcated into (i) a portion that is recorded as interest expense and (ii) a portion that reduces the finance liability associated with the lease. The Company did not have any finance leases as of December 31, 2023 and 2022.

Redeemable Non-controlling Interest

In connection with the issuance of Akos Series A Preferred Stock, the Akos Purchase Agreement (as defined below in Note 8) and certificate of designation contain a put right guaranteed by the Company as defined in Note 8. Applicable accounting guidance requires an equity instrument that is redeemable for cash or other assets to be classified outside of permanent equity if it is redeemable (a) at a fixed or determinable price on a fixed or determinable date, (b) at the option of the holder, or (c) upon the occurrence of an event that is not solely within the control of the issuer. As a result of this feature, the Company recorded the non-controlling interests as Redeemable Non-Controlling Interests (“RNCI”) and classified them in mezzanine equity within its consolidated balance sheet initially at its acquisition-date estimated redemption value or fair value. In addition, the Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument by accreting the embedded derivative at each reporting period over 12 months.

F-16

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In May 2023, pursuant to the Akos Series A Preferred Certificate of Designations, the holders of the Akos Series A Preferred Stock exercised the Put Right (as defined below) requiring Akos to force redemption of all of the Akos Series A Preferred Stock. See Note 8.

Segment Reporting

The Company determines its reporting units in accordance with FASB ASC 280, “Segment Reporting” (“ASC 280”). The Company evaluates a reporting unit by first identifying its operating segments under ASC 280. The Company then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated. The Company has multiple operations related to psychedelics and cannabinoids. Both of these operations exist under one reporting unit: Enveric. The Company has one operating segment and reporting unit. The Company is organized and operated as one business. Management reviews its business as a single operating segment, using financial and other information rendered meaningful only by the fact that such information is presented and reviewed in the aggregate.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, and should be applied on a full or modified retrospective basis. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company early adopted ASU 2020-06 effective January 1, 2023, and has determined that the adoption of this guidance had no impact on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07 updates reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 is effective for all entities for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating ASU 2023-07 to determine its impact on the Company’s disclosures, however, as the Company currently has one reportable segment, the Company does not expect ASU 2023-07 to have a material impact.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which amends the disclosure to address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information and includes certain other amendments to improve the effectiveness of income tax disclosures. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024, and early adoption and retrospective application are permitted. Early adoption is permitted. The Company is currently assessing potential impacts of ASU 2023-09 and does not expect the adoption of this guidance will have a material impact on its consolidated financial statements and disclosures.

F-17

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of December 31, 2023 and 2022, the prepaid expenses and other current assets of the Company consisted of the following:

	December 31, 2023	December 31, 2022
Prepaid research and development	$46,320	$268,686
Prepaid value-added taxes	243,429	159,782
Prepaid insurance	149,559	174,406
Prepaid other	62,036	105,179
Deferred offering costs	567,603	—
Franchise tax receivable	79,258	—
R&D tax incentive receivable	145,349	—
Total prepaid expenses and other current assets	$1,293,554	$708,053

NOTE 4. INTANGIBLE ASSETS AND GOODWILL

The Company performs an annual impairment test at the reporting unit level as of December 31 of each fiscal year. As of December 31, 2022, the Company’s goodwill and intangible assets were fully impaired, and thus no annual impairment test was necessary as of December 31, 2023. The following table provides the Company’s goodwill, indefinite and definite lives intangible assets as of December 31, 2023 and 2022.

As of December 31, 2022, the Company’s goodwill consisted of:

	Goodwill	Accumulated Impairment Losses	Currency Translation	Total
Balance at January 1, 2022	$9,834,855	$(8,225,862)	$(21,359)	$1,587,634
Impairment losses	—	(1,486,060)	—	(1,486,060)
Loss on currency translation	—	—	(101,574)	(101,574)
Balance at December 31, 2022	9,834,855	(9,711,922)	(122,933)	—

As of December 31, 2022, the Company’s indefinite lived intangible assets consisted of:

Indefinite lived intangible assets
Balance at January 1, 2022	$6,375,492
Impairment losses	(5,967,602)
Loss on currency translation	(407,890)
Balance at December 31, 2022	$—

As of December 31, 2023 and 2022, the definite lived intangible assets consisted of:

Definite lived intangible assets
Balance at January 1, 2022	$548,436
Amortization	(168,750)
Balance at December 31, 2022	$379,686
Amortization	(168,754)
Balance at December 31, 2023	$210,932

For identified definite lived intangible assets, amortization expense amounted to $168,754 and $168,750 during the years ended December 31, 2023 and 2022, respectively.

F-18

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company amortizes definite lived intangible assets on a straight-line basis over their estimated useful lives. Amortization expense of identified intangible assets based on the carrying amount as of December 31, 2023 is as follows:

Year ending December 31,
2024	$168,750
2025	42,182
$210,932

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following assets which are located in Calgary, Canada and placed in service by Enveric Biosciences Canada, Inc. (“EBCI”), with all amounts translated into U.S. dollars:

	December 31, 2023	December 31, 2022
Lab equipment	$836,709	$831,123
Computer equipment and leasehold improvements	28,379	25,137
Less: Accumulated depreciation	(357,711)	(178,775)
Property and equipment, net of accumulated depreciation	$507,377	$677,485

Depreciation expense was $175,228 and $159,160 for the years ended December 31, 2023 and 2022, respectively.

NOTE 6. ACCRUED LIABILITIES

As of December 31, 2023 and December 31, 2022, the accrued liabilities of the Company consisted of the following:

	December 31, 2023	December 31, 2022
Product development	$139,981	$195,104
Accrued salaries, wages, and bonuses	8,889	1,175,963
Professional fees	584,810	83,255
Accrued restructuring costs	301,645	—
Accrued franchise taxes	22,318	—
Patent costs	18,000	251,333
Total accrued expenses	$1,075,643	$1,705,655

NOTE 7. SHARE CAPITAL AND OTHER EQUITY INSTRUMENTS

Authorized Capital

The holders of the Company’s common stock are entitled to one vote per share. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon the liquidation, dissolution, or winding up of the Company, holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution. As of December 31, 2023, 100,000,000 shares of common stock and 20,000,000 shares of Preferred Stock were authorized under the Company’s articles of incorporation.

Equity Distribution Agreement

On September 1, 2023, the Company entered into the Distribution Agreement, with Canaccord, pursuant to which the Company may offer and sell from time to time, through Canaccord as sales agent and/or principal, shares of common stock of the Company, par value $0.01 per share having an aggregate offering price of up to $10.0 million. Due to the offering limitations applicable to the Company and in accordance with the terms of the Distribution Agreement, the Company may offer common stock having an aggregate gross sales price of up to $2,392,514 pursuant to the prospectus supplement dated September 1, 2023 (the “Prospectus Supplement”). Subject to the terms and conditions of the Distribution Agreement, Canaccord may sell the common stock by any method permitted by law deemed to be an “at-the-market offering”. The Company will pay Canaccord a commission equal to 3.0% of the gross sales price of the common stock sold through Canaccord under the Distribution Agreement and has also agreed to reimburse Canaccord for certain expenses. The Company may also sell common stock to Canaccord as principal for Canaccord’s own account at a price agreed upon at the time of sale. Any sale of common stock to Canaccord as principal would be pursuant to the terms of a separate terms agreement between the Company and Canaccord.

F-19

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Inducement Letters (as defined below within this Note 7) prohibits the Company from entering into any variable rate transaction as defined in the Inducement Letters, including the issuance of (1) any variable priced debt or equity securities or (2) transactions whereby the Company may issue securities at a future determined price, such as through an at-the-market offering or an equity line of credit. The variable rate transaction restriction expires after six-month from the closing date of December 28, 2023 for the Inducement Letters for an issuance through an at-the-market offering, and one-year for the remaining variable rate transactions. Subsequent to December 31, 2023, the limitation on the at-the-market offering was waived. See Note 12.

Lincoln Park Equity Line

On November 3, 2023, the Company entered into a Purchase Agreement and a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $10.0 million of the Company’s common stock, par value $0.01 per share subject to certain limitations and satisfaction of the conditions set forth in the Purchase Agreement.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $10.0 million of the Company’s common stock (the “Purchase Shares”). However, such sales of common stock by the Company, if any, will be subject to important limitations set forth in the Purchase Agreement, including limitations on number of shares that may be sold. Sales may occur from time to time, at the Company’s sole discretion, over the 24-month period commencing on the date that the conditions to Lincoln Park’s purchase obligation set forth in the Purchase Agreement are satisfied, including that a registration statement on Form S-1 covering the resale of the shares of our common stock that have been and may be issued to Lincoln Park under the Purchase Agreement, which the Company has filed with the SEC pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC.

Because the purchase price per share to be paid by Lincoln Park for the shares of common stock that we may elect to sell to Lincoln Park under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock at the time we elect to sell shares to Lincoln Park pursuant to the Purchase Agreement, if any, it is not possible for us to predict the number of shares of Common Stock that we will sell to Lincoln Park under the Purchase Agreement, the purchase price per share that Lincoln Park will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Lincoln Park under the Purchase Agreement.

During the year ended December 31, 2023, the Company has issued no shares of common stock through the Equity Line or the Distribution Agreement. The Company had capitalized deferred offering costs of $567,603 related to establishing the Distribution Agreement with Canaccord and the Purchase Agreement with Lincoln Park and no reductions to additional paid in capital. Of this amount, $255,107 represents the fair value of 9,294 shares of common stock issued to Lincoln Park as consideration for its commitment under the Purchase Agreement.

Common Stock Activity

During the year ended December 31, 2023 a total of 6,910 shares of common stock were issued pursuant to the conversion of restricted stock units. During the year ended December 31, 2022, a total of 82 and 60 shares of common stock were issued pursuant to the conversion of restricted stock awards and restricted stock units, respectively.

On February 15, 2022, the Company completed a public offering of 26,667 shares of common stock and warrants to purchase up to 26,667 shares of common stock for gross proceeds of approximately $10.0 million, before deducting underwriting discounts and commissions and other offering expenses. A.G.P./Alliance Global Partners acted as sole book-running manager for the offering. In addition, Enveric granted the underwriter a 45-day option to purchase up to an additional 4,000 shares of common stock and/or warrants to purchase up to an additional 4,000 shares of common stock at the public offering price, which the underwriter has partially exercised for warrants to purchase up to 4,000 shares of common stock. At closing, Enveric received net proceeds from the offering of approximately $9.1 million, after deducting underwriting discounts and commissions and estimated offering expenses with $5.8 million allocated to equity, $3.6 million to warrant liability and the remaining $0.3 million recorded as an expense.

F-20

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 22, 2022, the Company entered into a securities purchase agreement (the “Registered Direct Securities Purchase Agreement”) with an institutional investor for the purchase and sale of 7,766 shares of the Company’s common stock, pre-funded warrants to purchase up to 17,234 shares of common stock (the “RD Pre-Funded Warrants”), and unregistered preferred investment options (the “RD Preferred Investment Options”) to purchase up to 25,000 shares of common stock (the “RD Offering”). The gross proceeds from the RD Offering were approximately $3,000,000. Subject to certain ownership limitations, the RD Pre-Funded Warrants became immediately exercisable at an exercise price equal to $0.0015 per share of common stock. On August 3, 2022, all of the issued RD Pre-Funded Warrants were exercised.

Concurrently with the RD Offering, the Company entered into a securities purchase agreement (the “PIPE Securities Purchase Agreement”) with institutional investors for the purchase and sale of 7,734 shares of common stock, pre-funded warrants to purchase up to 33,933 shares of common stock (the “PIPE Pre-Funded Warrants”), and preferred investment options (the “PIPE Preferred Investment Options”) to purchase up to 41,667 shares of the common stock in a private placement (the “PIPE Offering”). The gross proceeds from the PIPE Offering were approximately $5,000,000. Subject to certain ownership limitations, the PIPE Pre-Funded Warrants became immediately exercisable at an exercise price equal to $0.0015 per share of common stock. All of the issued PIPE Pre-Funded Warrants were exercised on various dates prior to August 18, 2022.

The RD Offering and PIPE Offering closed on July 26, 2022, with aggregate gross proceeds of approximately $8 million. The aggregate net proceeds from the offerings, after deducting the placement agent fees and other estimated offering expenses, were approximately $7.1 million, with $3.2 million allocated to equity, $4.3 million to investment option liability, and the remaining $0.4 million recorded as an expense.

Stock Options

Amendment to 2020 Long-Term Incentive Plan

On May 3, 2022, our board of directors (“Board”) adopted the First Amendment (the “Plan Amendment”) to the Enveric Biosciences, Inc. 2020 Long-Term Incentive Plan (the “Incentive Plan”) to (i) increase the aggregate number of shares available for the grant of awards by 9,739 shares to a total of 13,334 shares, and (ii) add an “evergreen” provision whereby the number of shares authorized for issuance pursuant to awards under the Incentive Plan will be automatically increased on the first trading date immediately following the date the Company issues any share of common stock (defined below) to any person or entity, to the extent necessary so that the number of shares of the Company’s common stock authorized for issuance under the Incentive Plan will equal the greater of (x) 13,334 shares, and (y) 15% of the total number of shares of the Company’s common stock outstanding as of such issuance date (the “Evergreen Provision”). The Plan Amendment was approved by the Company’s shareholders at a special meeting of the Company’s shareholders held on July 14, 2022.

On November 2, 2023, the shareholders approved the amendments to the 2020 Long-Term Incentive Plan, which was approved by the Board on August 8, 2023 (the “Amended Incentive Plan”). The Amended Incentive Plan (i) increased the number of authorized shares reserved for issuance under the Amended Incentive Plan to a maximum of 23,334, subject to adjustment, and (ii) removed the Evergreen Provision implemented in the Plan Amendment. As of December 31, 2023, the total number of shares available for grant under the Incentive Plan was 7,164.

A summary of the stock option activity under the Company’s incentive plan for the years ended December 31, 2023 and 2022 is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at January 1, 2022	1,589	$1,185	$1,552.50	5.3	$34,333
Granted	1,700	$46.05	$38.70		$—
Forfeited	(67)	$2,625	$2,107.50		$—
Outstanding at December 31, 2022	3,222	$555.75	$672.30	4.1	$—
Granted	—	$—	$—		—
Forfeited	(1,200)	$46.05	$38.70		—
Outstanding at December 31, 2023	2,022	$857.55	$1,158.30	3.4	$—

Exercisable at December 31, 2023	1,712	$966.75	$1,330.80	2.9	$—

F-21

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Options granted during the years ended December 31, 2022 were valued using the Black Scholes model with the following assumptions:

December 31, 2022
Term (years)	5.5
Stock price	$46.05
Exercise price	$46.05
Dividend yield	—
Expected volatility	112.0%
Risk free interest rate	3.9%

The above assumptions are determined by the Company as follows:

●	Stock price – Based on closing price of the Company’s common stock on the date of grant.

●	Weighted average risk-free interest rate — Based on the daily yield curve rates for U.S. Treasury obligations with maturities, which correspond to the expected term of the Company’s stock options.

●	Dividend yield — The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future.

●	Expected volatility — Based on the historical volatility of comparable companies in a similar industry.

●	Expected term — The Company has had no stock options exercised since inception. The expected option term represents the period that stock-based awards are expected to be outstanding based on the simplified method provided in Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment, which averages an award’s weighted-average vesting period and expected term for “plain vanilla” share options.

The Company’s stock based compensation expense, recorded within general and administrative expense, related to stock options for the years ended December 31, 2023 and 2022 was $156,075 and $180,042, respectively.

As of December 31, 2023, the Company had $84,774 in unamortized stock option expense, which will be recognized over a weighted average period of 1.00 years.

Restricted Stock Awards

For the years ended December 31, 2023 and 2022, the Company recorded $0 and $24,363, respectively, in stock-based compensation expense within general and administrative expense, related to restricted stock awards. There were no RSA grants during the years ended December 31, 2023 and 2022. As of December 31, 2022, there were no unvested RSA shares. As of December 31, 2023, there were no unamortized stock-based compensation costs related to restricted share awards. During the year ended December 31, 2023 the Company settled the 48 vested and unissued shares (as of December 31, 2022) for cash of $14,250. There are no restricted stock awards as of December 31, 2023.

F-22

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Issuance of Restricted Stock Units

The Company’s activity in restricted stock units was as follows for the year ended December 31, 2023:

	Number of shares	Weighted average fair value
Non-vested at January 1, 2022	4,135	$1,890
Granted	2,497	$502.50
Forfeited	(1,785)	$1,194.60
Vested	(576)	$1,958.25
Non-vested at December 31, 2022	4,271	$1,388.55
Granted	12,167	$40.95
Forfeited	(2,896)	$385.80
Vested	(4,176)	$297.00
Non-vested at December 31, 2023	9,366	$434.55

For the years ended December 31, 2023 and 2022, the Company recorded $1,994,085 and $2,416,266, respectively, in stock-based compensation expense related to restricted stock units, which is a component of both general and administrative and research and development expenses in the consolidated statement of operations and comprehensive loss. As of December 31, 2023, the Company had unamortized stock-based compensation costs related to restricted stock units of $2,021,021 which will be recognized over a weighted average period of 1.9 years and unamortized stock-based costs related to restricted stock units which will be recognized upon achievement of specified milestones. As of December 31, 2023, 1,390 restricted stock units are vested without shares of common stock being issued, with all of these shares due as of December 31, 2023.

The following table summarizes the Company’s recognition of stock-based compensation for restricted stock units for the following periods:

	Year ended December 31,
	2023	2022
Stock-based compensation expense for RSUs:
General and administrative	$1,085,791	$1,389,359
Research and development	908,294	1,026,907
Total	$1,994,085	$2,416,266

Warrants and Preferred Investment Options

The following table summarizes information about shares issuable under warrants outstanding at December 31, 2023 and 2022:

	Warrant shares outstanding	Weighted average exercise price	Weighted average remaining life	Intrinsic value
Outstanding at January 1, 2022	13,031	$1,965	3.4	$801,024
Issued	81,834	$154.65		$—
Exercised	(51,167)	$—		$—
Exchanged for common stock	—	$—		$—
Outstanding at December 31, 2022	43,698	$875.40	3.6	$5,514
Issued	154,088	$20.55		$—
Exercised	(8,134)	$20.55		$—
Forfeited	(3,038)	$1,672.50		$—
Outstanding at December 31, 2023	186,614	$176.85	4.6	$—

Exercisable at December 31, 2023	186,614	$176.85	4.6	$—

F-23

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 11, 2022, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to sell, in a firm commitment offering, 26,667 shares of the Company’s common stock and accompanying warrants to purchase up to an aggregate of 26,667 shares of its common stock (“February 2022 Warrants”), as well as up to 4,000 additional shares of common stock and/or warrants to purchase an aggregate of up to 4,000 shares of its common stock that may be purchased by the Underwriter pursuant to a 45-day option granted to the Underwriter by the Company (the “Offering”). Each share of common stock was sold together with a common warrant to purchase one share of common stock, at an exercise price of $412.50 per share. Such common warrants were immediately exercisable and will expire five years from the date of issuance. There is not expected to be any trading market for the common warrants issued in the Offering. The combined public offering price of each share of common stock and accompanying common warrant sold in the Offering was $375.00. On February 14, 2022, the Underwriter exercised its option to purchase an additional 4,000 warrants.

In connection with the Registered Direct (“RD”) Offering and the Private Investment in Public Entity (“PIPE”) Offering entered into on July 22, 2022, the Company entered into Warrant Amendment (the “Warrant Amendments”) with the investors in both offerings to amend certain existing warrants to purchase up to an aggregate of 8,134 shares of common stock that were previously issued to the investors, with an exercise price of $412.50 per share and expiration date of February 15, 2027. Pursuant to the Warrant Amendments, the previously issued warrants were amended, effective upon the closing of the offerings, so that the amended warrants have a reduced exercise price of $116.70 per share and expire five and one-half years following the closing of the offerings. In connection with this transaction, the Company determined the fair value of the February 2022 Warrants immediately prior to the Warrant Amendment and the fair value of the amended warrants immediately after the Warrant Amendment. For the year ended December 31, 2022, the incremental change in fair value was deemed to be $251,357, which was included as equity issuance costs related to the RD and PIPE financing transactions.

The warrants assumed pursuant to the acquisition of MagicMed contain certain down round features, which were not triggered by the February 2022 and July 2022 public offerings, that would require adjustment to the exercise price upon certain events when the offering price is less than the stated exercise price.

The following table summarizes information about investment options outstanding at December 31, 2023 and 2022:

	Investment options outstanding	Weighted average exercise price	Weighted average remaining life	Intrinsic value
Outstanding at January 1, 2022	—	$—	—	$—
Issued	71,334	$118.95	—	—
Outstanding at December 31, 2022	71,334	$118.95	5.1	$—
Exercised	(66,667)	$20.55	—	—
Outstanding at December 31, 2023	4,667	$150.00	4.1	$—

Exercisable at December 31, 2023	4,667	$150.00	4.1	$—

In connection with the Registered Direct Securities Purchase Agreement the Company issued unregistered preferred investment options to purchase up to 25,000 shares of common stock. Subject to certain ownership limitations, the RD Preferred Investment Options became immediately exercisable at an exercise price equal to $116.70 per share of common stock. The RD Preferred Investment Options are exercisable for five and one-half years from the date of issuance.

In connection with the PIPE Securities Purchase Agreement the Company issued unregistered preferred investment options to purchase up to 41,667 shares of the common stock. Subject to certain ownership limitations, PIPE Preferred Investment Options became immediately exercisable at an exercise price equal to $116.70 per share of common stock. The PIPE Preferred Investment Options are exercisable for five and one-half years from the date of issuance.

On July 26, 2022, in connection with the RD Offering and PIPE Offering, the Company issued preferred investment options (the “Placement Agent Preferred Investment Options”) to an entity to purchase up to 4,667 shares of the common stock for acting as a placement agent. The Placement Agent Preferred Investment Options have substantially the same terms as the RD Preferred Investment Options and the PIPE Preferred Investments Options, except the Placement Agent Preferred Investment Options have an exercise price of $150.00 per share. The Placement Agent Preferred Investment Options are exercisable for five years from the date of the commencement of the RD Offering and PIPE Offering.

On December 28, 2023, the Company entered into warrant exercise inducement offer letters (the “Inducement Letters”) with certain holders (the “Holders”) of the February 2022 Post-Modification Warrants and RD and PIPE preferred investment options to purchase shares of the Company’s common stock (the “Existing Warrants and Investment Options”) pursuant to which the Holders agreed to exercise for cash their Existing Warrants and Investment Options to purchase 74,800 shares of the Company’s common stock, in the aggregate, at a reduced exercised price of $20.55 per share (from an original exercise price of $116.70 per share), in exchange for the Company’s agreement to issue new warrants (the “Inducement Warrants”) to purchase up to 149,600 shares of the Company’s common stock (the “Inducement Warrant Shares”), and the Holders to make a cash payment of $1.88 per Inducement Warrant share for total proceeds of $280,500. In January 2024, the Company received aggregate gross proceeds of $1,817,640 from the exercise of the Existing Warrants and Investment Options by the Holders and the sale of the Inducement Warrants. Because the Existing Warrants and Investment Options by the Holders and the sale of the Inducement Warrants that exercised on December 28, 2023 and unsettled until January 2024, the proceeds are included in the consolidated balance sheet as a subscription receivable as of December 31, 2023. As of December 31, 2023, 27,867 shares of the Existing Warrants and Investment Options exercised were considered issued as the Company had the enforceable right to the obtain the cash proceeds, which were in-transit, and the Holders were no longer able to rescind the exercise election. Due to the beneficial ownership limitation provisions, 46,934 shares of the Existing Warrants and Investment Options exercised were initially unissued and held in abeyance for the benefit of the Holder until notice is received from the Holder that the shares may be issued in compliance with such limitation. The Company engaged Roth Capital Partners, LLC (“Roth”) to act as its financial advisor in connection with the transactions summarized above and will pay Roth approximately $144,000 for its services, in addition to reimbursement for certain expenses. Roth was also issued warrants to purchase up to 4,488 shares of common stock. The Roth Warrants have the same terms as the Inducement Warrants. The grant date fair value of these Roth Warrants was estimated to be $77,991 on December 28, 2023 and were charged to additional paid in capital as issuance costs. The Company also incurred legal fees of $17,254 related to the transactions above that were charged to additional paid in capital as issuance costs.

F-24

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company also agreed to file a registration statement on Form S-3 covering the resale of the Inducement Warrant Shares issued or issuable upon the exercise of the Inducement Warrants (the “Resale Registration Statement”) by January 8, 2024 (filed January 11, 2024). In the Inducement Letters, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) for a period ending on February 26, 2024. The Company also agreed not to effect or agree to effect any variable rate transaction (as defined in the Inducement Letters) until December 28, 2024. See the Equity Distribution Agreement section of this Note.

In connection with this transaction, the Company determined the fair value of the Existing Warrants and Investment Options immediately prior to the Inducement Letters and the fair value of the amended warrants and investment options immediately after the Inducement Letters. The pre-modification measurement of fair value of the Existing Warrants and Investment Options were determined utilizing a Black-Scholes model considering all relevant assumptions current at the date of modification (i.e. for the Existing Warrants share price of $23.40, exercise price of $116.70, term of 3.6 years, volatility of 94%, risk-free rate of 3.96%, and expected dividend rate of 0%, resulting in a fair value per share of $8.10 and for the Investment Options share price of $23.40, exercise price of $116.70, term of 4.1 years, volatility of 95%, risk-free rate of 3.90%, and expected dividend rate of 0%, resulting in a fair value per share of $9.30). The total fair value of the 8,134 Existing Warrants and 66,667 Investment Options was $65,349 and $618,648, respectively. The post-modification fair value was determined using the intrinsic value of $2.85 due to the inducement and totaled $23,180 and $190,000 for the Existing Warrants and Investment Options, respectively. The change in fair value from the date of the modification prior to modification and the fair value on the date of the modification after the modification, but prior to exercise was $470,817, which was reflected as an inducement gain, within other expenses on the Company’s consolidated statement of operations and comprehensive loss.

The grant date fair value of these Inducement Warrants was estimated to be $2,599,552 on December 28, 2023 and the proceeds of $280,500, which were received on January 2, 2024, for the issuance of the Inducement Warrants is reflected as inducement expense, within other expenses on the Company’s consolidated statement of operations and comprehensive loss.

The Company established the initial fair value of its equity classified Inducement Warrants at the date of issuance on December 28, 2023. The Company used a Black Scholes valuation model in order to determine their value. The key inputs into the Black Scholes valuation model for the valuation of the warrants are below:

Roth and Inducement Warrants
December 28, 2023
Term (years)	5.0
Stock price	$23.40
Exercise price	$20.55
Dividend yield	—%
Expected volatility	92.0%
Risk free interest rate	3.80%

Number of warrants	154,088
Value (per share)	$17.40

Series C Preferred Shares

On May 3, 2022, the Board of Directors (the “Board”) declared a dividend of one one-thousandth of a share of the Company’s Series C Preferred Stock (“Series C Preferred Stock”) for each outstanding share of the Company’s common stock held of record as of 5:00 p.m. Eastern Time on May 13, 2022 (the “Record Date”). This dividend was based on the number of outstanding shares of common stock prior to the Reverse Stock Split. The outstanding shares of Series C Preferred Stock were entitled to vote together with the outstanding shares of the Company’s common stock, as a single class, exclusively with respect to a proposal giving the Board the authority, as it determines appropriate, to implement a reverse stock split within twelve months following the approval of such proposal by the Company’s stockholders (the “Reverse Stock Split Proposal”), as well as any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Reverse Stock Split Proposal (the “Adjournment Proposal”).

F-25

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company held a special meeting of stockholders on July 14, 2022 (the “Special Meeting”) for the purpose of voting on, among other proposals, a Reverse Stock Split Proposal and an Adjournment Proposal. All shares of Series C Preferred Stock that were not present in person or by proxy at the Special Meeting were automatically redeemed by the Company immediately prior to the opening of the polls at Special Meeting (the “Initial Redemption”). All shares that were not redeemed pursuant to the Initial Redemption were redeemed automatically upon the approval by the Company’s stockholders of the Reverse Stock Split Proposal at the Special Meeting (the “Subsequent Redemption” and, together with the Initial Redemption, the “Redemption”). Each share of Series C Preferred Stock was entitled to receive $0.10 in cash for each 10 whole shares of Series C Preferred Stock immediately prior to the Redemption. As of June 30, 2022, there were 52,684.548 shares of Series C Preferred Stock issued and outstanding. As of December 31, 2022, both the Initial Redemption and the Subsequent Redemption had occurred. As a result, no shares of Series C Preferred Stock remain outstanding. As of December 31, 2023 and 2022, there are 100,000 shares of Series C Preferred Stock authorized for future issuances.

NOTE 8. REDEEMABLE NON-CONTROLLING INTEREST

Spin-Off and Related Private Placement

In connection with the Spin-Off, on May 5, 2022, Akos and the Company entered into into a Securities Purchase Agreement (the “Akos Purchase Agreement”) with an accredited investor (the “Akos Investor”), pursuant to which Akos agreed to sell up to an aggregate of 5,000 shares of Akos Series A Preferred Stock, at price of $1,000 per share, and warrants (the “Akos Warrants”) to purchase shares of Akos’ common stock, par value $0.01 per share (the “Akos Common Stock”), for an aggregate purchase price of up to $5,000,000 (the “Akos Private Placement”). The Akos Purchase Agreement was guaranteed by the Company. Pursuant to the Akos Purchase Agreement, Akos issued 1,000 shares of the Akos Series A Preferred Stock to the Akos Investor in exchange for $1,000,000 on May 5, 2022. The additional $4,000,000 was to be received on or immediately prior to the Spin-Off. The issuance of the Akos Series A Preferred Stock results in RNCI (see Note 2). Palladium Capital Advisors, LLC (“Palladium”) acted as placement agent for the Akos Private Placement. Pursuant to the Akos Purchase Agreement, Akos had agreed to pay Palladium a fee equal to 9% of the aggregate gross proceeds raised from the sale of the shares of the Akos Series A Preferred Stock and a non-accountable expense allowance of 1% of the aggregate gross proceeds raised the sale of the Akos Series A Preferred Stock in the Akos Private Placement. The fee due in connection with the Akos Private Placement to be paid to Palladium in the form of convertible preferred stock and warrants was on similar terms to the securities issued in the Akos Private Placement. Palladium was also entitled to warrants to purchase Akos Common Stock in an amount up to 8% of the number of shares of Akos Common Stock underlying the shares issuable upon conversion of the Akos Series A Preferred Stock. As of December 31, 2023, no accruals are required to be recorded for the fees or warrants since the Akos Series A Preferred Stock has been redeemed.

Terms of Akos Series A Preferred Stock

Under the Certificate of the Designations, Preferences, and Rights of Series A Convertible Preferred Stock of Akos (the “Akos Series A Preferred Certificate of Designations”), on or immediately prior to the completion of the spin-off of Akos into an independent, separately traded public company listed on the Nasdaq Stock Market, the outstanding Akos Series A Preferred Stock automatically converted into a number of shares of Akos Common Stock equal to 25% of the then issued and outstanding Akos Common Stock, subject to the Beneficial Ownership Limitation (as defined in the Akos Purchase Agreement). Cumulative dividends on each share of Akos Series A Preferred Stock accrue at the rate of 5% annually.

The Akos Series A Preferred Certificate of Designations provided that upon the earlier of (i) the one-year anniversary of May 5, 2022, and only in the event that the Spin-Off has not occurred; or (ii) such time that Akos and the Company have abandoned the Spin-Off or the Company is no longer pursuing the Spin-Off in good faith, the holders of the Akos Series A Preferred Stock shall have the right (the “Put Right”), but not the obligation, to cause Akos to purchase all or a portion of the Akos Series A Preferred Stock for a purchase price equal to $1,000 per share, subject to certain adjustments as set forth in the Akos Series A Preferred Certificate of Designations (the “Stated Value”), plus all the accrued but unpaid dividends per share. In addition, after the one-year anniversary of May 5, 2022, and only in the event that the Spin-Off has not occurred and Akos is not in material default of any of the transaction documents, Akos may, at its option, at any time and from time to time, redeem the outstanding shares of Akos Series A Preferred Stock, in whole or in part, for a purchase price equal to the aggregate Stated Value of the shares of Akos Series A Preferred Stock being redeemed and the accrued and unpaid dividends on such shares. Pursuant to the Akos Purchase Agreement, the Company has guaranteed the payment of the purchase price for the shares purchased under the Put Right.

F-26

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Akos Series A Preferred Certificate of Designations contains limitations that prevent the holder thereof from acquiring shares of Akos Common Stock upon conversion of the Akos Series A Preferred Stock that would result in the number of shares of Akos Common Stock beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of Akos Common Stock outstanding immediately after giving effect to the conversion (the “Beneficial Ownership Limitation”), except that upon notice from the holder to Akos, the holder may increase or decrease the limit of the amount of ownership of outstanding shares of Akos Common Stock after converting the holder’s shares of Akos Series A Preferred Stock, provided that any change in the Beneficial Ownership Limitation shall not be effective until 61 days following notice to Akos.

Redemption of Akos Series A Preferred Stock

In May 2023, pursuant to the Akos Series A Preferred Certificate of Designations, the holders of the Akos Series A Preferred Stock exercised the Put Right requiring Akos to force redemption of all of the Akos Series A Preferred Stock for $1,000 per share, plus accrued but unpaid dividends of approximately $52,000 for a total of approximately $1,052,000. The Company had 20 days following the receipt of the Put Exercise Notice to make the payment and made payment on May 19, 2023. Upon redemption in May 2023, the Company revalued the derivative liability and the Company recognized a change in fair value of the derivative liability on the Company’s consolidated statement of operations during the second quarter of 2023 of $714,000.

The Company, Akos, and the Akos Investor have terminated the Akos Purchase Agreement in connection with the planned Spin-Off and certain registration rights agreement in connection with the Akos Private Placement.

Accounting for Akos Series A Preferred Stock

Since the shares of Akos Series A Preferred Stock were redeemable at the option of the holder and the redemption is not solely in the control of the Company, the shares of Akos Series A Preferred Stock were accounted for as a redeemable non-controlling interest and classified within mezzanine equity in the Company’s consolidated balance sheets. The redeemable non-controlling interest was initially measured at fair value. Dividends on the shares of Akos Series A Preferred Stock were recognized as preferred dividends attributable to redeemable non-controlling interest in the Company’s consolidated statement of operations and comprehensive loss.

The table below presents the reconciliation of changes in redeemable non-controlling interest:

Balance at December 31, 2022	$885,028
Preferred dividends attributable to redeemable non-controlling interest	19,041
Accretion of embedded derivative and transaction costs associated with Akos Series A Preferred Stock to redemption value	147,988
Redemption of Akos Series A Preferred Stock	(1,052,057)
Balance at December 31, 2023	$—

In May 2023, the Akos Series A Preferred Stock was redeemed for a total of 1,052,057, and the balance of the redeemable non-controlling interest is $0 as of December 31, 2023.

F-27

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. FAIR VALUE

The following table provides the financial liabilities measured on a recurring basis and reported at fair value on the balance sheet as of December 31, 2023 and 2022, and indicates the fair value of the valuation inputs the Company utilized to determine such fair value of warrant liabilities, derivative liability, and investment options:

	Level	December 31, 2023	December 31, 2022
Warrant liabilities - January 2021 Warrants	3	$4	$81
Warrant liabilities - February 2021 Warrants	3	4	79
Warrant liabilities - February 2022 Warrants	3	25,462	185,055
Fair value of warrant liability		$25,470	$185,215

	Level	December 31, 2023	December 31, 2022
Derivative liability - May 2022	3	$—	$727,000
Fair value of derivative liability		$—	$727,000

	Level	December 31, 2023	December 31, 2022
Wainwright investment options	3	$23,608	$44,904
RD investment options	3	—	302,289
PIPE investment options	3	—	503,815
Fair value of investment option liability		$23,608	$851,008

The warrant liabilities, derivative liability, and investment options are all classified as Level 3, for which there is no current market for these securities such as the determination of fair value requires significant judgment or estimation. Changes in fair value measurement categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded within other income (expense) on the consolidated statements of operations and comprehensive loss.

Initial measurement

The Company established the initial fair value of its warrant liabilities at the respective dates of issuance. The Company used a Black Scholes valuation model in order to determine their value. The key inputs into the Black Scholes valuation model for the initial valuations of the warrant liabilities are below:

	February 2022 Warrants	February 2022 Post-Modification Warrants (See Note 7)
	February 15, 2022	July 26, 2022
Term (years)	5.0	5.5
Stock price	$236.25	$94.95
Exercise price	$412.50	$116.70
Dividend yield	—%	—%
Expected volatility	74.1%	80.0%
Risk free interest rate	1.9%	2.9%

Number of warrants	30,667	8,134
Value (per share)	$120.00	$61.05

F-28

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company established the initial fair value of its derivative liability at the respective date of issuance. The Company used a Weighted Expected Return valuation model in order to determine their value. The key inputs into the Weighted Expected Return valuation model for the initial valuations of the warrant liabilities are below:

May 2022 Derivative Liability
May 5, 2022
Principal	$1,000,000
Dividend rate	5.0%
Market rate	4.4%

The Company established the initial fair value of its investment options at the respective dates of issuance. The Company used a Black Scholes valuation model in order to determine their value. The key inputs into the Black Scholes valuation model for the initial valuations of the investment options are below:

	Wainwright Options	RD Options	PIPE Options
	July 26, 2022	July 26, 2022	July 26, 2022
Term (years)	5.0	5.5	5.5
Stock price	$94.95	$94.95	$94.95
Exercise price	$150.00	$116.70	$116.70
Dividend yield	—%	—%	—%
Expected volatility	80.0%	80.0%	80.0%
Risk free interest rate	2.9%	2.9%	2.9%

Number of investment options	4,667	25,000	41,667
Value (per share)	$54.00	$61.05	$61.05

Subsequent measurement

The following table presents the changes in fair value of the warrant liabilities, derivative liability, and investment options that are classified as Level 3:

Total Warrant Liabilities
Fair value as of December 31, 2021	$653,674
Issuance of February 2022 warrants	3,595,420
Change in fair value due to modification of February 2022 warrants as part of July 2022 raise	251,357
Change in fair value	(4,315,236)
Fair value as of December 31, 2022	$185,215
Change in fair value	(94,396)
Exercise of warrants	(65,349)
Fair value as of December 31, 2023	$25,470

Total Derivative Liability
Fair value as of December 31, 2021	$—
Issuance of May 2022 convertible preferred stock	402,000
Change in fair value	325,000
Fair value as of December 31, 2022	$727,000
Change in fair value arising from redemption of Akos Series A Preferred Stock - See Note 8	(727,000)
Fair value of derivative liability as of December 31, 2023	$—

F-29

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Total Investment Options
Fair value as of December 31, 2021	$—
Issuance of July 2022 investment options	4,323,734
Change in fair value	(3,472,726)
Fair value as of December 31, 2022	$851,008
Change in fair value	(208,752)
Exercise of investment options	(618,648)
Fair value of investment option liability as of December 31, 2023	$23,608

The key inputs into the Black Scholes valuation model for the Level 3 valuations of the warrant liabilities as of December 31, 2023 are below:

	January 2021 Warrants	February 2021 Warrants	February 2022 Warrants Unmodified
Term (years)	2.0	2.1	3.1
Stock price	$19.50	$19.50	$19.50
Exercise price	$3,712.50	$3,675.00	$412.50
Dividend yield	—%	—%	—%
Expected volatility	89.0%	88.0%	87.0%
Risk free interest rate	4.20%	4.20%	4.00%

Number of warrants	2,429	2,286	22,534
Value (per share)	$0.00	$0.00	$1.20

The key inputs into the Black Scholes valuation model for the Level 3 valuations of the investment options as of December 31, 2023 are below:

H.C. Wainwright & Co., LLC Options
Term (years)	3.6
Stock price	$19.50
Exercise price	$150.00
Dividend yield	—%
Expected volatility	94.0%
Risk free interest rate	4.00%

Number of investment options	4,667
Value (per share)	$5.10

At the date of the redemption of the of Akos Series A Preferred Stock in May 2023, the derivative liability fair value was $0 due to the probability of a spin-off occurring was zero. See Note 8.

F-30

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. COMMITMENTS AND CONTINGENCIES

The Company is periodically involved in legal proceedings, legal actions and claims arising in the normal course of business. Management believes that the outcome of such legal proceedings, legal actions and claims will not have a significant adverse effect on the Company’s financial position, results of operations or cash flows.

Australian Subsidiary Research and Development

On March 23, 2023, the Company issued a press release announcing the selection of Australian CRO, Avance Clinical, in preparation for Phase 1 Study of EB-373, the Company’s lead candidate targeting the treatment of anxiety disorders. Under the agreement, Avance Clinical will manage the Phase 1 clinical trial of EB-373 in coordination with the Company’s newly established Australian subsidiary, Enveric Therapeutics Pty, Ltd. The Phase 1 clinical trial is designed as a multi-cohort, dose-ascending study to measure the safety and tolerability of EB-373. EB-373, a next-generation proprietary psilocin prodrug, has been recognized as a New Chemical Entity (NCE) by Australia’s Therapeutic Goods Administration (TGA) and is currently in preclinical development targeting the treatment of anxiety disorder. The total cost of the Avance Clinical contract is approximately 3,000,000 AUD, which translates to approximately $2,000,000 USD as of December 31, 2023. As of December 31, 2023, the Company has paid approximately $1,036,940 of the Avance Clinical contract costs and has accrued $523,284 recorded as accrued liabilities and $239,320 as accounts payable on the accompanying consolidated balance sheet. For the year ended December 31, 2023, the Company has expensed $1,751,444 in research and development expenses within the accompanying consolidated statement of operations.

Development and Clinical Supply Agreement

On February 22, 2021, the Company entered into a Development and Clinical Supply Agreement (the “PureForm Agreement”) with PureForm Global, Inc. (“PureForm”), pursuant to which PureForm will be the exclusive provider of synthetic cannabidiol (“API”) for the Company’s development plans for cancer treatment and supportive care. Under the terms of the PureForm Agreement, PureForm has granted the Company the exclusive right to purchase API and related product for cancer treatment and supportive care during the term of the Agreement (contingent upon an initial minimum order of 1 kilogram during the first thirty (30) days from the effective date) and has agreed to manufacture, package and test the API and related product in accordance with specifications established by the parties. All inventions that are developed jointly by the parties in the course of performing activities under the PureForm Agreement will be owned jointly by the parties in accordance with applicable law; however, if the Company funds additional research and development efforts by PureForm, the parties may enter into a further agreement whereby PureForm would assign any resulting inventions or technical information to the Company.

The initial term of the PureForm Agreement is three (3) years commencing on the effective date of the PureForm Agreement, subject to extension by mutual agreement of the parties. The Company has met the minimum purchase requirement of 1 kilogram during the first thirty days of the PureForm Agreement’s effectiveness. The Company did not pursue an extension of the PureForm Agreement beyond the initial term and the agreement terminated in 2024.

Purchase agreement with Prof. Zvi Vogel and Dr. Ilana Nathan

On December 26, 2017, Jay Pharma entered into a purchase agreement with Prof. Zvi Vogel and Dr. Ilana Nathan (the “Vogel-Nathan Purchase Agreement”), pursuant to which Jay Pharma was assigned ownership rights to certain patents, which were filed and unissued as of the date of the Vogel-Nathan Purchase Agreement. The Vogel-Nathan Purchase Agreement includes a commitment to pay a one-time milestone totaling $200,000 upon the issuance of a utility patent in the United States or by the European Patent Office, as defined in the agreement. The Company has accrued such amount as of December 31, 2021, as a result of the milestone criteria being achieved. Payment was made during January 2022. In addition, a milestone payment totaling $300,000 is due upon initiation of a Phase II(b) study. Research activities related to the relevant patents are still in preclinical stage, and accordingly, this milestone has not been achieved. The Vogel-Nathan Purchase Agreement contains a commitment for payment of royalties equaling 2% of the first $20 million in net sales derived from the commercialization of products utilizing the relevant patent. As these products are still in the preclinical phase of development, no royalties have been earned.

Other Consulting and Vendor Agreements

The Company has entered into a number of agreements and work orders for future consulting, clinical trial support, and testing services, with terms ranging between 1 and 18 months. These agreements, in aggregate, commit the Company to approximately $1.3 million in future cash payments.

F-31

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Right-of-use lease

On August 1, 2021, MagicMed entered into a lease agreement (the “LSIH Lease”) with the University of Calgary for the use and occupation of lab and office space at the University of Calgary’s Life Science Innovation Hub building located in Calgary, Alberta, Canada (the “LSIH Facility”). The lease expired in July 2023, and was extended on a month-to-month basis through December 31, 2023. Accordingly, no operating lease liability or right-of-use asset is recorded as of December 31, 2023. The Company terminated this lease effective in March 2024.

Rent expense is recorded on the straight-line basis. Rent expense under the LSIH Lease for the years ended December 31, 2023 and 2022 was $114,241 and $120,667, respectively. Rent expense is recorded in research and development costs on the consolidated statements of operations and comprehensive loss.

The weighted-average remaining lease term and the weighted-average discount rate of the lease was as follows:

December 31, 2022
Remaining lease term (years)
Operating leases	0.6

Discount rate
Operating leases	12.0%

NOTE 11. INCOME TAXES

The Company’s U.S. and foreign loss before income taxes are set forth below:

	December 31,
	2023	2022
United States	$(10,205,116)	$(7,251,228)
Foreign	(7,057,703)	(12,706,165)
Total	$(17,262,819)	$(19,957,393)

For the years ended December 31, 2023 and 2022, the Company recorded income tax expense of $28,913 and an income tax benefit of $1,486,060, respectively. The income tax benefit (expense) is as follows:

	December 31,
Current:	2023	2022
Federal	$—	$—
State	(28,913)	—
Foreign	—	$—
	$(28,913)	$—

Deferred:
Federal	$—	$—
State	—	—
Foreign	—	1,486,060
	$—	$1,486,060

Total income tax (expense) benefit	$(28,913)	$1,486,060

F-32

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s deferred tax assets and deferred tax liabilities consist of the following:

	December 31,
	2023	2022
Deferred tax assets:
Net operating loss carryforwards	$10,889,863	$8,927,330
Stock-based compensation	1,185,399	1,348,928
Research and development capitalized expenses	611,245	614,041
Intangible amortization	80,518	54,141
Other	70,730	33,453
Less valuation allowances	(12,837,755)	(10,977,893)
Net deferred tax assets	$—	$—

The Company had the following potentially utilizable net operating loss tax carryforwards:

	December 31,
	2023	2022
Federal	$24,268,692	$18,349,753
State	$11,220,065	$16,892,754
Foreign	$17,672,420	$16,377,435

The Tax Cuts and Jobs Act of 2017 (the “Act”) limits the net operating loss deduction to 80% of taxable income for losses arising in tax years beginning after December 31, 2017. As of December 31, 2023, the Company had federal net operating loss carryforwards and state net operating loss carryforwards of $24,268,692 and $11,220,065, respectively, both of which can be carried forward indefinitely and Canadian net operating loss carryforwards of $17,672,420, which will begin to expire in 2040.

The Company’s effective tax rate varied from the statutory rate as follows:

	December 31,
	2023	2022
Federal income tax at the statutory rate	(21.0)%	(21.0)%
State income tax rate (net of federal)	(1.2)%	(2.6)%
Foreign tax rate differential	(3.0)%	(3.1)%
Non-deductible expenses	1.4%	(4.0)%
Deferred true-up	13.2%	—%
Change in valuation allowance	10.8%	23.3%
Effective income tax rate	0.2%	(7.4)%

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The valuation allowance increased by $1,859,862 and $4,429,869 during the years ended December 31, 2023 and 2022, respectively.

The Company files U.S. federal and state returns. The Company’s foreign subsidiary also files a local tax return in their local jurisdiction. From a U.S. federal, state and Canadian perspective the years that remain open to examination are consistent with each jurisdiction’s statute of limitations. As of December 31, 2023, the Company has not filed tax returns for the fiscal year 2023 and Canadian corporate tax returns for fiscal year 2022.

Section 382

The utilization of the Company’s net operating losses may be subject to a substantial limitation in the event of any significant future changes in its ownership structure under Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration of the net operating loss carryforwards before their utilization.

Section 174

F-33

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Beginning in 2022, the Tax Cuts and Jobs Act of 2017 (“TCJA”) eliminated the option to deduct research and development expenditures in the current year and requires taxpayers to amortize US expenses over five years and foreign expense over fifteen years pursuant to IRC Section 174. During the years ended December 31, 2023 and 2022, the Company has estimated and capitalized gross $463,696 and $2,684,319, respectively, of research and development expenditures that will be amortized primarily over five years. This did not have a material impact on the Company’s tax liability for the years ended December 31, 2023 and 2022. The Company will continue to evaluate the impact of these tax law changes on the current and future periods.

Inflation Reduction Act

On August 16, 2022, President Joe Biden signed the Inflation Reduction Act of 2022 (the “Act”) into law. The Act includes a new 15% corporate minimum tax and a 1% excise tax on the value of corporate stock repurchases, net of new share issuances, after December 31, 2022. These provisions did not have a material impact on the Company’s consolidated financial position as of December 31, 2023.

NOTE 12. SUBSEQUENT EVENTS

The Company completed a 1-for-15 reverse stock split on January 27, 2025, which began trading on a split-adjusted basis on January 29, 2025. The Reverse Stock Split reduced the number of shares of the Company’s common stock that were issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split. The number of shares of the Company’s authorized common stock was not affected by the Reverse Stock Split and the par value of the Company’s common stock remained unchanged at $0.01 per share. No fractional shares were issued in connection with the Reverse Stock Split.

Through February 29, 2024, the Company issued all 46,934 shares of common stock of the 46,934 shares of Existing Warrants and Investment Options exercised that were held in abeyance due to the beneficial ownership limitation provisions.

On February 29, 2024, one investor exercised the Inducement Warrants to purchase 130,267 shares of common stock for cash proceeds of approximately $2.7 million.

On March 8, 2024, the Company entered into a series of common stock purchase agreements for the issuance in a registered direct offering of 15,246 shares of the Company’s common stock, par value $0.01 per share to the Holders of the Inducement Warrants. The issuance was made in exchange for the permanent and irrevocable waiver of the variable rate transaction limitation solely with respect to the entry into and/or issuance of shares of common stock in an at the market offering contained in the Inducement Letters.

Subsequent to December 31, 2023, the Company sold an aggregate of 111,200 shares of common stock for aggregate gross proceeds of $2,392,502 and net proceeds of $2,320,707 under the Distribution Agreement with Canaccord.”

F-34

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets:
Cash	$3,111,683	$2,287,977
Prepaid expenses and other current assets	1,226,576	1,293,554
Total current assets	4,338,259	3,581,531

Other assets:
Property and equipment, net	367,689	507,377
Intangible assets, net	84,368	210,932
Total other assets	452,057	718,309
Total assets	$4,790,316	$4,299,840

LIABILITIES, MEZZANINE EQUITY, AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$576,324	$1,218,783
Accrued liabilities	253,150	1,075,643
Investment option liability	4,944	23,608
Warrant liability	4,748	25,470
Total current liabilities	839,166	2,343,504

Commitments and contingencies (Note 9)

Mezzanine equity
Series C redeemable preferred stock, $0.01 par value, 100,000 shares authorized, and 0 shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Total mezzanine equity	—	—

Shareholders’ equity
Preferred stock, $0.01 par value, 20,000,000 shares authorized; Series B preferred stock, $0.01 par value, 3,600,000 shares authorized, 0 shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 599,669 and 182,625 shares issued and outstanding as of September 30, 2024 and December 31, 2023	5,998	1,827
Additional paid-in capital	107,400,009	100,841,416
Stock subscription receivable	—	(1,817,640)
Accumulated deficit	(102,919,859)	(96,499,518)
Accumulated other comprehensive loss	(534,998)	(569,749)
Total shareholders’ equity	3,951,150	1,956,336
Total liabilities, mezzanine equity, and shareholders’ equity	$4,790,316	$4,299,840

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-35

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses
General and administrative	$1,235,661	$2,080,644	$4,467,065	$8,273,344
Research and development	762,717	1,281,455	1,736,373	5,531,436
Depreciation and amortization	84,814	86,296	255,002	259,300
Total operating expenses	2,083,192	3,448,395	6,458,440	14,064,080

Loss from operations	(2,083,192)	(3,448,395)	(6,458,440)	(14,064,080)

Other income (expense)
Change in fair value of warrant liabilities	(122)	67,822	20,722	(115,342)
Change in fair value of investment option liability	(501)	562,715	18,664	(399,921)
Change in fair value of derivative liability	—	—	—	727,000
Interest income (expense), net	(217)	2,237	444	3,142
Total other income (expense)	(840)	632,774	39,830	214,879

Net loss before income taxes	(2,084,032)	(2,815,621)	(6,418,610)	(13,849,201)

Income tax expense	—	(6,595)	(1,731)	(6,595)

Net loss	(2,084,032)	(2,822,216)	(6,420,341)	(13,855,796)
Less preferred dividends attributable to non-controlling interest	—	—	—	19,041
Less deemed dividends attributable to accretion of embedded derivative at redemption value	—	—	—	147,988
Net loss attributable to shareholders	(2,084,032)	(2,822,216)	(6,420,341)	(14,022,825)

Other comprehensive income
Foreign currency translation	31,497	10,433	34,751	1,115

Comprehensive loss	$(2,052,535)	$(2,811,783)	$(6,385,590)	$(14,021,710)

Net loss per share - basic and diluted	$(3.59)	$(19.56)	$(14.22)	$(99.35)

Weighted average shares outstanding, basic and diluted	580,197	144,311	451,411	141,144

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-36

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Subscription Receivable	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
Balance at January 1, 2024	182,625	1,827	100,841,416	(1,817,640)	(96,499,518)	(569,749)	1,956,336
Stock-based compensation	—	—	351,488	—	—	—	351,488
Common stock sold under the Equity Distribution Agreement, net of offering costs of $583,713	111,200	1,112	1,807,677	—	—	—	1,808,789
Issuance of direct offering shares (see Note 7)	15,246	152	322,301	—	—	—	322,453
Exercise of Inducement Warrants for common stock	130,267	1,303	2,675,677	—	—	—	2,676,980
Proceeds from the subscription receivable related to the issuance of Inducement Warrants, net of offering costs of $12,821	—	—	(12,821)	280,500	—	—	267,679
Proceeds from the subscription receivable related to the exercise of warrants and preferred investment options and issuance of common stock in abeyance	46,934	469	(469)	1,537,140	—	—	1,537,140
Foreign exchange translation gain	—	—	—	—	—	17,906	17,906
Net loss	—	—	—	—	(2,456,915)	—	(2,456,915)
Balance at March 31, 2024	486,272	$4,863	$105,985,269	$—	$(98,956,433)	$(551,843)	$6,481,856
Stock-based compensation	—	—	369,614	—	—	—	369,614
Common stock sold under the Purchase Agreement, net of offering costs of $82,850	8,334	83	(83)	—	—	—	—
Issuance of direct offering shares (see Note 7)	30,534	306	448,534	—	—	—	448,840
Issuance of common shares for vested RSU	105	1	(1)	—	—	—	—
Foreign exchange translation loss	—	—	—	—	—	(14,652)	(14,652)
Net loss	—	—	—	—	(1,879,394)	—	(1,879,394)
Balance at June 30, 2024	525,245	$5,253	$106,803,333	$—	$(100,835,827)	$(566,495)	$5,406,264
Stock-based compensation	—	—	369,614	—	—	—	369,614
Common stock sold under the Purchase Agreement, net of offering costs of $290,029	72,699	727	227,080	—	—	—	227,807
Issuance of common shares for vested RSU	1,725	18	(18)	—	—	—	—
Foreign exchange translation gain	—	—	—	—	—	31,497	31,497
Net loss	—	—	—	—	(2,084,032)	—	(2,084,032)
Balance at September 30, 2024	599,669	$5,998	$107,400,009	$—	$(102,919,859)	$(534,998)	$3,951,150

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-37

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	Redeemable Non-controlling Interest			Common Stock
	Shares	Amount	Total Mezzanine Equity	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
Balance at January 1, 2023	1,000	$885,028	$885,028	138,554	$1,386	$94,415,058	$(79,207,786)	$(536,734)	$14,671,924
Stock-based compensation	—	—	—	—	—	532,835	—	—	532,835
Preferred dividends attributable to redeemable non-controlling interest	—	12,329	12,329	—	—	(12,329)	—	—	(12,329)
Accretion of embedded derivative to redemption value	—	110,991	110,991	—	—	(110,991)	—	—	(110,991)
Foreign exchange translation gain	—	—	—	—	—	—	—	1,968	1,968
Net loss	—	—	—	—	—	—	(4,677,527)	—	(4,677,527)
Balance at March 31, 2023	1,000	$1,008,348	$1,008,348	138,554	$1,386	$94,824,573	$(83,885,313)	$(534,766)	$10,405,880
Stock-based compensation	—	—	—	—	—	879,738	—	—	879,738
Preferred dividends attributable to redeemable	—	6,712	6,712	—	—	(6,712)	—	—	(6,712)
Accretion of embedded derivative to redemption value	—	36,997	36,997	—	—	(36,997)	—	—	(36,997)
Redemption of Series A preferred stock	(1,000)	(1,052,057)	(1,052,057)	—	—	—	—	—	—
Issuance of common shares in exchange for RSU conversions from the reduction in force	—	—	—	4,235	42	(42)	—	—	—
Foreign exchange translation loss	—	—	—	—	—	—	—	(11,286)	(11,286)
Net loss	—	—	—	—	—	—	(6,356,053)	—	(6,356,053)
Balance at June 30, 2023	—	$—	$—	142,789	$1,428	$95,660,560	$(90,241,366)	$(546,052)	$4,874,570
Stock-based compensation	—	—	—	—	—	372,859	—	—	372,859
Issuance of common shares for vested RSU	—	—	—	2,676	27	(27)	—	—	—
Foreign exchange translation gain	—	—	—	—	—	—	—	10,433	10,433
Net loss	—	—	—	—	—	—	(2,822,216)	—	(2,822,216)
Balance at September 30, 2023	—	$—	$—	145,465	$1,455	$96,033,392	$(93,063,582)	$(535,619)	$2,435,646

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-38

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2024	2023
Cash Flows From Operating Activities:
Net loss	$(6,420,341)	$(13,855,796)
Adjustments to reconcile net loss to cash used in operating activities
Change in fair value of warrant liability	(20,722)	115,342
Change in fair value of investment option liability	(18,664)	399,921
Change in fair value of derivative liability	—	(727,000)
Stock-based compensation	1,090,716	1,785,432
Amortization of right of use asset	—	64,246
Amortization of intangibles	126,564	126,566
Depreciation expense	128,438	132,734
Gain on disposal of property and equipment	—	(4,219)
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(3,674)	(746,033)
Accounts payable and accrued liabilities	(1,296,907)	429,688
Right-of-use operating lease asset and obligation	—	(64,244)
Net cash used in operating activities	(6,414,590)	(12,343,363)

Cash Flows From Investing Activities:
Purchases of property and equipment	—	(5,195)
Proceeds from disposal of property and equipment	—	16,900
Net cash provided by investing activities	—	11,705

Cash Flows From Financing Activities:
Proceeds from the subscription receivable related to the issuance of Inducement Warrants and the exercise of warrants and preferred investment options	1,804,819	—
Proceeds from exercise of Inducement Warrants	2,676,980	—
Proceeds from common stock sold under the Equity Distribution Agreement, net of offering costs	2,290,186	—
Proceeds from common stock sold under the Purchase Agreement, net of offering costs	599,862	—
Payment for offering costs previously accrued	(161,461)	(105,000)
Redemption of Series A Preferred Stock	—	(1,052,057)
Net cash provided by (used in) financing activities	7,210,386	(1,157,057)

Effect of Foreign Exchange Rate on Changes on Cash	27,910	31,399

Net increase (decrease) in cash	823,706	(13,457,316)
Cash at beginning of period	2,287,977	17,723,884
Cash at end of period	$3,111,683	$4,266,568

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$—	$—
Income taxes paid	$24,001	$6,595
Offering costs accrued not paid	$35,455	$20,800
Deferred offering costs charged to offering costs	$495,544	—
Issuance of common shares for offering costs	$771,293	$—
Preferred dividends attributable to redeemable non-controlling interest	$—	$19,041
Accretion of embedded derivative to redemption value	$—	$147,988

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-39

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BUSINESS AND LIQUIDITY AND OTHER UNCERTAINTIES

Nature of Operations

Enveric Biosciences, Inc. (“Enveric” or the “Company”) is a biotechnology company developing novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. The head office of the Company is located in Naples, Florida. The Company has the following wholly-owned subsidiaries: Jay Pharma Inc. (“Jay Pharma”), 1306432 B.C. Ltd., MagicMed Industries, Inc. (“MagicMed”), Enveric Biosciences Canada Inc., Akos Biosciences, Inc. (“Akos”), and Enveric Therapeutics, Pty. Ltd. (“Enveric Therapeutics”).

Leveraging its unique discovery and development platform, The Psybrary™, Enveric has created a robust intellectual property portfolio of new chemical entities for specific mental health indications. Enveric’s lead program, the EVM201 Series, comprises next generation synthetic prodrugs of the active metabolite, psilocin. Enveric is developing the first product from the EVM201 Series – EB-002 (formerly EB-373) – for the treatment of psychiatric disorders. Enveric is also advancing its product EB-003, a non-hallucinogenic neuroplastogen from the EVM301 Series, which is expected to offer a first-in-class, new approach to the treatment of difficult-to-address mental health disorders, mediated by the promotion of neuroplasticity without also inducing hallucinations in the patient.

The Company has continued to pursue the development of MagicMed’s proprietary library, the Psybrary™ which the Company believes will help to identify and develop the right drug candidates needed to address mental health challenges. The Company synthesizes novel analogues of serotonin, using a mixture of chemistry and synthetic biology, resulting in the expansion of the Psybrary™, which includes 15 patent families with over a million potential variations and hundreds of synthesized molecules. The Company has created over 1,200 novel molecular compounds and derivatives that are housed in the Psybrary™. The Company’s current focus is to develop its lead molecules, EB-002 and EB-003, and to out license other molecules from the Psybrary™.

The Company screens newly synthesized molecules in the Psybrary™ through PsyAI™, a proprietary artificial intelligence (“AI”) tool. Leveraging AI systems is expected to reduce the time and cost of pre-clinical, clinical, and commercial development. The Company believes it streamlines pharmaceutical design by predicting ideal binding structures of molecules, manufacturing capabilities, and pharmacological effects to help determine ideal drug candidates, tailored to each indication. Each of these molecules that the Company believes are patentable can then be further screened to see how changes to its makeup alter its effects in order to synthesize additional new molecules. New compounds of sufficient purity are undergoing pharmacological screening, including non-clinical (receptors/cell lines), preclinical (animal), and ultimately clinical (human) evaluations. The Company intends to utilize the Psybrary™ and the AI tool to categorize and characterize the Psybrary™ substituents to focus on bringing more non-hallucinogenic neuroplastogen molecules from discovery to the clinical phase.

Reverse Stock Split

The Company effected a 1-for-15 reverse stock split (“Reverse Stock Split”) on January 27, 2025, which began trading on a split-adjusted basis on January 29, 2025, pursuant to which every 15 shares of the Company’s issued and outstanding common stock were reclassified as one share of common stock. The Reverse Stock Split had no impact on the par value of the Company’s common stock or the authorized number of shares of common stock. Unless otherwise indicated, all share and per share information in these unaudited condensed consolidated financial statements are adjusted to reflect the Reverse Stock Split, prior to any rounding of fractional shares. Any fractional share resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares.

Going Concern, Liquidity and Other Uncertainties

The Company has incurred a loss since inception resulting in an accumulated deficit of $102,919,859 as of September 30, 2024, and further losses are anticipated in the development of its business. For the nine months ended September 30, 2024, the Company has operating cash outflows of $6,414,590 and had a loss from operations of $6,458,440. Being a research and development company, since inception, the Company has not yet generated revenue and the Company has incurred continuing losses from its operations. The Company’s operations have been funded principally through the issuance of equity. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these unaudited condensed consolidated financial statements.

In assessing the Company’s ability to continue as a going concern, the Company monitors and analyzes its cash and its ability to generate sufficient cash flow in the future to support its operating and capital expenditure commitments. At September 30, 2024, the Company had cash of $3,111,683 and working capital of $3,499,093. The Company’s current cash on hand is not sufficient to satisfy its operating cash needs for the 12 months from the filing of this Quarterly Report on Form 10-Q. These conditions raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year after the date the financial statements are issued. Management’s plan to alleviate the conditions that raise substantial doubt include raising additional working capital through public or private equity or debt financings or other sources, the Purchase Agreement with Lincoln Park (see Note 7), subject to registration, and may include additional collaborations with third parties as well as disciplined cash spending. Adequate additional financing may not be available to us on acceptable terms, or at all. Should the Company be unable to raise sufficient additional capital, the Company may be required to undertake further cost-cutting measures including delaying or discontinuing certain operating activities.

F-40

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As a result of these factors, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern for a period of one year after the date of the unaudited condensed consolidated financial statements are issued. The Company’s unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Inflation Risks

The Company considers the current inflationary trend existing in the North American economic environment reasonably likely to have a material unfavorable impact on results of continuing operations. Higher rates of price inflation, as compared to recent prior levels of price inflation, have caused a general increase in the cost of labor and materials. In addition, there is an increased risk of the Company experiencing labor shortages due to a potential inability to attract and retain human resources due to increased labor costs resulting from the current inflationary environment.

Nasdaq Notice

On November 21, 2023, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that as of September 30, 2023, the Company did not meet the minimum of $2,500,000 in stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). On February 6, 2024, the Company received a letter from Nasdaq, granting the Company an extension to regain compliance with the minimum stockholders’ equity requirement by May 20, 2024. On May 21, 2024, the Company received a letter from Nasdaq notifying the Company that it regained compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq.

On May 16, 2024, the Company received a letter from Nasdaq’s Listing Qualifications Department stating that because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive business days, the Company no longer meets the minimum bid price requirement for continued listing on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”). The Company received an initial period of 180 calendar days from May 16, 2024, or until November 12, 2024, to regain compliance with the Minimum Bid Price Requirement and was unable to regain compliance during that time. The Company has applied for a second 180-day compliance period. As of the date hereof, the Company has not heard whether it will be granted the second compliance period. The Company anticipates conducting a reverse split during the first or second quarter of 2025 in order to regain compliance with the Minimum Bid Price Requirement if the bid price of the Company’s common stock fails to close at or above $1.00 per share for a minimum of 10 consecutive business days prior the end of the second compliance period.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principal of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information and Article 8 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. Management’s opinion is that all adjustments (consisting of normal accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2024 are not necessarily indicative of the results that may be expected for the year ending December 31, 2024. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2023, and related notes thereto included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2024.

The Company’s significant accounting policies and recent accounting standards are summarized in Note 2 of the Company’s consolidated financial statements for the year ended December 31, 2023. There were no significant changes to these accounting policies during the three and nine months ended September 30, 2024.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and expenses during the periods reported. By their nature, these estimates are subject to measurement uncertainty and the effects on the financial statements of changes in such estimates in future periods could be significant. Significant areas requiring management’s estimates and assumptions include determining the fair value of transactions involving common stock, the valuation of warrants and preferred investment options, and the valuation of stock-based compensation and accruals associated with third party providers supporting research and development efforts. Actual results could differ from those estimates.

F-41

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Reclassification

Certain reclassifications have been made to the prior period’s unaudited condensed consolidated financial statements in order to conform to the current year presentation. In the prior year, the Company included certain investor related expenses within research and development on the unaudited condensed consolidated statements of operations. These expenses were reclassified to general and administrative expenses in the current year. This reclassification had no effect on the Company’s previously reported results of operations, changes in equity, or cash flows.

Foreign Currency Translation

From inception through September 30, 2024, the reporting currency of the Company was the United States dollar while the functional currency of certain of the Company’s subsidiaries was the Canadian dollar and Australian dollar. For the reporting periods ended September 30, 2024 and 2023, the Company engaged in a number of transactions denominated in Canadian dollars and Australian dollars. As a result, the Company is subject to exposure from changes in the exchange rates of the Canadian dollar and Australian dollar against the United States dollar.

The Company translates the assets and liabilities of its Canadian subsidiaries and Australian subsidiary into the United States dollar at the exchange rate in effect on the balance sheet date. Revenues and expenses are translated at the average exchange rate in effect during each monthly period. Unrealized translation gains and losses are recorded as foreign currency translation gain (loss), which is included in the unaudited condensed consolidated statements of shareholders’ equity as a component of accumulated other comprehensive loss.

The Company has not entered into any financial derivative instruments that expose it to material market risk, including any instruments designed to hedge the impact of foreign currency exposures. The Company may, however, hedge such exposure to foreign currency exchange fluctuations in the future.

Adjustments that arise from exchange rate changes on transactions denominated in a currency other than the local currency are included in other comprehensive loss in the unaudited condensed consolidated statements of operations and comprehensive loss as incurred.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the federal depository insurance coverage of $250,000 in the United States and Australia and $100,000 in Canada. The Company has not experienced losses on these accounts, and management believes the Company is not exposed to significant risks on such accounts. As of September 30, 2024, the Company had greater than $250,000 at United States financial institutions, greater than $250,000 at Australian financial institutions, and less than $100,000 at Canadian financial institutions.

Research and Development

Research and development expenses are charged to operations as incurred. Research and development expenses include, among other things, internal and external costs associated with preclinical development, pre-commercialization manufacturing expenses, and clinical trials. The Company accrues for costs incurred as the services are being provided by monitoring the status of the trial or services provided and the invoices received from its external service providers. In the case of clinical trials, a portion of the estimated cost normally relates to the projected cost to treat a patient in the trials, and this cost is recognized based on the number of patients enrolled in the trial. As actual costs become known, the Company adjusts its accruals accordingly.

Income Taxes

The Company files U.S. federal and state returns. The Company’s foreign subsidiary also files a local tax return in their local jurisdiction. From a U.S. federal, state, and Canadian perspective, the years that remain open to examination are consistent with each jurisdiction’s statute of limitations. The Company receives no tax benefit from operating losses due to a full valuation allowance.

Research and Development Tax Incentive Receivable

The Company, through its wholly-owned subsidiary in Australia, participates in the Australian research and development tax incentive program, such that a percentage of the Company’s qualifying research and development expenditures are reimbursed by the Australian government, and such incentives are reflected as a reduction of research and development expense. The Australian research and development tax incentive is recognized when there is reasonable assurance that the incentive will be received, the relevant expenditure has been incurred and the amount of the consideration can be reliably measured. At each period end, management estimates the reimbursement available to the Company based on available information at the time.

F-42

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). The computation of basic net loss per share for the three and nine months ended September 30, 2024 and 2023 excludes potentially dilutive securities. The computations of net loss per share for each period presented is the same for both basic and fully diluted. In accordance with ASC 260 “Earnings per Share” (“ASC 260”), penny warrants were included in the calculation of weighted average shares outstanding for the purposes of calculating basic and diluted earnings per share.

Potentially dilutive securities outlined in the table below have been excluded from the computation of diluted net loss per share for the three and nine months ended September 30, 2024 and 2023 because the effect of their inclusion would have been anti-dilutive.

	For the three and nine months ended September 30, 2024	For the three and nine months ended September 30, 2023
Warrants to purchase shares of common stock	56,308	40,660
Restricted stock units - vested and unissued	1,369	1,390
Restricted stock units - unvested	23,441	9,884
Investment options to purchase shares of common stock	4,667	71,334
Options to purchase shares of common stock	1,538	2,124
Total potentially dilutive securities	87,323	125,392

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07 updates reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 is effective for all entities for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied retrospectively to all prior periods presented in the financial statements. The Company is currently assessing the potential impacts of ASU 2023-07, however as the Company currently has one reportable segment, does not expect this guidance will not have a material impact on its unaudited condensed consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which amends the disclosure to address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information and includes certain other amendments to improve the effectiveness of income tax disclosures. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024, and early adoption and retrospective application are permitted. Early adoption is permitted. The Company is currently assessing potential impacts of ASU 2023-09 and does not expect the adoption of this guidance will have a material impact on its unaudited condensed consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement (Topic 220): Reporting Comprehensive Income - Expense Disaggregation Disclosures, Disaggregation of Income Statement Expenses, that requires public companies to disclose, in interim and reporting periods, additional information about certain expenses in the financial statements. The ASU is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted and is effective on either a prospective basis or retrospective basis. The Company is currently assessing the potential impacts of ASU 2024-03.

F-43

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of September 30, 2024 and December 31, 2023, the prepaid expenses and other current assets of the Company consisted of the following:

	September 30, 2024	December 31, 2023
Prepaid research and development	$106,138	$46,320
Prepaid value-added taxes	245,972	243,429
Prepaid insurance	249,048	149,559
Prepaid other	99,061	62,036
Deferred offering costs (see Note 7)	508,599	567,603
Franchise tax receivable	17,758	79,258
R&D tax incentive receivable	—	145,349
Total prepaid expenses and other current assets	$1,226,576	$1,293,554

NOTE 4. INTANGIBLE ASSETS

As of September 30, 2024, the Company’s intangible assets consisted of:

Definite lived intangible assets
Balance at January 1, 2024	$210,932
Amortization	(126,564)
Balance at September 30, 2024	$84,368

For identified definite lived intangible assets, there was no impairment expense during the three and nine months ended September 30, 2024 and 2023. For identified definite lived intangible assets, amortization expense amounted to $42,188 and $42,191 during the three months ended September 30, 2024 and 2023, respectively and $126,564 and $126,566 during each of the nine months ended September 30, 2024 and 2023, respectively.

F-44

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following assets which are located in Calgary, Canada, with all amounts converted into U.S. dollars:

	September 30, 2024	December 31, 2023
Lab equipment	$819,784	$836,709
Computer equipment and leasehold improvements	27,804	28,379
Less: Accumulated depreciation	(479,899)	(357,711)
Property and equipment, net of accumulated depreciation	$367,689	$507,377

Depreciation expense was $42,626 and $44,105 for the three months ended September 30, 2024 and 2023, respectively and $128,438 and $132,734 for the nine months ended September 30, 2024 and 2023, respectively.

NOTE 6. ACCRUED LIABILITIES

As of September 30, 2024 and December 31, 2023, the accrued liabilities of the Company consisted of the following:

	September 30, 2024	December 31, 2023
Product development	$112,346	$139,981
Accrued salaries, wages, and bonuses	8,736	8,889
Professional fees	114,068	584,810
Accrued restructuring costs (see Note 9)	—	301,645
Accrued franchise taxes	—	22,318
Patent costs	18,000	18,000
Total accrued expenses	$253,150	$1,075,643

F-45

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. SHARE CAPITAL AND OTHER EQUITY INSTRUMENTS

Equity Distribution Agreement

On September 1, 2023, the Company entered into the Equity Distribution Agreement (the “Distribution Agreement”), with Canaccord Genuity LLC (“Canaccord”), pursuant to which the Company may offer and sell from time to time, through Canaccord as sales agent and/or principal, shares of common stock of the Company, par value $0.01 per share having an aggregate offering price of up to $10.0 million. Due to the offering limitations applicable to the Company and in accordance with the terms of the Distribution Agreement, the Company may offer Common Stock having an aggregate gross sales price of up to $2,392,514 pursuant to the prospectus supplement dated September 1, 2023 (the “Prospectus Supplement”). Subject to the terms and conditions of the Distribution Agreement, Canaccord may sell the Common Stock by any method permitted by law deemed to be an “at-the-market offering”. The Company will pay Canaccord a commission equal to 3.0% of the gross sales price of the Common Stock sold through Canaccord under the Distribution Agreement and has also agreed to reimburse Canaccord for certain expenses. The Company may also sell Common Stock to Canaccord as principal for Canaccord’s own account at a price agreed upon at the time of sale. Any sale of Common Stock to Canaccord as principal would be pursuant to the terms of a separate terms agreement between the Company and Canaccord.

During the nine months ended September 30, 2024, the Company issued 111,200 shares of common stock for gross proceeds of $2,392,502 under the Distribution Agreement, and charged offering costs of $583,713 to additional paid in capital on the unaudited condensed consolidated balance sheet. As of September 30, 2024 and December 31, 2023, there were deferred offering costs related to the Distribution Agreement of $0 and $171,944, respectively. As of September 30, 2024, there is $0 available under the Distribution Agreement.

On December 28, 2023, the Company entered into warrant exercise inducement offer letters (the “Inducement Letters”) with certain holders (the “Holders”) of the February 2022 Post-Modification Warrants and RD and PIPE preferred investment options to purchase shares of the Company’s common stock (the “Existing Warrants and Investment Options”) pursuant to which the Holders agreed to exercise for cash their Existing Warrants and Investment Options to purchase 74,800 shares of the Company’s common stock, in the aggregate, at a reduced exercised price of $20.55 per share (from an original exercise price of $116.70 per share), in exchange for the Company’s agreement to issue new warrants (the “Inducement Warrants”) to purchase up to 149,600 shares of the Company’s common stock (the “Inducement Warrant Shares”), and the Holders to make a cash payment of $1.88 per Inducement Warrant share for total proceeds of $280,500. In January 2024, the Company received aggregate gross proceeds of $1,817,640 from the exercise of the Existing Warrants and Investment Options by the Holders and the sale of the Inducement Warrants. Because the Existing Warrants and Investment Options by the Holders and the sale of the Inducement Warrants that exercised on December 28, 2023 and unsettled until January 2024, the proceeds are included in the condensed consolidated balance sheet as a subscription receivable as of December 31, 2023. As of December 31, 2023, 27,867 shares of the Existing Warrants and Investment Options exercised were considered issued as the Company had the enforceable right to the obtain the cash proceeds, which were in-transit, and the Holders were no longer able to rescind the exercise election. Due to the beneficial ownership limitation provisions, 46,934 shares of the Existing Warrants and Investment Options exercised were initially unissued and held in abeyance for the benefit of the Holder until notice is received from the Holder that the shares may be issued in compliance with such limitation. During the nine months ended September 30, 2024, the Company issued all 46,934 shares of common stock of the 46,934 shares of Existing Warrants and Investment Options exercised that were held in abeyance due to the beneficial ownership limitation provisions.

On December 28, 2023, the Company entered into warrant exercise inducement offer letters (the “Inducement Letters”) with certain holders of warrants and preferred investment options. The Inducement Letters prohibit the Company from entering into any variable rate transaction as defined in the Inducement Letters, including the issuance of (1) any variable priced debt or equity securities or (2) transactions whereby the Company may issue securities at a future determined price, such as through an at-the-market offering or an equity line of credit. The variable rate transaction restriction would have expired after six-months from the closing date of December 28, 2023 for the Inducement Letters for an issuance through an at-the-market offering, and one-year for the remaining variable rate transactions, however the restriction was waived for the at-the-market offering on March 8, 2024 and the equity line on May 3, 2024.

On March 8, 2024, the Company entered into a series of common stock purchase agreements for the issuance in a registered direct offering of 15,246 shares of the Company’s common stock to the Holders of the Inducement Warrants. The issuance was made in exchange for the permanent and irrevocable waiver of the variable rate transaction limitation solely with respect to the entry into and/or issuance of shares of common stock in an at the market offering contained in the Inducement Letters. The fair value of the shares issued for consideration of waiving the variable rate transaction limitation was $322,453 and was charged to additional paid in capital, as it is direct and incremental to the Distribution Agreement, on the unaudited condensed consolidated balance sheet as an offering cost related to the Distribution Agreement.

F-46

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Lincoln Park Equity Line

On November 3, 2023, the Company entered into a Purchase Agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park has committed to purchase up to $10.0 million of the Company’s common stock subject to certain limitations and satisfaction of the conditions set forth in the Purchase Agreement.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $10.0 million of the Company’s Common Stock (the “Purchase Shares”). However, such sales of Common Stock by the Company, if any, will be subject to important limitations set forth in the Purchase Agreement, including limitations on number of shares that may be sold. Sales may occur from time to time, at the Company’s sole discretion, over the 24-month period commencing on the date that the conditions to Lincoln Park’s purchase obligation set forth in the Purchase Agreement are satisfied, including that a registration statement on Form S-1 covering the resale of the shares of the Company’s Common Stock that have been and may be issued to Lincoln Park under the Purchase Agreement, which the Company has filed with the SEC pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC. As required under the Purchase Agreement, the Company registered a resale of 76,032 shares of our common stock, plus the 9,294 commitment shares, by Lincoln Park on a registration statement on Form S-1 dated November 8, 2023, which was declared effective by the SEC on December 5, 2023. As of July 30, 2024, there were no remaining shares available to be issued in connection with this registration statement. On September 4, 2024, the Company filed an amended Form S-1, which was declared effective by the SEC on September 11, 2024. The amended Form S-1 registered an additional 326,667 shares of common stock that are available to be issued to Lincoln Park in connection with this agreement.

Because the purchase price per share to be paid by Lincoln Park for the shares of Common Stock that the Company may elect to sell to Lincoln Park under the Purchase Agreement, if any, will fluctuate based on the market prices of the Company’s Common Stock at the time the Company elects to sell shares to Lincoln Park pursuant to the Purchase Agreement, if any, it is not possible for us to predict the number of shares of Common Stock that the Company will sell to Lincoln Park under the Purchase Agreement, the purchase price per share that Lincoln Park will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that the Company will receive from those purchases by Lincoln Park under the Purchase Agreement.

On May 3, 2024, the Company entered into a series of common stock purchase agreements for the issuance in a registered direct offering of an aggregate of 30,534 shares of the Company’s common stock, to certain institutional investors. The issuance was made in exchange for the permanent and irrevocable waiver of the variable rate transaction limitation with respect to any existing or future agreement by the Company to effect any issuance of shares and issue such shares thereunder, as contained in those certain Inducement Offer Letters, dated December 28, 2023, between the Company and those certain institutional investors. The Company will not receive any net proceeds in connection with the offering. The fair value of the shares issued for consideration of waiving the variable rate transaction limitation was $448,840 and was recorded as deferred offering costs, as direct and incremental to the Purchase Agreement, within prepaid expenses and other current assets on the unaudited condensed consolidated balance sheet related to the Purchase Agreement.

The common stock purchase agreements contain customary representations and warranties and certain indemnification obligations of the Company. The common stock purchase agreements also restrict the Company from issuing, entering into any agreement to issue, or announcing the issuance of the Company’s common stock from the date of the common stock purchase agreements until the earlier of 30 days after entering into the agreements or at such time as one million (1,000,000) shares of the Company’s common stock have traded in the open market. The closing of the issuance of the Shares pursuant to the common stock purchase agreements closed on May 3, 2024.

During the three and nine months ended September 30, 2024, the Company had issued 72,699 and 81,033 shares of common stock, respectively, through the Purchase Agreement for gross cash proceeds of $517,836 and $600,686, respectively. During the three and nine months ended September 30, 2024, the Company charged offering costs of $290,029 and $372,879, respectively, to additional paid in capital on the unaudited condensed consolidated balance sheet. As of September 30, 2024 and December 31, 2023, the Company has capitalized deferred offering costs of $508,599 and $395,660, respectively. As of September 30, 2024, there were 321,667 shares available to be issued in connection with the Purchase Agreement.

F-47

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Stock Options

Amendment to 2020 Long-Term Incentive Plan

On November 2, 2023, the stockholders approved the amendments to the 2020 Long-Term Incentive Plan, which was approved by the Board on August 8, 2023 (the “Amended Incentive Plan”). The Amended Incentive Plan (i) increased the number of authorized shares reserved for issuance under the Amended Incentive Plan to a maximum of 23,334, subject to equitable adjustment, and (ii) removed the Evergreen Provision implemented in the Plan Amendment. During the first quarter of 2024, the Board approved an equitable adjustment to increase the number of shares available under the Plan by 8,986 shares. As of September 30, 2024, the total number of shares available for grant under the Incentive Plan was 418.

A summary of the stock option activity under the Company’s incentive plan for the nine months ended September 30, 2024 is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2023	2,022	$857.55	$1,158.30	3.4	$—
Granted	—	$—	$—		—
Forfeited	(484)	$590.25	$810.30		—
Outstanding at September 30, 2024	1,538	$941.55	$1,267.65	2.6	$—

Exercisable at September 30, 2024	1,477	$979.50	$1,319.70	2.2	$—

The Company’s stock based compensation expense, recorded within general and administrative expense in the unaudited condensed consolidated statement of operations and comprehensive loss, related to stock options for the three months ended September 30, 2024 and 2023 was $414 and $44,606, respectively.

The Company’s stock-based compensation expense, recorded within general and administrative expense, related to stock options for the nine months ended September 30, 2024 and 2023 was $(5,854) and $147,067, respectively.

As of September 30, 2024, the Company had $2,346 in unamortized stock option expense, which will be recognized over a weighted average period of 1.40 years.

Issuance of Restricted Stock Units

The Company’s activity in restricted stock units was as follows for the nine months ended September 30, 2024:

	Number of shares	Weighted average fair value
Non-vested at December 31, 2023	9,366	$434.55
Granted	16,767	$12.75
Forfeited	(650)	$43.05
Vested	(2,042)	$333.30
Non-vested at September 30, 2024	23,441	$152.55

For the three months ended September 30, 2024 and 2023, the Company recorded $369,200 and $328,253, respectively, in stock-based compensation expense related to restricted stock units, which is a component of both general and administrative and research and development expenses in the unaudited condensed consolidated statement of operations and comprehensive loss. For the nine months ended September 30, 2024 and 2023, the Company recorded $1,096,570 and $1,638,365, respectively, in stock-based compensation expense related to restricted stock units, which is a component of both general and administrative and research and development expenses in the condensed consolidated statement of operations and comprehensive loss. As of September 30, 2024, the Company had unamortized stock-based compensation costs related to restricted stock units of $1,109,526 which will be recognized over a weighted average period of 1.57 years. As of September 30, 2024, 1,369 restricted stock units are vested without shares of common stock being issued, with all of these shares due as of September 30, 2024.

F-48

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the Company’s recognition of stock-based compensation for restricted stock units for the following periods:

	Three Months Ended September		Nine Months Ended September
Stock-based compensation expense for RSUs:	2024	2023	2024	2023
General and administrative	$162,042	$101,607	$476,513	$946,851
Research and development	207,158	226,646	620,057	691,514
Total	$369,200	$328,253	$1,096,570	$1,638,365

Warrants and Preferred Investment Options

The following table summarizes information about shares issuable under warrants outstanding at September 30, 2024:

	Warrant shares outstanding	Weighted average exercise price	Weighted average remaining life	Intrinsic value
Outstanding at December 31, 2023	186,614	$176.85	4.6	$—
Expired	(39)	2,400.00	—	$—
Exercised	(130,267)	20.55	—	$—
Outstanding at September 30, 2024	56,308	$536.70	3.0	$—

Exercisable at September 30, 2024	56,308	$536.70	3.0	$—

The following table summarizes information about investment options outstanding at September 30, 2024:

	Investment options outstanding	Weighted average exercise price	Weighted average remaining life	Intrinsic value
Outstanding at December 31, 2023	4,667	$150.00	4.1	$—
Outstanding at September 30, 2024	4,667	$150.00	2.9	$—

Exercisable at September 30, 2024	4,667	$150.00	2.9	$—

NOTE 8. LICENSING AGREEMENTS

On July 10, 2024, Akos entered into an Exclusive License Agreement (the “License Agreement”) with Aries Science and Technology, LLC, an Ohio limited liability company (“Aries”), pursuant to which Akos granted Aries a license of Akos’s patented radiation dermatitis topical product. The license allows Akos to use the patented formulation to develop pharmaceutical or non-pharmaceutical products for treating radiation dermatitis suitable for administration to humans or animals. The license is exclusive (subject to certain exceptions contained in the License Agreement), worldwide, royalty-bearing, and includes the right to sublicense. Akos is entitled to potential license payments, milestone payments and royalties based on net revenues of the Licensed Product on a licensed product-by-licensed product and country-by-country basis pursuant to the terms of the Agreement. Aries has the option during the license term, to purchase the rights to each licensed product (on a licensed product-by-licensed product basis) in the form of an exclusive (as to the applicable licensed product), fully paid, transferable right and license to the licensed product.

The Company has not earned any revenue related to this agreement as of September 30, 2024.

F-49

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. COMMITMENTS AND CONTINGENCIES

The Company is periodically involved in legal proceedings, legal actions and claims arising in the normal course of business. Management believes that the outcome of such legal proceedings, legal actions and claims will not have a significant adverse effect on the Company’s financial position, results of operations or cash flows.

Australian Subsidiary Research and Development

On March 23, 2023, the Company issued a press release announcing the selection of Australian CRO, Avance Clinical, in preparation for Phase 1 Study of EB-002, the Company’s lead candidate targeting the treatment of anxiety disorders. Under the agreement, Avance Clinical will manage the Phase 1 clinical trial of EB-002 in coordination with the Company’s newly established Australian subsidiary, Enveric Therapeutics Pty, Ltd. The Phase 1 clinical trial is designed as a multi-cohort, dose-ascending study to measure the safety and tolerability of EB-002. EB-002, a next-generation proprietary psilocin prodrug, has been recognized as a New Chemical Entity (NCE) by Australia’s Therapeutic Goods Administration and is currently in preclinical development targeting the treatment of anxiety disorder. The total cost of the Avance Clinical contract is approximately 3,400,000 AUD, which translates to approximately $2,329,000 USD as of September 30, 2024. As of September 30, 2024, the Company has paid 100% of the Avance Clinical contract costs and has $0 recorded as prepaid assets within prepaid and other current assets, accrued $0 recorded as accrued liabilities and $0 as accounts payable on the accompanying condensed consolidated balance sheet. For the three and nine months ended September 30, 2024 and 2023, the Company has expensed $264,385 and $508,774, and $157,117 and $401,284, respectively, in research and development expenses within the accompanying unaudited condensed consolidated statement of operations. As of September 30, 2024, all payments have been made and the project is substantially completed.

According to Australian tax law, the Company is allowed an R&D tax credit that reduces a company’s tax bill in Australia for expenses incurred in R&D subject to certain requirements. The Company’s Australian subsidiary submits R&D tax credit requests annually for research and development expenses incurred. At September 30, 2024 and December 31, 2023, the Company had a research and development tax credit receivable of $0 and $145,349, respectively, for R&D expenses incurred in Australia, included in prepaid and other current assets within the accompanying unaudited condensed consolidated statement of operations. The Company received the amount due in relation to the research and development tax credit during the three months ended September 30, 2024.

Purchase agreement with Prof. Zvi Vogel and Dr. Ilana Nathan

On December 26, 2017, Jay Pharma entered into a purchase agreement with Prof. Zvi Vogel and Dr. Ilana Nathan (the “Vogel-Nathan Purchase Agreement”), pursuant to which Jay Pharma was assigned ownership rights to certain patents, which were filed and unissued as of the date of the Vogel-Nathan Purchase Agreement. The patent portfolio acquired and developed under the Vogel-Nathan Purchase Agreement was sold to undisclosed buyers for an amount not material to these financials in the first quarter of 2024. No additional financial or other obligations exist regarding the Vogel-Nathan Purchase Agreement.

Other Consulting and Vendor Agreements

The Company has entered into a number of agreements and work orders for future consulting, clinical trial support, and testing services, with terms ranging between one and 12 months. These agreements, in aggregate, commit the Company to approximately $0.1 million in future cash payments, inclusive of amounts in accounts payable.

Reduction in Force/Restructuring

In May 2023, the Company entered into a cost reduction plan, including a reduction in force (“RIF”) of approximately 35% of its full-time employees to streamline its operations and conserve cash resources. Additionally, contracts with seven consultants that were focused on the Akos cannabinoid spin-out were terminated. The plan included a focus on progressing the Company’s existing non-cannabinoid pipeline while reducing the rate of spend and managing cash flow. In June 2023, the Company completed the reduction in force, with such severance expenses recorded in general and administrative accounts.

In June 2023, the Company entered into a separation agreement with Avani Kanubaddi, the Company’s President and Chief Operating Officer (the “Kanubaddi Separation Agreement”). In accordance with the Kanubaddi Separation Agreement, Mr. Kanubaddi received salary and benefits that is paid out in twelve monthly installments beginning in July 2023, was eligible for his 2023 performance bonus, which was not achieved, and any outstanding restricted stock units retained their vesting conditions.

F-50

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the Reduction in Force/Restructuring activity and ending balance at September 30, 2024 for the remaining severance payments included in accrued expenses in the consolidated balance sheet:

Accrued Restructuring Costs
January 1, 2024 beginning balance	$301,645
Restructuring costs paid	(301,645)
September 30, 2024 ending balance	$—

NOTE 10. SUBSEQUENT EVENTS

Subsequent to September 30, 2024, the Company issued 63,334 shares of common stock through the Purchase Agreement with Lincoln Park for gross cash proceeds of $405,820. As of November 12, 2024, there are 258,334 remaining registered shares available to be issued in connection with this agreement.

On October 9, 2024, the Company granted 25,776 restricted stock units to its officers and certain employees, which fully vest on October 9, 2028 and 14,586 restricted stock awards to its non-employee directors, which fully vest on December 31, 2024.

Effective October 9, 2024, the Board approved an equitable adjustment to increase the number of shares available under the Incentive Plan by 64,402 shares, which increased the total number of authorized shares under the Incentive Plan to 96,721 shares.

On November 7, 2024, the Company entered into an Out-Licensing Agreement (the “Agreement”) with MycoMedica Life Sciences, PBC, a Delaware public benefit corporation (“MycoMedica”), pursuant to which the Company will out-license EB-002 and its EVM201 series to MycoMedica for further development and sales of the product in treatment of neuropsychiatric disorders. MycoMedica will receive an exclusive, global license to the formulations, drugs, method of use, and medical devices developed by Enveric to utilize the compound. As part of the Agreement, the Company will receive modest upfront payments, and if certain conditions are met, will receive development and sales milestone payments of up to $62 million and tiered single-digit royalties based on future sales. MycoMedica has the option during the license term to buyout its milestone and royalty payment obligations at a predetermined amount depending upon the stage of product development and commercialization at the time of the buyout. Further, MycoMedica has the right to purchase the licensed patents at a nominal amount upon a change of control of the Company, although doing so does not relieve MycoMedica of any of its payment obligations.

The Company completed a 1-for-15 Reverse Stock Split on January 27, 2025, which began trading on a split-adjusted basis on January 29, 2025. The Reverse Stock Split reduced the number of shares of the Company’s common stock that were issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split. The number of shares of the Company’s authorized common stock was not affected by the Reverse Stock Split and the par value of the Company’s common stock remained unchanged at $0.01 per share. No fractional shares were issued in connection with the Reverse Stock Split.

F-51

Enveric Biosciences, Inc.

Up to 1,204,819 Shares of Common Stock

Up to 1,204,819 Series A Warrants to Purchase Up to 1,204,819 Shares of Common Stock

Up to 1,204,819 Series B Warrants to Purchase Up to 1,204,819 Shares of Common Stock

Up to 1,204,819 Pre-Funded Warrants to Purchase Up to 1,204,819 Shares of Common Stock

Up to 3,614,457 Shares of Common Stock Underlying the Series A Warrants, Series B Warrants and Pre-Funded Warrants

Up to 84,337 Placement Agent Warrants to Purchase Up to 84,337 Shares of Common Stock

Up to 84,337 Shares of Common Stock underlying the Placement Agent Warrants

PROSPECTUS

H.C. Wainwright & Co.

__________________, 2025

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Enveric Biosciences, Inc. (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”), other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

The following expenses will be borne solely by the Registrant:

Amount to be Paid
SEC Registration fee	$2,363.50
FINRA filing fee	2,065.63
Printing and engraving expenses	5,000.00
Legal fees and expenses	100,000
Accounting fees and expenses	55,000
Transfer Agent’s fees	5,000.00
Miscellaneous fees and expenses	5,000.00
Total	$174,429.13

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our certificate of incorporation and bylaws, provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

II-1

Our certificate of incorporation, includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Enveric has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On July 22, 2022, in connection with a registered direct securities offering of common stock and pre-funded warrants, we sold unregistered preferred investment options (the “RD Preferred Investment Options”) to purchase up to 25,000 shares of common stock (the “RD Offering”). Concurrently with the RD Offering, the Company entered into a securities purchase agreement (the “PIPE Securities Purchase Agreement”) with institutional investors for the purchase and sale of 7,734 shares of common stock, pre-funded warrants to purchase up to 33,933 shares of common stock (the “PIPE Pre-Funded Warrants”), and preferred investment options (the “PIPE Preferred Investment Options”) to purchase up to 41,667 shares of the common stock in a private placement (the “PIPE”). The RD offering and PIPE closed on July 26, 2022, with aggregate gross proceeds of approximately $8 million. The aggregate net proceeds from the offerings, after deducting the placement agent fees and other estimated offering expenses, were approximately $7.1 million. H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the RD Offering and the PIPE. Upon closing of the offerings, the Company issued Wainwright preferred investment options to purchase 4,667 shares of common stock (the “Wainwright Warrants”). The RD Preferred Investment Options, the PIPE Pre-Funded Warrants, the PIPE Preferred Investment Options, and the Wainwright Warrants and the shares underlying each of them were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

On November 3, 2023, we completed a private placement to Lincoln Park pursuant to which we have the right to sell to Lincoln Park up to $10.0 million in shares of common stock, subject to certain limitations, from time to time beginning on the Effective Date until the Maturity Date. As of January 24, 2025, we have issued 168,659 shares, including 9,294 commitment shares, to Lincoln Park as consideration for its commitment to purchase our shares under the Purchase Agreement, for total proceeds of $1,083,706. In the Purchase Agreement, Lincoln Park represented to us, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities were and will be sold by us under the Purchase Agreement in reliance upon an exemption from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act.

On October 9, 2024, the Board approved a grant of an aggregate of 25,776 restricted stock units to certain executive officers and employees of the Company for performance of their services, and an aggregate of 14,586 shares of restricted stock to non-employee directors of the Company for performance of their services on the Board. Except for certain employees of the Company who received restricted stock units, each other recipient was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities were issued by us in reliance upon an exemption from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act.

II-2

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit No.	Description

2.1	Share Purchase Agreement, dated January 10, 2020, by and between AMERI Holdings, Inc. and Ameri100, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 13, 2020)
2.2	Tender Offer Support Agreement and Termination of Amalgamation Agreement, dated August 12, 2020, by and among AMERI Holdings, Inc., Jay Pharma Merger Sub, Inc., Jay Pharma Inc., 1236567 B.C. Unlimited Liability Company and Barry Kostiner, as the Ameri representative (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on August 12, 2020)
2.3	Amendment No. 1 To Tender Offer Support Agreement and Termination of Amalgamation Agreement, dated December 18, 2020, by and among Ameri, Jay Pharma Merger Sub, Inc., Jay Pharma Inc., 1236567 B.C. Unlimited Liability Company and Barry Kostiner, as the Ameri representative (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on December 18, 2020)
2.4	Amalgamation Agreement, dated May 24, 2021, by and among Enveric Biosciences, Inc., 1306432 B.C. LTD., 1306436 B.C. LTD., and MagicMed Industries, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 24, 2021)
3.1	Amended and Restated Certificate of Incorporation of Enveric Biosciences, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 6, 2021)
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Enveric Biosciences, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on January 6, 2021)
3.3	Certificate of Designations of Series B Preferred Stock of Enveric Biosciences, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the Commission on January 6, 2021)
3.4	Amended and Restated Bylaws of Enveric Biosciences, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K, filed with the Commission on January 6, 2021)
3.5	Amendment to the Amended and Restated Bylaws of Enveric Biosciences, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 18, 2021)
3.6	Certificate of Designation of the Series C Preferred Stock of the Company, dated May 4, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on May 4, 2022, File No. 000-26460)
3.7	Certificate of Amendment of Certificate of Designation of the Series C Preferred Stock of the Company, dated May 17, 2022 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on May 17, 2022, File No. 000 26460)
3.8	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Enveric Biosciences, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on July 14, 2022)
3.9

Certificate of Amendment of Amended and Restated Certificate of Incorporation of Enveric Biosciences, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 21, 2025)

4.1	Description of Securities (incorporated by reference to Exhibit 4.1 of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2023)
4.2	Form of Pre-Funded Warrant (issued in connection with January 2021 Registered Direct Offering) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 12, 2021)
4.3	Form of Warrant (issued in connection with January 2021 Registered Direct Offering) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Commission on January 12, 2021)
4.4	Form of Warrant (issued in connection with February 2021 Registered Direct Offering) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 11, 2021)
4.5	Form of Series B Warrant (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed with the Commission on April 1, 2021)
4.6	Form of MagicMed Warrant Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2021)
4.7	Form of Common Stock Purchase Warrant (in connection with February 2022 Offering) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 15, 2022)

II-3

4.8	Form of RD Pre-Funded Warrant (in connection with July 2022 Offering) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on July 26, 2022)
4.9	Form of PIPE Pre-Funded Warrant (in connection with July 2022 Offering) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Commission on July 26, 2022)
4.10	Form of RD Preferred Investment Option (in connection with July 2022 Offering) (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the Commission on July 26, 2022)
4.11	Form of PIPE Preferred Investment Option (in connection with July 2022 Offering) (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K, filed with the Commission on July 26, 2022)
4.12	Form of Wainwright Warrant (in connection with July 2022 Offering) (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K, filed with the Commission on July 26, 2022)
4.13	Form of Inducement Warrant (in connection with December 2023 Offering) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on December 29, 2023)
4.14*	Form of Pre-Funded Warrant offered hereby
4.15*	Form of Series A Warrant offered hereby
4.16*	Form of Series B Warrant offered hereby
4.17*	Form of Placement Agent Warrant
5.1*	Opinion of Dickinson Wright PLLC
10.1#	Employment Agreement between Kevin Coveney and the Company, effective March 13, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 28, 2023)
10.2	Form of Securities Purchase Agreement (entered into in connection with the May 5, 2022 Private Placement) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 11, 2022)
10.3	Certificate of the Designations, Preferences and Rights of Akos Series A Convertible Preferred Stock (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Commission on May 11, 2022)
10.4	Form of Registration Rights Agreement (entered into in connection with the May 5, 2022 Private Placement) (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Commission on May 11, 2022)
10.5	Form of Warrant (entered into in connection with the May 5, 2022 Private Placement) (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the Commission on May 11, 2022)
10.6	Form of Warrant Amendment (in connection with the July 2022 Offerings) (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the Commission on July 26, 2022)
10.7	First Amendment to the Enveric Biosciences, Inc. 2020 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on July 14, 2022)
10.8	Form of Warrant Amendment (in connection with July 2022 Offering) (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the Commission on July 26, 2022)
10.9	Form of Securities Purchase Agreement (in connection with July 2022 Offering) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on July 26, 2022)
10.10	Form of Securities Purchase Agreement (in connection with July 2022 Offering) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Commission on July 26, 2022)
10.11	Form of Registration Rights Agreement (in connection with July 2022 Offering) (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Commission on July 26, 2022)
10.12	Enveric Biosciences, Inc. 2020 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the Commission on January 6, 2021)
10.13	Form of RSU Award Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the Commission on January 6, 2021)
10.14	Form of Securities Purchase Agreement, dated January 11, 2021, by and among the Company and the purchasers thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 12, 2021)
10.15	Form of Registration Rights Agreement, dated January 11, 2021, by and among the Company and the purchasers thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Commission on January 12, 2021)
10.16	Letter Agreement, dated January 11, 2021, by and between the Company and Alpha Capital Anstalt (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Commission on January 12, 2021)
10.17	Form of Securities Purchase Agreement, dated February 9, 2021, by and among the Company and the purchasers thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 11, 2021)

II-4

10.18	Form of Registration Rights Agreement, dated February 9, 2021, by and among the Company and the purchasers thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Commission on February 11, 2021)
10.19	Exclusive License Agreement, between the Company and Diverse Biotech, Inc., dated March 5, 2021 (incorporated by reference to Exhibit 10.6 the Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 17, 2021)
10.20	Form of Voting and Support Agreement, dated as of May 24, 2021, by and among Enveric Biosciences, Inc. and certain shareholders of MagicMed Industries Inc. named therein (incorporated by reference to Annex B-1 to the Company’s Proxy Statement/Prospectus, filed with the Commission on August 6, 2021)
10.21	Form of Voting Agreement, dated as of May 24, 2021, by and among MagicMed Industries Inc. and certain shareholders of Enveric Biosciences, Inc. named therein (incorporated by reference to Annex B-2 to the Company’s Proxy Statement/Prospectus, filed with the Commission on August 6, 2021)
10.22	Form of Lock-Up Agreement, dated as of May 24, 2021, by and among Enveric Biosciences, Inc. and certain shareholders of MagicMed Industries Inc. named therein (incorporated by reference to Annex C-1 to the Company’s Proxy Statement/Prospectus, filed with the Commission on August 6, 2021)
10.23	Form of Lock-Up/Leak-Out Agreement, dated as of May 24, 2021, by and among Enveric Biosciences, Inc. and certain shareholders of MagicMed Industries Inc. named therein (incorporated by reference to Annex C-2 to the Company’s Proxy Statement/Prospectus, filed with the Commission on August 3, 2021)
10.24#	Employment Agreement between Joseph Tucker and Enveric Biosciences, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2021)
10.25#	Employment Agreement between Peter Facchini and Enveric Biosciences, Inc. (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2021)
10.26#	Employment Agreement between Jillian Hagel and Enveric Biosciences, Inc. (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2021)
10.27	MagicMed Stock Option Plan, as amended September 10, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2021)
10.28	Purchase Agreement, dated November 3, 2023, by and among the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the Commission on November 6, 2023)
10.29	Registration Rights Agreement, dated November 3, 2023, by and among the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed with the Commission on November 6, 2023)
10.30^	Form of Inducement Warrant, dated December 28, 2023, by and among the investors thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on December 29, 2023)
10.31	Form of Common Stock Purchase Agreement, dated March 8, 2024, between Enveric Biosciences, Inc. and the investors set forth therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2024)
10.32	Form of Common Stock Purchase Agreement, dated May 3, 2024, between Enveric Biosciences, Inc. and the investors set forth therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the Commission on May 3, 2024)
10.33*	Form of Securities Purchase Agreement
21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2023)
23.1*	Consent of Dickinson Wright PLLC (included in Exhibit 5.1)
23.2*	Consent of independent registered public accountant – Marcum LLP
24.1**	Power of Attorney (contained in the signature page of this registration statement)
101	Interactive Data File
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)
107	Filing Fee Table

*	Filed herewith.
**	Previously filed.
^	Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.
#	Management contract or compensatory plan or arrangement.

II-5

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Naples, Florida, on January 30, 2025.

ENVERIC BIOSCIENCES, INC. (Registrant)

By:	/s/ Joseph Tucker
Joseph Tucker, Ph. D
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joseph Tucker	Chief Executive Officer and Director
Joseph Tucker, Ph.D.	(Principal Executive Officer)	January 30, 2025

/s/ Kevin Coveney	Chief Financial Officer
Kevin Coveney	(Principal Financial Officer and Principal Accounting Officer)	January 30, 2025

*	Chief Innovation Officer
Peter Facchini, Ph.D.		January 30, 2025

*	Director
George Kegler		January 30, 2025

*	Director
Frank Pasqualone		January 30, 2025

*	Director (Chairman)
Michael Webb		January 30, 2025

*	Director
Marcus Schabacker, M.D., Ph.D.		January 30, 2025

*	Director
Sheila DeWitt, Ph.D.		January 30, 2025

*By: /s/ Joseph Tucker
Joseph Tucker, Ph.D
Attorney-in-fact

II-7